UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Telephone and Data Systems, Inc.
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TELEPHONE AND DATA SYSTEMS, INC. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602 Phone: (312) 630-1900
April 7, 2021

Dear Shareholders
You are cordially invited to virtually attend the 2021 annual meeting of shareholders (2021 Annual Meeting) of Telephone and Data Systems, Inc. (TDS) on Thursday, May 20, 2021, at 9:00 a.m., central time.
The formal Notice of the 2021 Annual Meeting of Shareholders and Proxy Statement (2021 Proxy Statement) of our board of directors is attached. Also enclosed is our 2020 Annual Report to Shareholders (2020 Annual Report). At our 2021 Annual Meeting, shareholders are being asked to take the following actions:
1.     elect the director nominees named in the attached 2021 Proxy Statement;
2.     ratify the selection of independent registered public accountant for the current fiscal year;
3.     approve, on an advisory basis, the compensation of our named executive officers as disclosed in the attached 2021 Proxy Statement (commonly known as "Say-on-Pay"); and
4.     consider a proposal submitted by a shareholder.
Your board of directors recommends a vote "FOR" its nominees for election as directors, "FOR" the proposal to ratify accountants, "FOR" approval of the Say-on-Pay proposal, and "AGAINST" the proposal submitted by a shareholder.
Due to the public health impact of the coronavirus (COVID-19) pandemic and the importance of safeguarding the health of all TDS stakeholders, the annual meeting will be held in a virtual format only. You will not be able to attend the annual meeting physically. Shareholders, as of the close of business on March 24, 2021 (the “Record Date”), or those who hold a legal proxy for the meeting provided by their broker, bank or other nominee, will be entitled to ask questions at the Annual Meeting.
We would like to have as many shareholders as possible represented at the 2021 Annual Meeting. Therefore, whether or not you plan to virtually attend the meeting, please sign, date and return the enclosed proxy card(s), or vote on the Internet in accordance with the instructions set forth on the proxy card(s).

Very truly yours,

LeRoy T. Carlson, Jr.	Walter C. D. Carlson
President and Chief Executive Officer	Chairman of the Board

Dear Shareholders,
The challenges of 2020 underscored the essential services that TDS — and our industry — provide. Our responses to changes caused by the pandemic showcased the strength of our networks and the resilience of our talented associates as they navigated the year and continued to provide outstanding communications services to our customers. The health and safety of our associates and customers was, and still is, our top priority. Our long-term strategy of aggressively investing in our businesses showed results in 2020, and we are continuing this investment strategy throughout the TDS Family of Businesses, to bring our customers even higher-quality wireless and broadband services, which will position the company for long-term growth and sustainability.
UScellular
In 2020, UScellular welcomed new CEO Laurent (“LT”) Therivel, who has seamlessly transitioned to his role with the invaluable assistance of Ken Meyers, who retired in September. We thank Ken for his significant contributions to the TDS Family of Companies over many decades. LT has developed dynamic and innovative strategies to strengthen UScellular’s growth and financial performance. Like our peers in the wireless industry, UScellular felt the effects of the pandemic with a massive increase in demand for data on our network and significant declines in store traffic. UScellular successfully kept churn low throughout the year, acquired new subscribers, maintained a strong conversion rate, and produced good financial results. This provides a solid launch point for UScellular to pivot, in 2021, to a year focused on growth.
In 2021, UScellular continues significant investments in our network to ensure we are providing high-quality connections in all our markets, especially those underserved by other carriers. We are continuing our network modernization programs to increase capacity and speeds to deploy 5G. Our primary focus in 5G is to identify use cases that meet the needs of our customers, generate revenue, and reduce costs. We are pursuing opportunities to grow market share through lifecycle management and personalized sales and retention approaches. UScellular has adopted a regional model to further enable a community by community go-to-market approach and drive a deeper focus on our customers. In the B2B space, UScellular is placing an emphasis on new distribution opportunities and ramping up sales efforts.
TDS Telecom
2020 was transformational for TDS Telecom, resulting in one of the most successful years in our history. The seismic shift to remote working and learning highlighted the importance of high-speed broadband in the home. Demand for increased home broadband data speeds and continued popularity of bundled video products, led to higher average revenue per user. TDS Telecom expanded its deployment of fiber technology into new markets. We significantly grew our Cable segment, including broadband connections from our year end 2019 acquisition of cable company, Continuum.
TDS Telecom’s strategic imperatives for 2021 are focused on investments to further transform our product offerings and drive growth. TDS Telecom will continue to increase our fiber footprint outside and inside of our current markets. Our goal is to double our annual fiber growth from the previous year and to deliver 150,000 marketable new fiber service addresses across out-of-territory, in-territory fiber deeper and rural state broadband grant supported areas. TDS Telecom is focused on operating lean to raise margins to support significant operational and capital investments. Increasing broadband market share in our cable markets continues as a top priority. We are looking for cable acquisitions with little fiber competition and attractive growth potential.
OneNeck IT Solutions
OneNeck IT Solutions enhanced its performance in 2020. Process improvements and customer experience initiatives helped drive higher customer satisfaction. Growth in strategic services such as ReliaCloud and Professional Services, along with improvements in cost structure contributed to improvements in operating margin. OneNeck is building upon these accomplishments in 2021 and looking to drive strong business results and widen its customer base.
Creating long-term shareholder value
At TDS, we seek to maintain a financially sound foundation for the enterprise so that each of our businesses can take advantage of growth opportunities to enhance their competitive positions and long-term returns.
We continue to return value to our shareholders, primarily through our cash dividends, which have increased every year for the past 47 years.

LeRoy T. Carlson, Jr.	Walter C. D. Carlson
President and Chief Executive Officer	Chairman of the Board

2021 Proxy Statement Summary

Annual Meeting Information
Time and Date	May 20, 2021 at 9:00 a.m. central time
Place	Virtual format only
Record Date	March 24, 2021
Webcast	investors.tdsinc.com
Strong Corporate Governance Practices
•Annual election of all directors
•Directors, officers and certain other employees prohibited from pledging or hedging shares
•Charter and bylaws can be amended by a simple majority vote
•The positions of Chairman of the Board and President/Chief Executive Officer are separate
•Guidelines recommending that TDS Directors serve on no more than three other public company boards
•Succession planning sessions are held at least annually
•Cybersecurity oversight by the full Board of Directors, the Audit Committee and the Technology Advisory Group
•Stock ownership requirements of three times annual retainer for board members
•Annual self-assessment of board and its committees
Committee Practices
•TDS has an entirely independent Compensation Committee even though, as a controlled company, TDS is not required to do so
•In order to further tie pay to performance, the Compensation Committee began issuing performance-based shares in 2016
•TDS has a Corporate Governance and Nominating Committee (CGNC) even though, as a controlled company, TDS is not required to do so. The CGNC operates in a manner that is intended to reflect good corporate governance and other best practices
Shareholder Engagement
TDS has an open-door policy for its shareholders to meet with management. Our goal is ongoing engagement and we value the views and opinions of our shareholders.
Board Refreshment
TDS believes that new perspectives can be important to a well-run Board. At the same time, it is equally important to benefit from the valuable experience that longer-serving Directors bring to the Boardroom. Since 2016, TDS has added 4 new Board members. This has served to add diversity and reduce the average tenure of the Board from 19 years to 17 years and the average of tenure of the independent Board members from 17 years to 12 years.
Environmental, Social and Governance (ESG)
In 2020, TDS added a new sustainability section to its corporate website, evidence of the Board of Directors' commitment to disclosing information related to the Company's ESG initiatives. The website also contains TDS' first Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) ESG reporting under the frameworks.

Proposal 1—Director Nominees
Our Board of Directors has nominated 12 directors for election at the 2021 Annual Meeting (Proposal Item No. 1) beginning on page 6.
Each of the nominees brings a broad range of experiences and skills to provide effective oversight of the Board. See biographies on pages 7-12. The board of directors unanimously recommends that you vote "FOR" the nominees.
i

Our 2021 Director Nominees

				Committee Memberships
Name	Since	Age	Independent	AC	CC	CGNC	TAG
James W. Butman** President and CEO, TDS Telecommunications LLC (TDS Telecom), a wholly-owned subsidiary of TDS	2018	63
LeRoy T. Carlson, Jr.** President and CEO, TDS	1968	74				x	Chair
Letitia G. Carlson, MD** Physician and Associate Clinical Professor at George Washington University Medical Faculty Associates	1996	60
Prudence E. Carlson** Private Investor	2008	69
Walter C. D. Carlson** Partner at Sidley Austin LLP	1981	67				Chair
Clarence A. Davis* Former Director and CEO of Nestor, Inc.	2009	79	x	x	x
Kimberly D. Dixon** Executive Vice President and Chief Operating Officer at FedEx Office	2017	58	x		x		x
Christopher D. O'Leary** Senior Advisor, Twin Ridge Capital Management	2006	61	x	x	Chair		x
George W. Off* Former Chairman and CEO of Checkpoint Systems, Inc.	1997	74	x	Chair		x	x
Wade Oosterman* President, Bell Media and Vice Chair, BCE & Bell	2019	60	x	x	x
Gary L. Sugarman* Managing member-Richfield Capital Partners	2009	68	x		x
Laurent C. Therivel** President and CEO of United States Cellular Corp., a 82%-owned subsidiary of TDS	2020	46
* To be elected by Common Shares
** To be elected by Series A Common Shares

TDS believes a well-balanced board is composed of a mix of ages, diversity and tenure.

Proposal 2—Independent Public Accountant
As a matter of good corporate governance and consistent with our past practices, we are requesting shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The board of directors and Audit Committee unanimously recommends that you vote "FOR" this proposal.

Proposal 3—Approve, on an advisory basis, the compensation of named executive officers ("Say on Pay")
Executive Compensation Programs
Our executive compensation programs are designed to attract and retain high-quality executives. We believe that our compensation practices are transparent and reflect our commitment to align compensation with our business strategy and our short- and long-term performance.
Pay for Performance
Performance Share awards are an important part of our long-term equity mix. Return on Capital, Total Revenue and Relative Total Shareholder Return are measured over a three year performance period with a target opportunity in TDS Common shares equal to 0% to 200% based on performance.

Compensation Beliefs
•Compensation should be attractive and fiscally responsible
•Compensation is a mix of salary, cash bonuses and equity-based long-term incentive awards
•Link individual compensation with attainment of business unit and individual performance goals
•Compensation programs designed to motivate executive officers to act in the long-term interests of TDS
•Compensation Committee utilizes services of both an independent compensation consultant (Compensation Strategies) and TDS' compensation consultant (Willis Towers Watson)
•Few perquisites
The board of directors unanimously recommends that you vote "FOR" this proposal.

Proposal 4—Shareholder Proposal
As required by the rules of the SEC, the 2021 Proxy Statement includes a proposal submitted by a shareholder of TDS calling for the board of directors to take steps to adopt a plan for all of TDS' outstanding stock to have one vote per share. The board of directors unanimously recommends that you vote "AGAINST" this proposal.
Communicating with Board of Directors
Any interested party with germane matters can communicate with an individual director or the full Board of Directors by contacting TDS' Corporate Secretary.
Contacting TDS
Corporate Secretary, Telephone and Data Systems, Inc. 30 N. LaSalle Street, Suite 4000, Chicago, IL 60602.
Governance Documents
Governance documents, such as the Corporate Governance Guidelines, the Board Committee Charters, and the Officer & Director Code of Conduct can be found in the Corporate Governance section of investors.tdsinc.com.
These documents are also available at no cost by writing the Corporate Secretary.

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS AND 2021 PROXY STATEMENT
TO THE SHAREHOLDERS OF
TELEPHONE AND DATA SYSTEMS, INC.
The 2021 Annual Meeting of Telephone and Data Systems, Inc., a Delaware corporation, will be held in a virtual format only on Thursday, May 20, 2021, at 9:00 a.m., central time, for the following purposes:
1.     To elect the director nominees named in this proxy statement.
2.     To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2021.
3.     To approve, on an advisory basis, the compensation of our named executive officers as disclosed herein (commonly known as "Say-on-Pay").
4.     If properly presented at the 2021 Annual Meeting, to consider and vote upon a proposal submitted by a shareholder of TDS calling for the board of directors to take steps to adopt a plan for all of TDS' outstanding stock to have one vote per share.
5.     To transact such other business as may properly be brought before the meeting or any postponement, adjournment or recess thereof by or at the direction of the TDS board of directors.
Your board of directors recommends a vote "FOR" each of the nominees for election as directors, "FOR" the proposal to ratify accountants, "FOR" approval of the Say-on-Pay proposal, and "AGAINST" the proposal submitted by a shareholder.
We have fixed the close of business on March 24, 2021, as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2021 Annual Meeting or any postponement, adjournment or recess thereof.
We are first sending this Notice of the 2021 Annual Meeting of Shareholders and 2021 Proxy Statement, together with our 2020 Annual Report, on or about April 7, 2021 to all stockholders who are receiving a paper copy of the proxy materials. We made arrangements to commence mailing a Notice of Internet Availability of Proxy Materials on or about April 7, 2021 to other shareholders as discussed below.
Due to the public health impact of the coronavirus (COVID-19) pandemic and the importance of safeguarding the health of all TDS stakeholders, the annual meeting will be held in a virtual format only. You will not be able to attend the annual meeting physically. Shareholders, as of the close of business on the record date, or those who hold a legal proxy for the meeting provided by their broker, bank or other nominee, will be entitled to ask questions at the Annual Meeting.
You can attend the meeting by accessing www.meetingcenter.io/243340723 and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials and the meeting password, TDS2021. Beneficial owners as of the Record Date will need to obtain a valid proxy from your broker, bank or other agent. Once you have received a valid proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Computershare, at legalproxy@computershare.com and should be labeled “Valid Proxy” in the subject line. Please include proof from your broker, bank or other agent of your valid proxy (e.g., a forwarded email from your broker, bank or other agent with your valid proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by Computershare no later than 5:00 p.m. Eastern Time, on May 17, 2021. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/243340723 and enter your control number and the meeting password, TDS2021.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2021
The following information about the Internet availability of proxy materials is being provided under Rule 14a-16 of the Securities and Exchange Commission ("SEC"):
Effective as of April 7, 2021, the following documents are available at www.tdsinc.com under Investor Relations—Proxy Vote, or at investors.tdsinc.com/proxy/:
1. 2021 Proxy Statement
2. 2020 Annual Report
3. Form of Proxy Card for Holders of Series A Common Stock and Common Stock
4. Notice of Internet Availability of Proxy Materials
Due to the public health impact of the coronavirus (COVID-19) pandemic and the importance of safeguarding the health of all TDS stakeholders, the annual meeting will be held in a virtual format only. You will not be able to attend the annual meeting physically. Shareholders, as of the close of business on the record date, or those who hold a legal proxy for the meeting provided by their broker, bank or other nominee, will be entitled to ask questions at the Annual Meeting.
v

TELEPHONE AND DATA SYSTEMS, INC.
2021 PROXY STATEMENT

QUESTIONS AND ANSWERS
The following are questions and answers relating to the actions being taken at the 2021 Annual Meeting and do not include all of the information that may be important to you. You should carefully read this entire 2021 Proxy Statement and not rely solely on the following questions and answers.
What matters are being presented at the 2021 Annual Meeting?
A summary of the matters being presented and important voting information is provided below:

Voting Matters	Board's Recommendations	Voting Options	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes	Page Reference
1. Election of Directors • Four director nominees elected by holders of Common Shares • Eight director nominees elected by holders of Series A Common Shares	FOR all nominees	For or Withhold authority to vote for such director nominee	*	No effect	No effect	6
2. Ratify independent registered public accountants	FOR	For, Against, or Abstain	**	Will count as a vote against	N/A	21
3. Approve, on an advisory basis, the compensation of named executive officers ("Say on Pay")	FOR	For, Against, or Abstain	**	Will count as a vote against	No effect	23
4. Proposal submitted by a shareholder	AGAINST	For, Against, or Abstain	**	Will count as a vote against	No effect	63
* Directors will be elected by a plurality of the votes cast by the class or group of shareholders entitled to vote in the election of such directors which are present in person or represented by proxy at the meeting.
** The approval of Proposals 2, 3, and 4 will require the affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or represented by proxy at the meeting.
Proposal 1—Election of Directors
Under TDS' Restated Certificate of Incorporation, as amended, the terms of all incumbent directors will expire at the 2021 Annual Meeting.
Holders of Series A Common Shares, voting as a group, will be entitled to elect eight directors. Your board of directors has nominated the following incumbent directors for election by the holders of Series A Common Shares: James W. Butman, LeRoy T. Carlson, Jr., Letitia G. Carlson, MD, Prudence E. Carlson, Walter C. D. Carlson, Kimberly D. Dixon, Christopher D. O'Leary, and Laurent C. Therivel.
Holders of Common Shares will be entitled to elect four directors. Your board of directors has nominated the following incumbent directors for election by the holders of Common Shares: Clarence A. Davis, George W. Off, Wade Oosterman, and Gary L. Sugarman.
None of the nominees have been nominated pursuant to any agreement or other arrangement. Clarence A. Davis and Gary L. Sugarman were initially nominated in 2009 by GAMCO Asset Management, Inc.
Proposal 2—Ratification of Independent Registered Public Accounting Firm for 2021
As a matter of good corporate governance and consistent with our past practices, shareholders are being asked to ratify PricewaterhouseCoopers LLP ("PwC") for the year ending December 31, 2021.
Proposal 3—Advisory Vote on Executive Compensation or "Say-on-Pay"
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), at the 2021 Annual Meeting, shareholders are being asked to approve, on an advisory basis, the compensation of our named executive officers for 2020.

Proposal 4—Proposal Submitted by a Shareholder
In accordance with SEC rules, this 2021 Proxy Statement includes a proposal submitted by a shareholder of TDS calling for the board of directors to take steps to adopt a plan for all of TDS' outstanding stock to have one vote per share.
What is the record date for the meeting?
The close of business on March 24, 2021 is the record date for the determination of shareholders entitled to notice of, and to vote at, the 2021 Annual Meeting or any postponement, adjournment or recess thereof.
The TDS office is closed due to COVID-19. Shareholders must make arrangements with TDS' Corporate Secretary for personnel to be at TDS, 30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602, and provide the complete list of shareholders entitled to vote. This examination by any shareholder, for any purpose germane to the 2021 Annual Meeting, will only be during normal business hours for a period of at least ten days prior to the 2021 Annual Meeting.
What shares of stock entitle holders to vote at the meeting?
We have the following classes of stock outstanding, each of which entitles holders to vote at the meeting:
•Common Shares;
•Series A Common Shares.
The Common Shares are listed on the New York Stock Exchange ("NYSE") under the symbol "TDS."
There is generally no public trading of the Series A Common Shares on the NYSE or over-the-counter market but the Series A Common Shares are convertible on a share-for-share basis into Common Shares.
What is the voting power of the outstanding shares in the election of directors as the record date?

Class of Stock	Outstanding Shares	Votes per Share	Voting Power	Total Number of Directors Elected by Voting Group and Standing for Election
Series A Common Shares	7,281,162	10	72,811,620	8
Common Shares	107,078,594	1	107,078,594	4
Total Directors				12
The holders of Common Shares will vote separately for four directors while the holders of Series A Common Shares will vote for eight other directors.
Director Voting Sunset Provision
As noted above, holders of Series A Common Shares and Common Shares currently vote for separate directors. However, pursuant to the Restated Charter, if the number of Series A Common Shares issued and outstanding at any time falls below 500,000, because of the conversion of Series A Common Shares into Common Shares or otherwise, the holders of Series A Common Shares would lose the right to vote as a separate class and thereafter the holders of Series A Common Shares, with ten votes per share, and the holders of Common Shares, with one vote per share, would vote as a single class in the election of all directors.
What is the voting power of the outstanding shares in matters other than the election of directors as of the record date?

Class of Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares	7,281,162	10	72,811,620	56.7%
Common Shares	107,078,594	0.518949	55,568,329	43.3%
			128,379,949	100%
Pursuant to the Restated Certificate of Incorporation for TDS (the "Restated Charter"), which effected a reclassification of TDS shares during 2012 (the "Reclassification"), the aggregate voting power of Series A Common Shares and Common Shares in matters other than the election of directors was set at approximately 56.7% and 43.3%, respectively. The initial percentages will be adjusted under certain circumstances, except that the aggregate voting percentage of the Series A Common Shares cannot increase above the initial fixed percentage voting power of approximately 56.7%. The percentage could decrease because of the conversion of Series A Common Shares into Common Shares.

Based on shares outstanding on March 24, 2021, the per share voting power of the Common Shares for the 2021 Annual Meeting is 0.518949 votes per share, calculated pursuant to Section B.9 of Article IV of the Restated Charter. See the Restated Charter which explains how the relative voting percentages are calculated.
Voting Power Sunset Provision
The aggregate voting power of Series A Common Shares in matters other than the election of directors can be adjusted but cannot increase above approximately 56.7%. The percentage could decrease because of the conversion of Series A Common Shares into Common Shares or otherwise. The Restated Charter has a sunset provision for voting in matters other than the election of directors because, if a sufficient number of Series A Common Shares are converted into Common Shares, the voting power of Series A Common Shares could decline below 50%.
How does the TDS Voting Trust intend to vote?
The Voting Trust under Agreement dated June 30, 1989, as amended (the "TDS Voting Trust"), held 6,969,579 Series A Common Shares on the record date, representing approximately 95.7% of the Series A Common Shares. By reason of such holding, the TDS Voting Trust had the voting power to elect all of the directors to be elected by the holders of Series A Common Shares and had approximately 54.3% of the voting power with respect to matters other than the election of directors. The TDS Voting Trust also held 6,259,223 Common Shares on the record date, representing approximately 5.8% of the Common Shares. By reason of such holding, the TDS Voting Trust had approximately 5.8% of the voting power with respect to the election of directors elected by the holders of Common Shares and an additional 2.5% of the voting power in matters other than the election of directors. Accordingly, the TDS Voting Trust had an aggregate of 56.8% of the voting power in matters other than the election of directors.
The TDS Voting Trust has advised us that it intends to vote:
•FOR the board of directors' nominees for election by the holders of Series A Common Shares, and FOR the board of directors' nominees for election by the holders of Common Shares,
•FOR the proposal to ratify the selection of PwC as our independent registered public accounting firm for 2021,
•FOR the Say-on-Pay proposal, and
•AGAINST the shareholder proposal.
How do I vote?
Proxies are being requested from the holders of Common Shares in connection with the election of four directors in Proposal 1 and in connection with Proposals 2, 3, and 4.
Proxies are being requested from the holders of Series A Common Shares in connection with the election of eight directors in Proposal 1 and in connection with Proposals 2, 3, and 4.
Please sign, date and mail your proxy card(s) in the enclosed self-addressed envelope to Proxy Services, c/o Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000, or vote on the Internet using the control/identification number on your proxy card in accordance with the instructions set forth on the proxy card.
If you have not already voted your shares in advance of the meeting, you will be able to vote your shares electronically during the annual meeting by clicking on the “Cast Your Vote” link on the Meeting Center site.
How will proxies be voted?
All properly voted and unrevoked proxies will be voted in the manner directed. If no voting direction is made, a properly submitted proxy will be voted FOR the election of the board of directors' nominees to serve as directors in Proposal 1, FOR Proposal 2, FOR Proposal 3, and AGAINST Proposal 4.
How will my shares be voted if I own shares through a broker?
If you are the beneficial owner of shares held in "street name" by a broker, bank, or other nominee ("broker"), such broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions.
In the event that there are no contested matters at the meeting, the broker may be entitled to vote the shares on your behalf with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case such shares will be treated as "broker non-votes"). In general, the ratification of auditors is considered a discretionary item. Matters such as the election of directors, votes on Say-on-Pay and shareholder proposals are non-discretionary items. In such cases, if your broker does not have specific or standing instructions, your shares will be treated as broker non-votes and may not be voted on such matters.

Accordingly, we urge you to provide instructions to your broker so that your votes may be counted on all matters. If your shares are held in street name, your broker will include a voting instruction form with this 2021 Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction form. Please return your voting instruction form to your broker and/or contact your broker to ensure that your shares are voted on your behalf.
What constitutes a quorum for the meeting?
A quorum is the minimum number of shares that must be represented at the Annual Meeting to conduct business at the Annual Meeting. Attendance virtually will be considered to be attendance in person for purposes of this quorum requirement. A majority of the voting power of shares of capital stock in matters other than the election of directors and entitled to vote, represented in person or by proxy, will constitute a quorum to permit the 2021 Annual Meeting to proceed. Withheld votes, abstentions and any broker non-votes will be counted in establishing a quorum for the meeting.
In the election of directors, where a separate vote by a class or voting group is required, the holders of a majority of the votes of the stock of such class or group issued and outstanding and entitled to vote with respect to such director election, present in person or represented by proxy, will constitute a quorum with respect to such election. If Series A Common Shares beneficially owned by the TDS Voting Trust are present in person or represented by proxy at the 2021 Annual Meeting, such shares will constitute a quorum at the 2021 Annual Meeting in connection with the election of directors by the holders of Series A Common Shares. If a quorum of the holders of Common Shares is not present at the time the 2021 Annual Meeting is convened, the chairman of the meeting or holders of a majority of the voting power in matters other than the election of directors may adjourn the Annual Meeting with respect to all proposals or only with respect to the election of directors by the holders of Common Shares.
With respect to Proposals 2, 3, and 4 the holders of a majority of the votes of the stock issued and outstanding and entitled to vote with respect to such proposals, present in person or represented by proxy, will constitute a quorum at the 2021 Annual Meeting.
What does it mean if I receive more than one proxy card?
If you hold multiple series of shares, or hold shares in multiple registrations, you will receive a proxy card for each such account. Please sign, date, and return all proxy cards you receive. If you choose to vote by Internet, please vote each proxy card you receive. Only your latest dated proxy for each account will be voted at the 2021 Annual Meeting.
Can I change my vote or revoke my proxy?
Yes. You can change your vote or revoke your proxy at any time before it is voted at the 2021 Annual Meeting by written notice to the Secretary of TDS, by voting a later-dated proxy or by voting by ballot at the meeting. Only the latest dated proxy card you vote will be counted for voting purposes.
How do I register to attend the Annual Meeting virtually on the Internet?
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to obtain a control number to attend the Annual Meeting virtually on the Internet. To register you must submit proof of your proxy power (legal proxy) reflecting your TDS holdings, along with your name and email address. Requests by email should be emailed to legalproxy@computershare.com and must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 17, 2021. You will receive a confirmation of your registration by email from Computershare. Requests by mail should be sent to Computershare, TDS Legal Proxy, P.O. Box 505008, Louisville, KY 40233-9814.
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Shareholder List
A list of names of shareholders entitled to vote at the Annual Meeting will be available during the virtual meeting for examination by shareholders of record and registered beneficial owners who participate in the Annual Meeting by clicking on the “Shareholder List” link on the Meeting Center site.
Who should I call if I have any questions?
If you have any questions, or need assistance voting, please contact our proxy solicitor, MacKenzie Partners, Inc. Toll Free at (800) 322-2885, directly, at (212) 929-5500 or via email, at proxy@mackenziepartners.com

PROPOSAL 1
ELECTION OF DIRECTORS
The terms of all incumbent directors will expire at the 2021 Annual Meeting. The board of directors' nominees are identified in the tables below. Each of the nominees has consented to be named and serve if elected. The term of office of each director elected at the 2021 Annual Meeting shall expire at the next annual meeting of shareholders in 2022, and each director elected shall serve until his or her successor shall be elected and qualify, or until his or her earlier death, resignation, removal or disqualification. The age of the following persons is as of the date of this 2021 Proxy Statement.
To be Elected by Holders of Common Shares

Name	Age	Position with TDS and Principal Occupation	Served as Director Since
Clarence A. Davis	79	Director of TDS, Former Director and Chief Executive Officer of Nestor, Inc.; Former Chief Financial Officer and Chief Operating Officer of AICPA	2009
George W. Off	74	Director of TDS, Former Chairman and Chief Executive Officer of Checkpoint Systems, Inc.	1997
Wade Oosterman	60	Director of TDS, President, Bell Media and Vice Chair, BCE and Bell	2019
Gary L. Sugarman	68	Director of TDS, Principal of Richfield Associates, Inc.	2009
Your board of directors unanimously recommends a vote "FOR" the election of each of the above nominees for election by the holders of Common Shares.
To be Elected by Holders of Series A Common Shares

Name	Age	Position with TDS and Principal Occupation	Served as Director Since
James W. Butman	63	Director of TDS, President and Chief Executive Officer of TDS Telecom (a deemed executive officer of TDS)	2018
LeRoy T. Carlson, Jr.	74	Director and President and Chief Executive Officer of TDS	1968
Letitia G. Carlson, MD	60	Director of TDS and Physician and Clinical Professor at George Washington University Medical Faculty Associates	1996
Prudence E. Carlson	69	Director of TDS and Private Investor	2008
Walter C. D. Carlson	67	Director and non-executive Chairman of the Board of TDS and Partner, Sidley Austin LLP, Chicago, Illinois	1981
Kimberly D. Dixon	58	Director of TDS, Executive Vice President and Chief Operating Officer of FedEx Office, an operating company of FedEx Corp.	2017
Christopher D. O'Leary	61	Director of TDS; Senior Advisor, Twin Ridge Capital Management	2006
Laurent C. Therivel	46	Director of TDS, President and Chief Executive Officer of UScellular (a deemed executive officer of TDS)	2020
Your board of directors unanimously recommends a vote "FOR" the election of each of the above nominees for election by the holders of Series A Common Shares.

Nominees for Election by Holders of Common Shares

Clarence A. Davis Independent Director
Current Role: Director; Private Investor	Age 79
Mr. Davis brings substantial experience, expertise and qualifications as a director of TDS for several years, as a former director and chief executive officer of a public technology company, as a chief financial officer and chief operating officer of the American Institute of Certified Public Accountants (AICPA) and as a director or trustee of investment funds. In addition, he has substantial experience, expertise and qualifications in accounting as a result of having been a chief financial officer of the AICPA and a Certified Public Accountant in a public accounting firm for many years, and as a result of being or having been a member of six audit committees, including the TDS Audit Committee since 2010. Further, his background and attributes bring diversity to the board. Mr. Davis is a member of the board of directors of West Broad Street YMCA and Greenbriar Children's Center, Inc. in Savannah, Georgia and he is named in Who's Who Among African Americans. Mr. Davis has a Bachelor of Science degree in Accounting from Long Island University.
Director since 2009, originally nominated by GAMCO

TDS Board Committee

Audit Committee, Designated financial expert

Compensation Committee

Prior Business and other Experience

Chief Executive Officer,
Nestor, Inc. (2007-2009)

Chief Operating Officer,
American Institute of Certified Public Accountants (2000-2005)

Chief Financial Officer,
American Institute of Certified Public
Accountants, (1998-2000)

Current Public Company Boards

Gabelli Funds: (Gabelli Capital Asset
Fund, since 2015; Gabelli ESG Fund, since 2007, Audit Committee; and The GDL Fund, since 2006, Audit Commitee) and PMV Consumer Acquisition Corp, since 2020, Audit Committee

Former Public Company Boards Nestor, Inc. (2006-2009) Oneida, LTD (2005-2006) Pennichuck Corp. (2009-2012) Sonesta International Hotels (2009-2012)

George W. Off Independent Director
Current Role: Director; Private Investor		Age 74
Mr. Off brings substantial experience, expertise and qualifications as a director of TDS for many years. He also has significant experience in marketing and management as a result of his prior positions as a director and as chief executive officer and chairman of Checkpoint Systems, Inc. and of Catalina Marketing Corporation. Because of the retail nature of the TDS businesses, the TDS board of directors believes that it is highly desirable to have a director with significant knowledge and experience in retail marketing, as well as significant, high-level experience in managing consumer businesses. In addition, Mr. Off has significant experience as Chairperson of the TDS Audit Committee and member of the TDS Compensation Committee for many years. Mr. Off has a Bachelor of Science degree from the Colorado School of Mines. Mr. Off has also earned the CERT certificate in Cybersecurity Oversight issued by Carnegie Mellon University.
Director since 1997

TDS Board Committees

Audit Committee, Chairperson, Designated financial expert

Corporate Governance and Nominating Committee

Technology Advisory Group Committee

Prior Business and other Experience

Director, Infinian Mobile Commerce & Analytic Solutions (2011-2012)

Chief Executive Officer, Checkpoint Systems (2002-2009)

Current Public Company Boards None	Former Public Company Boards Checkpoint Systems (2002-2009) Catalina Marketing Corporation (1998-2000)	President and Chief Executive Officer, Catalina Marketing Corporation (1994-1998)

Wade Oosterman Independent Director
Current Role: Director; President, Bell Media and Vice Chair, BCE & Bell		Age: 60
Mr. Oosterman brings substantial experience, expertise and qualifications gained in executive leadership roles at BCE, Canada’s largest communications provider, and other publicly traded communications companies over the last 30 years. He has proven expertise in the wireless, residential and small business segments, extensive background in media, including television, radio and digital and deep brand and marketing experience from Chief Brand Officer roles at BCE and other corporations. He has also developed a reputation as a leader in social and digital media, video streaming platforms, smart data and the Internet of Things. Mr. Oosterman holds an MBA and a BA from Western University.

Director since 2019

TDS Board Committees

Audit Committee

Compensation Committee

Prior Business and other Experience Enstream, Board member (2006-present)

Virgin Mobile Canada, Board member (2006-2009) TELUS, Chief Marketing & Brand Officer; TELUS Mobility, Executive VP Sales & Marketing (2000-2005)

Clearnet Communications Inc., Executive VP Sales & Marketing (1987-2000)

Current Public Company Boards MDC Partners, Inc., since 2020, Audit Committee	Former Public Company Boards Ingram Micro (2013-2016), Audit Committee Clearnet Communications Inc. (1987-2000)

Gary L. Sugarman Independent Director
Current Role: Director, Principal of Richfield Associates, Inc.		Age 68
Mr. Sugarman brings substantial experience, expertise and qualifications as a director of TDS for several years, and in the telecommunications industry as a result of his positions at Otelco Inc. and LICT Corporation and his many years of prior experience with other companies in the telecommunications industry. He is the Principal of Richfield Associates, Inc., a private equity fund focused on telecom companies that he founded over twenty five years ago. He also was the Managing Member-Richfield Capital Partners and executive chairman of FXecosystem, Inc., a provider of outsourced connectivity services to the foreign currency and bond markets, and executive chairman and investor of Veroxity Technology Partners, a provider of optical data and Internet protocol connectivity solutions to service enterprise customers. He also was chairman and chief executive officer of Mid-Maine Communications, a telecommunications company that he co-founded. In addition, he has experience as a member of the TDS Compensation Committee since 2010. Mr. Sugarman has an MBA from the University at Buffalo-State University of New York.
Director since 2009, originally nominated by GAMCO

TDS Board Committee

Compensation Committee

Prior Business and other Experience

Executive Chairman, FXecosystem (2010-2013)

Executive Chairman/Investor- Veroxity Technology Partners , privately held company (2007-2010)

PrairieWave Communications, privately-held over-builder providing telecommunications (2003-2007)

Chairman and Chief Executive Officer, Mid-Maine Communications (1994-2006)

LICT Corporation (1991-1993)

Multiple operating roles at Rochester Telephone Company, (now known as Frontier Communications) (1984-1991)

Current Public Company Boards LICT Corporation (2006 - April 2018, since February 2019), Audit Committee	Former Public Company Boards OTELCO (2013 - May 2019)

Nominees for Election by Holders of Series A Common Shares

James W. Butman Non-Independent Director
Current Role: Director; President and Chief Executive Officer of TDS Telecom		Age 63
Mr. Butman brings substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and industries in which they operate as a result of his leadership roles at TDS Telecom. He has extensive sales and marketing experience. He was appointed President and Chief Executive Officer of TDS Telecom on January 1, 2018. Prior to that, he was TDS Telecom's Chief Operating Officer since October 2016 and was its Group President of Marketing, Sales & Customer Operations from 2006 to 2016. As President and Chief Executive Officer of TDS Telecom, the board of directors considers it appropriate and beneficial for Mr. Butman to serve on the TDS board to provide the board with his views on strategy and operations of TDS Telecom and its businesses. Mr. Butman has a Bachelor of Business Administration in Finance from the University of Wisconsin—Eau Claire and an MBA in Finance from the University of Wisconsin—Madison.
Director since 2018

Prior Business and other Experience

Significant leadership and operational experience since joining TDS Telecom in 1985 including several executive leadership roles in management, sales and marketing, and regulatory affairs.

Director of TDS Telecom.

Current Public Company Boards None	Former Public Company Boards None

LeRoy T. Carlson, Jr. President, CEO and Non-Independent Director
Current Role: Director; TDS President, since 1981, and Chief Executive Officer, since 1986		Age 74
Mr. Carlson brings substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his many years as an investor in TDS, a trustee of the TDS Voting Trust, a director and President and Chief Executive Officer of TDS, and a director and Chairman of its two principal business units. As the senior executive officer of TDS and each of its business units, the board of directors considers it essential that Mr. Carlson serve on the TDS board to provide the board with his views on strategy and operations of TDS and its business units. In addition, as a shareholder with a significant economic stake in TDS, Mr. Carlson provides to the TDS board of directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. He also has experience as a member of the TDS Corporate Governance and Nominating Committee since 2004. Mr. Carlson has an MBA from Harvard University and he is the brother of Walter C. D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson.
Director since 1968

TDS Board Committees

Corporate Governance and Nominating Committee

Technology Advisory Group Committee, Chairperson

Prior Business and other Experience

Trustee of the TDS Voting Trust.

TDS Telecom, Director and Chairman

Current Public Company Boards UScellular, Chairman, since 1989	Former Public Company Boards Aerial Communications American Paging

Letitia G. Carlson, MD, MPH, FACP Non-Independent Director
Current Role: Director; Physician and Clinical Professor at George Washington University Medical Faculty Associates for more than five years		Age 60
Dr. Carlson brings substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of her many years as an investor in TDS, as a trustee of the TDS Voting Trust, and as a director of TDS. Further, her background and attributes bring diversity to the board. In addition, as a shareholder with a significant economic stake in TDS, she provides to the TDS board of directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. Dr. Carlson has an MD from Harvard Medical School, a Master of Public Health (MPH) from George Washington University and is a Fellow of the American College of Physicians (FACP). Dr. Carlson is the sister of LeRoy T. Carlson, Jr., Walter C. D. Carlson and Prudence E. Carlson.		Director since 1996 Prior Business and other Experience Trustee of the TDS Voting Trust
Current Public Company Boards None	Former Public Company Boards None

Prudence E. Carlson Non-Independent Director
Current Role: Director; Private Investor		Age 69
Ms. Carlson brings to the TDS board of directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of her many years as an investor in TDS, as a trustee of the TDS Voting Trust, and as a director of TDS. Further, her background and attributes bring diversity to the board. In addition, as a shareholder with a significant economic stake in TDS, Ms. Carlson provides to the TDS board of directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. Ms. Carlson has a Bachelor of Arts degree from Harvard University and is the sister of LeRoy T. Carlson, Jr., Walter C. D. Carlson, Letitia G. Carlson, M.D.		Director since 2008 Prior Business and other Experience Trustee of the TDS Voting Trust
Current Public Company Boards None	Former Public Company Boards None

Walter C. D. Carlson Chairman of the Board and Non-Independent Director
Current Role: Director; Partner of the law firm Sidley Austin LLP for more than five years.		Age 67
Mr. Carlson brings substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his many years as an investor in TDS, as a trustee of the TDS Voting Trust, as a director of TDS and UScellular, as Chairman of the Board of TDS, and as a result of having represented many public and private corporate clients. In addition, as a shareholder with a significant economic stake in TDS, Mr. Carlson provides to the TDS board of directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. He also has experience as a member and the chairperson of the TDS Corporate Governance and Nominating Committee since 2004. Mr. Carlson has a J.D. from Harvard University. Walter C. D. Carlson is the brother of LeRoy T. Carlson, Jr., Letitia G. Carlson, M.D. and Prudence E. Carlson.
Director since 1981, non-executive Chairman of the Board since 2002

TDS Board Committee

Corporate Governance and Nominating Committee, Chairperson

Prior Business and other Experience

Trustee of the TDS Voting Trust

Current Public Company Boards UScellular, since 1989	Former Public Company Boards Aerial Communications, Inc.

Kimberly D. Dixon Independent Director
Current Role: Director; Executive Vice President and Chief Operating Officer of FedEx Office, an operating company of FedEx Corp., since 2010.		Age 58
Ms. Dixon brings substantial experience, expertise and qualifications from her executive leadership position at FedEx. She has extensive operating and financial management experience. Ms. Dixon has experience in consumer and business marketing, sales and distribution strategies. Ms. Dixon also brings twenty years of experience in the telecommunications industry, and her experience in serving on the board of directors of James Avery Craftsman, Inc., a privately held jewelry designer, manufacturer and retailer. Further, her background and attributes bring diversity to the board. Ms. Dixon has a Bachelor of Science degree from Shippensburg University of Pennsylvania and an MBA from Pennsylvania State University. In 2018, Ms. Dixon was named a National Association of Corporate Directors (NACD) Governance Fellow.
TDS Board Committees

Compensation Committee

Technology Advisory Group Committee

Prior Business and other Experience

Sprint Nextel Corporation (1996-2010), including several executive leadership positions most recently as Senior Vice President, Consumer Sales and Distribution

Current Public Company Boards None	Former Public Company Boards None	GTE Wireless, Inc. (1989-1996), roles in marketing, sales and field operations

Christopher D. O'Leary Independent Director
Current Role: Director; Senior Advisor, Twin Ridge Capital Management, since 2018		Age 61
Mr. O'Leary brings substantial experience, expertise and qualifications as a result of his many years as a director of TDS and as a result of his over 30 years of experience in marketing, management and operations. In addition, he has over 15 years of significant and high-level experience in management of large multi-national businesses with a large number of employees, including dealing with businesses outside the U.S. Because of the competitive nature of the TDS businesses, the TDS board of directors believes that it is highly desirable to have a director with significant knowledge and experience in marketing and executive leadership. In addition, Mr. O'Leary has experience as a member of the TDS Compensation Committee since 2007 and its Chairperson since 2016, and member of the TDS Audit Committee since 2016. In January 2019, Mr. O'Leary was elected to the board of directors at Tupperware Brands Corporation and he was the Interim CEO from November 2019 to April 2020. Mr. O'Leary has an MBA from New York University Stern School of Business.
Director since 2006

TDS Board Committees

Audit Committee

Compensation Committee, Chairperson since 2016

Technology Advisory Group Committee

Prior Business and other Experience

Senior Advisor at KKR (2017-2019)

Chief Operating Officer of General Mills International (2006-2016)

Previously president of the General Mills Meals Division, President of the General Mills Betty Crocker Division; and VP of Corporate Strategy and M&A; joined General Mills in 1997

Numerous roles at PepsiCo., Inc. culminating in CEO and President of Hostess, Frito-Lay, Inc. (1981-1997)

Current Public Company Boards Tupperware Brands Corporation, since 2019; Compensation Committee, Chairman; Nominating and Governance Committee	Former Public Company Boards Newell Rubbermaid, member of Nominating/Governance Committee and Organizational Development & Compensation Committee

Laurent C. Therivel Non-Independent Director
Current Role: President and CEO of UScellular		Age 46
Mr. Therivel brings substantial experience, expertise and qualifications to TDS and its subsidiaries as a result of his leadership role at UScellular. Mr. Therivel brings over 15 years of experience in the telecommunications industry, including more than 10 years at AT&T. Mr. Therivel has experience in wireless and wireline operations, strategy and finance. He served as the Chief Operating Officer at IPcelerate, a VoIP applications provider, and as a strategy consultant at Bain & Co. He also served as a Communications Officer in the U.S. Marine Corps. Therivel holds bachelor's degrees in business administration and marketing from Texas A&M University and an MBA from Harvard Business School.
Director since 2020

Prior Business and other Experience

Significant leadership and operational experience with AT&T (2008-June 2020) including CFO of AT&T Business Solutions; senior vice president of AT&T Small Business Solutions and most recently CEO of AT&T Mexico.

Chief Operating Officer for IPcelerate, Inc. (2006-2008)

Bain & Company (2003-2006)

Current Public Company Boards UScellular, since 2020	Former Public Company Boards None

CORPORATE GOVERNANCE
Board of Directors
The business and affairs of TDS are managed by or under the direction of the board of directors. The board of directors consists of twelve members. Holders of Common Shares elect 25% of the directors rounded up plus one director, or a total of four directors based on a board size of twelve directors. Holders of Series A Common Shares elect the remaining eight directors.
Board Leadership Structure
Under our leadership structure, the same person does not serve as both the Chief Executive Officer and Chairman of the Board. Walter C. D. Carlson, who is not an employee or officer of TDS, serves as the non-executive Chairman of the Board and presides over meetings of the full board of directors. LeRoy T. Carlson, Jr., who is an officer and employee of TDS, serves as President and Chief Executive Officer and is responsible for day-to-day leadership and performance of TDS. LeRoy T. Carlson, Jr. and Walter C. D. Carlson are both trustees of the TDS Voting Trust. TDS has determined that this leadership structure is appropriate given the specific characteristics and circumstances of TDS and it is set forth in TDS' Bylaws. In particular, TDS considers it appropriate to separate the roles of President and Chief Executive Officer and Chairman of the Board in order to separate the executive who is primarily responsible for the performance of the company from the person who presides over board meetings at which performance of TDS is evaluated. Additionally, TDS believes that its leadership structure facilitates risk oversight because the role of the President and Chief Executive Officer, who has primary operating responsibility to assess and manage TDS' exposure to risk, is separated from the role of the Chairman of the Board, who sets the agenda for and presides over board of directors' meetings at which the TDS board exercises its oversight responsibility with respect to risk.
While the full Board and the CGNC have discussed the possibility of naming an independent lead director, the Board has decided not to do so at the present time because it values both the flexibility and functionality of allowing any of the independent Board members to assume the lead role depending on the expertise that is most relevant to the specific circumstances.
Risk Oversight
The TDS board of directors is primarily responsible for oversight of the risk assessment and risk management process of TDS. Although the TDS board of directors can delegate this responsibility to board committees, the TDS board has not done so, and continues to have full responsibility relating to risk oversight. Although the TDS board of directors has oversight responsibilities, the actual risk assessment and risk management is carried out by the President and Chief Executive Officer and other officers of TDS and reported to the board.
TDS has established an Enterprise Risk Management (ERM) program, which applies to TDS and all of its business units. This program was designed with the assistance of an outside consultant and is integrated into TDS' existing management and strategic planning processes. The ERM program provides a common enterprise-wide language and discipline around risk identification, quantification and mitigation. The TDS board of directors receives periodic updates about the status and progress of this ERM program and takes action to the extent appropriate based on such updates.
Although the TDS board of directors has ultimate oversight authority over risk and has not delegated such responsibility to any committees, certain TDS committees also have certain responsibilities relating to risk.
Under NYSE listing standards, and as set forth in its charter, the Audit Committee discusses TDS' major financial and operational risk exposures and the steps management has taken to monitor and control such exposures in connection with its review of financial statements and related matters on a quarterly basis.
In addition, as part of the ERM program, the Audit Committee discusses guidelines and policies to govern the process by which risk assessment and risk management are handled. The Audit Committee receives updates and discusses policies with respect to risk assessment and risk management on a regular basis.
In addition, in connection with the functions of the Compensation Committee relating to the compensation of the executive officers of TDS (other than executive officers of UScellular), the Compensation Committee considers risks relating to the compensation of executive officers of TDS in addition to its responsibilities with respect to long-term compensation for all employees, which is discussed below under "Risks from Compensation Policies and Practices."
Also, the CGNC may consider certain risks in connection with its responsibilities relating to corporate governance and director nominations.
TDS has established a Technology Advisory Group (TAG). The TAG enhances the Board’s risk oversight through its review of technologies the Company is investing in and through discussion of potential technology disruptions. Related to this, the TDS board of directors established a TAG Committee of the board of directors that consists of directors who participate in the TAG.

Board Oversight of Cybersecurity
TDS believes oversight of cybersecurity risks is the responsibility of the full board of directors and the board of directors receives annual updates regarding TDS' assessment of threats and mitigation plans. The Audit Committee also exercises oversight over the control-related cybersecurity risks and mitigation plans and receives updates at least bi-annually. The Audit Committee oversees the Company’s processes over internal controls and financial reporting that includes controls and procedures that are designed to ensure that significant cybersecurity incidents are communicated to both management and the Audit Committee. Cybersecurity is also discussed at the Technology Advisory Group as warranted.
George W. Off, chairperson of the TDS Audit Committee, completed the NACD Cyber-Risk Oversight program and earned the CERT Certificate in Cybersecurity Oversight issued by Software Engineering Institute at Carnegie Mellon University. The program is designed to help directors enhance their cybersecurity literacy and strengthen the board's role in overseeing the organization's cyber preparedness.
Board Oversight of Environmental, Social and Governance (ESG)
TDS believes that being a good corporate citizen is fundamental to its long-term success. It also believes that caring about its customers, employees and associates, striving to enhance the lives of those in its communities and serving as stewards of the environment will drive the performance of the business to benefit shareholders and debt holders over time.
In 2020, TDS began reporting on ESG and launched a website for its ESG initiatives called Sustainability [https://www.tdsinc.com/sustainability/default.aspx]. TDS also published its first Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) framework in December 2020. TDS believes oversight of ESG is the responsibility of the full board of directors.
Human Capital Management
The success of TDS’ mission to provide outstanding communication services to its customers depends on its ability to attract and retain a talented workforce. TDS periodically surveys its employees to measure levels of engagement and results have consistently shown high engagement and job satisfaction. TDS also offers a number of programs to develop its employees including educational assistance, development assignments, and mentoring programs. Additionally, TDS sponsors various employee resource groups to build small, connected communities within its workforce and promote diverse, inclusive experiences.
TDS is committed to advancing Diversity, Equity and Inclusion (D, E & I) across the TDS Enterprise through enacting new practices and improving existing initiatives. The TDS Board is highly engaged on the topic, holding a Special Board Meeting devoted entirely to Diversity, Equity and Inclusion information and education. The Board will be regularly updated on the progress of new and existing D, E & I initiatives.
COVID-19 Response
TDS recognizes its responsibility of providing critical communications and data services that its customers and communities depend on. This recognition led the full Board of TDS to take responsibility for the oversight of COVID-19 actions and impacts. Throughout the crisis, management has continually updated the Board on its programs to keep its employees and customers safe, performance of the network and treasury initiatives to ensure financially flexibility. TDS also supported its communities with donations.
Director Independence and New York Stock Exchange Listing Standards
TDS Common Shares are listed on the NYSE and subject to its listing standards.
TDS is a "controlled company" as defined by the NYSE because over 50% of the voting power for the election of directors of TDS is held by the trustees of the TDS Voting Trust (i.e., the TDS Voting Trust has over 90% of the voting power in the election of directors elected by the holders of Series A Common Shares and thus has the voting power to elect eight of the twelve directors, or 66.7% of the directors). Accordingly, it is exempt from certain NYSE listing standards that require listed companies that are not controlled companies to (i) have a board composed of a majority of directors who qualify as independent, (ii) have a compensation committee composed entirely of directors who qualify as independent, and (iii) have a nominating/corporate governance committee composed entirely of directors who qualify as independent.
Although not required under this exemption, TDS maintains a compensation committee composed entirely of independent directors and has established a CGNC. The TDS board of directors affirmatively determined that Clarence A. Davis, Kimberly D. Dixon, George W. Off, Wade Oosterman, Christopher D. O'Leary and Gary L. Sugarman qualify as independent directors under the listing standards of the NYSE. As a result, both before and after the 2021 annual meeting, six of the twelve director nominees, or 50% of the directors, qualify as independent under the listing standards of the NYSE.

Meetings of Board of Directors
The board of directors held eight meetings during 2020. Each incumbent director attended at least 75% of the total number of board meetings and 75% of their respective committee meetings (at which time such person was a director or committee member).
Corporate Governance Guidelines
TDS has adopted Corporate Governance Guidelines that can be found on TDS' website, www.tdsinc.com, under Governance—Governance Documents.
Management Succession Planning
The board of directors regularly receives presentations regarding succession planning and discusses it regularly.
On July 1, 2020, Laurent C. Therivel replaced Kenneth R. Meyers as UScellular's President and CEO in a planned succession. The transition was seamless and orderly.
In the event of the sudden absence of the President and CEO or in the event of his inability or refusal to act as President and CEO or in the event of his death, resignation, removal or disqualification (a "permanent absence"), the Chairman of the Board will, automatically and without any action on the part of the Board of Directors or otherwise, succeed to and perform the duties of the President and CEO and, when so acting, will have all the powers of and be subject to all the restrictions placed upon the President and CEO set forth in the Company's bylaws. In the event of the permanent absence of both such persons, the vacancy in the position of President and CEO will be filled with a person who is selected by the Board of Directors.
Board Evaluation
TDS conducts an annual board self-assessment. The assessment is conducted by the Senior Vice President—Corporate Relations and Corporate Secretary. All Directors are interviewed and topics include matters relating to board oversight, board composition, committee structure, board succession planning, along with board meeting logistics. Additionally, director skills, background, characteristics are discussed. Discussions have been open, candid and frank. Self-assessment results are discussed both quantitatively and qualitatively with the Corporate Governance and Nominating Committee and the full Board.
Similarly, each committee of the board of directors evaluated its performance and effectiveness in 2020.
Committees

Corporate Governance and Nominating Committee (CGNC)
Meetings in Fiscal 2020: 4
Members: Walter C. D. Carlson (Chair), LeRoy T. Carlson, Jr., George W. Off [I]
Responsible for:
● advising the Board on corporate governance matters
● developing and recommending Corporate Governance Guidelines
● developing selection objectives and overseeing searches for qualified individuals to serve on the board
● performing functions outlined in the Corporate Governance and Nominating Committee Charter
● receiving and discussing shareholder feedback
[I] - Independent under NYSE standards
Under NYSE listing standards, a controlled company is not required to have a CGNC. In addition, if a controlled company voluntarily establishes a CGNC, it is not required to be composed entirely of independent directors. TDS voluntarily established a CGNC. A copy of the committee charter is available on TDS' website, www.tdsinc.com, under Governance—Committee Composition.

Audit Committee
Meetings in Fiscal 20: 8, including joint meetings with UScellular Audit Committee
Members: George W. Off (Chair)[FE], Clarence A. Davis [FE], Christopher D. O'Leary, Wade Oosterman
Responsible for:
● assisting the Board of Directors in oversight of:
• the integrity of financial statements
• compliance with legal and regulatory matters
• the registered public accounting firm's qualifications and independence
• the performance of the internal audit function and registered public accounting firm
● preparing an audit committee report (page 22)
● reviewing related party transactions
● performing functions outlined in Audit Committee Charter
[FE] - Audit Committee Financial Expert as defined by the SEC
Each member qualifies as independent under NYSE standards and Section 10A-3 that is applicable only to Audit Committee members. A copy of the Audit Committee charter is available on TDS' website, www.tdsinc.com, under Governance—Committee Composition—Audit Committee Charter.
Pre-Approval Procedures
The Audit Committee has adopted a policy pursuant to which all audit and non-audit services provided by TDS' principal independent registered public accounting firm must be pre-approved by the Audit Committee, consistent with the requirements of the Sarbanes Oxley Act of 2002 and rules issued thereunder.

Compensation Committee
Meetings in Fiscal 2020: 5
Members: Christopher D. O'Leary (Chair), Clarence A. Davis, Kimberly D. Dixon, Wade Oosterman, Gary L. Sugarman
Responsible for:
● overseeing compensation of TDS executive officers, other than executive officers of UScellular or any of its subsidiaries
• Includes salary, bonus, long-term compensation and all other compensation
● reviewing and recommending to the Board the Long-Term Incentive Plans
● performing functions outlined in Compensation Committee Charter
● utilizing services of an independent compensation consultant
Each member qualifies as independent under NYSE standards
Although not required to do so under NYSE listing standards because it is a controlled company, TDS has voluntarily established a Compensation Committee comprised solely of directors who qualify as independent under the rules of the NYSE.
Even though the Compensation Committee charter permits it to delegate some or all of the administration of the long-term incentive plans, the Compensation Committee has not delegated any of its authority with respect to any of the officers identified in the below Summary Compensation Table.
The Compensation Committee does not approve director compensation. It is the view of the TDS board of directors that this should be the responsibility of the full board of directors. Only non-employee directors receive compensation in their capacity as directors and, as a result, the view of the TDS board of directors is that all directors should participate in such compensation decisions, rather than only some or all of the non-employee directors.
A copy of the charter of the Compensation Committee is available on TDS' website, www.tdsinc.com, under Governance—Committee Composition—Compensation Committee.

Technology Advisory Group (TAG) Committee
Meetings in Fiscal 2020: 3
Members: LeRoy T. Carlson, Jr. (Chair), Kimberly D. Dixon, George W. Off, Christopher D. O'Leary
● Responsible for reviewing, monitoring and informing the Board on technology and related matters affecting TDS business units and its customers, along with its competitors and their customers
● TAG does not have authority to take action with respect to any technology matter, but serves solely in an informational and advisory role
● TAG Committee members are also members of the Technology Advisory Group which includes representatives of management and employees of TDS and UScellular and the TAG Committee of UScellular
The TAG Committee does not have a charter. The responsibilities of the TAG Committee, as generally described above, are set forth in full in the resolutions of the Board establishing such committee.

Pricing Committee
All actions in 2020 were taken by unanimous consent.
Members: LeRoy T. Carlson, Jr. (Chair) and Peter L. Sereda (Executive Vice President and Chief Financial Officer)
Alternative Members: Walter C. D. Carlson and John M. Toomey (Vice President and Treasurer)
● Taking actions with respect to TDS financing and capital transactions, such as issuance, redemption or repurchase of debt or shares of capital stock
The Pricing Committee does not have a charter. The responsibilities of the Pricing Committee as generally described above are set forth in full in the resolutions of the Board establishing such committee, as amended.
Director Nomination Process
The CGNC charter provides that the committee will develop selection objectives and oversee the search for qualified individuals to serve on the board of directors and recommend to the board of directors prospective nominees and the re-nomination of incumbent directors. The committee does not nominate directors. The entire board of directors determines whether to nominate prospective nominees and re-nominate incumbent directors.
TDS believes good governance begins with an engaged and diverse board. TDS also believes that it is desirable for a board to have directors who can bring the benefit of diverse backgrounds, experience, skills, education, attributes and other characteristics to permit the board to have a variety of views and insights. TDS does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the TDS board of directors. The TDS board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors. The TDS board has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to TDS.
The CGNC considers and as reflected in its Code of Business Conduct, TDS values diversity and does not discriminate on the basis of gender, age, race, color, sexual orientation, religion, ancestry, national origin, marital status, disability, military or veteran status or citizenship status. In considering whether to recommend that individuals be nominated as director candidates, the CGNC takes into account all facts and circumstances, including diversity. Women and minorities comprise one-third of the current board.
TDS does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders. However, because the TDS Voting Trust has over 90% of the voting power in the election of directors elected by the holders of Series A Common Shares, nominations of directors for election by the holders of Series A Common Shares are based on the recommendation of the trustees of the TDS Voting Trust. With respect to candidates for director to be elected by the holders of Common Shares, the CGNC and/or the TDS board may from time to time informally consider candidates recommended by shareholders that hold a significant number of Common Shares. Shareholders that desire to nominate directors must follow the procedures set forth in TDS' Bylaws.

Considering the importance of Federal Communications Commission ("FCC") licenses to TDS, the TDS Bylaws provide that a person will not be eligible to serve or to continue to serve as a director unless he or she is eligible to serve as a director of a company that controls licenses granted by the FCC, as determined by the TDS CGNC or the board of directors with the advice of counsel. Another qualification requirement provides that a person will not be eligible to serve or to continue to serve as a director if he or she is or becomes affiliated with, employed by or a representative of, or has or acquires a material personal involvement with, or material financial interest in, a Business Competitor (as defined in the TDS Bylaws), as determined by the TDS CGNC or the board of directors. Another qualification requirement provides that a person will not be eligible to serve or to continue to serve as a director if, as determined by the TDS CGNC or the board of directors with the advice of counsel, (i) such person's election as a director would violate federal, state or foreign law or applicable stock exchange requirements (other than those related to independence) or (ii) such person has been convicted, including a plea of guilty or nolo contendere, of any felony, or of any misdemeanor involving moral turpitude.
From time to time, TDS may pay a fee to an executive search firm to identify potential candidates for election as directors. TDS paid $559,079 in recruitment fees during 2019 and 2020 to identify Laurent C. Therivel for UScellular President and CEO and also as director of TDS and UScellular. The fees were later assessed to UScellular.
•The CGNC identifies and reviews the desired experience, skills, backgrounds, and characteristics of potential new board members.
•In its annual board assessment, the full board of directors considers its composition and discusses expertise that may be needed in the future.
•The CGNC and the full board of directors also consider the appropriate composition of each of the committees of the board of directors.
Taking into account the above matters, as well as TDS' business and structure, the CGNC embarked on board refreshment in 2017 and Kimberly D. Dixon was elected to the Board, replacing Herbert S. Wander. And in 2019, Wade Oosterman was elected replacing Mitchell H. Saranow. Additionally, in 2018 James W. Butman was elected to the Board, replacing David A. Wittwer who retired from TDS Telecom and in 2020 Laurent C. Therivel was appointed to the Board, replacing Kenneth R. Meyers who retired from UScellular.
Shareholder Engagement
The TDS board of directors and management value the views of our shareholders and are committed to doing what is in the best interests of all stakeholders over the long term.
TDS has been conducting its annual shareholder engagement program with respect to corporate governance, ESG and executive compensation programs since 2014. Discussions are intended to occur outside of the proxy season and a presentation is prepared as background for discussions. Management and the board value the feedback and have responded with changes such as Board refreshment, the introduction of our performance share units and a proxy summary. In 2020, we offered to engage on governance-related topics with shareholders representing a significant number of the outstanding common shares. The engagement team is led by the Senior Vice President of Corporate Relations and Corporate Secretary.
In addition, TDS speaks with institutional shareholders throughout the year. Quarterly, we conduct earnings conference calls and we participate in investor conferences and hold one-on-one meetings with existing and potential shareholders. Also, senior management and all directors are encouraged to attend the Annual Meeting of Shareholders, where shareholders have the opportunity to make comments and ask questions.
TDS' shareholder engagement program will at all times be conducted in accordance with applicable law, including Regulation FD, and it does not share material non-public information with any shareholder, investor or analyst. Further, our shareholder engagement program in no way replaces or diminishes other ways in which shareholders can communicate with management or the board of directors.
TDS' Investor Relations department is the key point of contact for shareholder interaction. Shareholders may access information about TDS and obtain contact information through the Investor Relations section of our website, www.tdsinc.com.
Shareholder Communication with Directors
Shareholders or other interested parties may send germane communications to the TDS board of directors, to the Chairman of the Board, to the non-management or independent directors or to specified individual directors of TDS at any time. Shareholders or other interested parties should direct their communication to such persons or group in care of the Secretary of TDS at its corporate headquarters, 30 N. LaSalle St., Suite 4000, Chicago, IL 60602. Any germane shareholder or other communications that are addressed to the board of directors, the Chairman of the Board, the non-management or independent directors or specified individual directors will be delivered by the Secretary of TDS to such persons or group.
For more information, see the instructions on TDS' website, www.tdsinc.com, under Governance—Contact the Board.

Meetings of Non-Management and Independent Directors
As required by NYSE listing standards, the non-management directors of TDS meet at regularly scheduled executive sessions without management. The TDS Chairman of the Board, Walter C. D. Carlson, a non-management director, presides at all meetings of the non-management directors. In addition, the independent directors of TDS meet at least once per year in an executive session without management or directors who are not independent.
TDS Policy on Attendance of Directors at Annual Meeting of Shareholders
All directors are invited and encouraged to attend each Annual Meeting of shareholders, which is normally followed by a meeting of the board of directors. In general, all directors attend each Annual Meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. Due to COVID-19, the 2020 annual meeting was conducted virtually and all of the persons serving as directors at that time attended the 2020 annual meeting virtually.
Stock Ownership Guidelines
The TDS Corporate Governance Guidelines provide that, within three years after the date on which a director first became a director and thereafter for so long as each director remains a director of TDS, each director shall own Series A Common Shares and/or Common Shares having a combined value of at least three times, or $240,000, the cash retainer which is currently $80,000. The board of directors reviews this minimum ownership requirement periodically. The stock ownership guidelines are included in TDS' Corporate Governance Guidelines, which have been posted to TDS' website, www.tdsinc.com, under Governance—Governance Documents—Governance Guidelines.

TDS EXECUTIVE OFFICERS
The below list does not include James W. Butman, LeRoy T. Carlson, Jr., and Laurent C. Therivel who are also TDS Board members and included in the disclosure above under "Election of Directors".

Name	Age	Position
Daniel J. DeWitt	69	Senior Vice President—Human Resources
Joseph R. Hanley	54	Senior Vice President—Technology, Services and Strategy
Jane W. McCahon	60	Senior Vice President—Corporate Relations and Corporate Secretary
Peter L. Sereda	62	Executive Vice President and Chief Financial Officer
Kurt B. Thaus	62	Senior Vice President—Technology Services
Scott H. Williamson	70	Senior Vice President—Acquisitions and Corporate Development
Daniel J. DeWitt.   Daniel J. DeWitt was appointed Senior Vice President of Human Resources in January 2017. Prior to that, he was an Executive Psychologist at Shields Meneley Partners, since 2006.
Joseph R. Hanley.   Joseph R. Hanley was appointed Senior Vice President—Technology, Services and Strategy of TDS in 2012. Prior to that, he was Vice President—Technology Planning and Services of TDS for more than five years.
Jane W. McCahon.   Jane W. McCahon was appointed Senior Vice President—Corporate Relations and Corporate Secretary in 2016. Prior to that, she was Vice President—Corporate Relations and Corporate Secretary since 2013. She joined TDS as Vice President—Corporate Relations in 2009.
Peter L. Sereda.   Peter L. Sereda was appointed Executive Vice President and Chief Financial Officer in June 2019. Prior to that he was Senior Vice President—Finance since May 2018 and prior to that he was Senior Vice President—Finance and Treasurer of TDS for more than five years. In 2014, Mr. Sereda was appointed to the board of directors of UScellular.
Kurt B. Thaus.   Kurt B. Thaus was appointed Senior Vice President—Technology Services in August 2020. Prior to that he was the Senior Vice President and Chief Information Officer since 2007. In 2014, Mr. Thaus was appointed to the board of directors of UScellular. Effective January 1, 2018, Mr. Thaus assumed responsibility for TDS' subsidiary OneNeck IT Solutions, with the CEO and President of OneNeck IT Solutions reporting to him.
Scott H. Williamson.   Scott H. Williamson has been the Senior Vice President—Acquisitions and Corporate Development of TDS for more than five years. Mr. Williamson announced he will retire from TDS in mid-2021.

Code of Business Conduct and Ethics Applicable to Officers and Directors
TDS has adopted a Code of Business Conduct and Ethics for Officers and Directors. The foregoing code has been posted to TDS' Internet website, www.tdsinc.com, under Governance—Governance Documents—Code of Business Conduct for Officers and Directors.
In addition, TDS has adopted a broad Code of Business Conduct that is applicable to all officers and employees of TDS and its subsidiaries. The foregoing code has also been posted to TDS' Internet website, www.tdsinc.com, under Governance—Governance Documents—Code of Conduct.
TDS intends to disclose any amendments to any of the foregoing codes, by posting such information to the TDS website. Any waivers of any of the foregoing codes for directors or executive officers will be approved by TDS' board of directors or an authorized committee thereof, as applicable, and disclosed either on the TDS website or in a Form 8-K. There were no such waivers during 2020.

PROPOSAL 2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
What am I being asked to vote on in Proposal 2?
In Proposal 2, we are requesting shareholders to ratify the selection of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the fiscal year ending December 31, 2021. This proposal gives our shareholders the opportunity to express their views on TDS' independent registered public accounting firm for the current fiscal year.
How does the board of directors recommend that I vote on this proposal?
The board of directors unanimously recommends a vote FOR approval of the ratification of the selection of PwC.
We anticipate continuing the services of PwC for the current year. Representatives of PwC are expected to be present at the 2021 Annual Meeting and they will have the opportunity to make a statement and respond to appropriate questions raised by shareholders or submitted in writing prior to the meeting.
Is this vote binding on the board of directors?
This vote is an advisory vote only, and therefore it will not bind TDS, our board of directors or the Audit Committee. We are not required to obtain shareholder ratification of the selection of our independent registered public accounting firm by our Bylaws. However, we have elected to seek such ratification by the affirmative vote of the holders of a majority of the votes which could be cast by shares present or represented by proxy at the 2021 Annual Meeting and entitled to vote with respect to such matter. Should the shareholders fail to ratify the selection of PwC, the Audit Committee will review whether to retain such firm for the fiscal year ending December 31, 2021.
Your board of directors unanimously recommends a vote "FOR" the approval of Proposal 2.

FEES PAID TO PRINCIPAL ACCOUNTANTS
The following sets forth the aggregate fees (including expenses) billed by TDS' principal accountants PwC for 2020 and 2019:

	2020	2019
Audit Fees(1)	$4,495,068	$4,345,668
Audit Related Fees(2)	287,600	305,959
Tax Fees(3)	—	—
All Other Fees(4)	12,600	12,600
Total Fees	$4,795,268	$4,664,227
___________________
(1)Represents the aggregate fees billed for professional services rendered for the audit of the annual financial statements for the years 2020 and 2019 included in TDS' and UScellular's Forms 10-K for those years and the reviews of the financial statements included in TDS' and UScellular's Forms 10-Q for those years, including the attestation and report relating to internal control over financial reporting. Also includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.
(2)Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of TDS' and UScellular's financial statements that are not reported under Audit Fees. In both 2020 and 2019, this amount represents fees billed for audits of subsidiaries.
(3)Represents the aggregate fees billed for tax compliance, tax advice, and tax planning, if any.
(4)Represents the aggregate fees billed for services, other than services described in Notes (1), (2) or (3), if any. This amount includes the fee for access to a virtual accounting research service.
See "Corporate Governance—Committee Composition—Audit Committee Charter— Functions" for the Audit Committee's charter.

AUDIT COMMITTEE REPORT
The Audit Committee is composed of four members of the board of directors who are "independent" as defined by the NYSE. The Audit Committee has a written charter that has been approved by the TDS board of directors, a copy of which is available on TDS' website, www.tdsinc.com, under Governance—Committee Composition—Audit Committee Charter. The charter was reviewed and updated in March 2021.
Management is responsible for TDS' internal controls and the financial reporting process. TDS has an internal audit staff, which performs testing of internal controls and the financial reporting process. TDS' independent registered public accounting firm is responsible for performing an independent audit of TDS' consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee reviewed and discussed the audited financial statements with management, the internal audit staff and representatives of PwC, TDS' independent registered public accounting firm for 2020. Management represented to the Audit Committee that TDS' consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions with PwC also included the matters required to be discussed by the applicable requirements of the PCAOB and the SEC relating to information regarding the scope and results of the audit. The Audit Committee also received from PwC written disclosures and a letter regarding its independence as required by applicable requirements of the PCAOB and discussed this with PwC. The Audit Committee also considered and concluded that the provision of non-audit services by PwC to TDS during 2020 was compatible with their independence.
Based on and in reliance upon these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements as of and for the year ended December 31, 2020 be included in TDS' Form 10-K for the year ended December 31, 2020.
The Audit Committee holds quarterly regularly scheduled meetings to review and approve the financial results for the immediately preceding period. The Audit Committee reviews TDS' Forms 10-Q and 10-K prior to filing with the SEC. The Audit Committee's agenda for meetings is established by the Audit Committee's chairperson with input from other Committee members and the TDS Vice President—Internal Audit. During 2020, at each of its regularly scheduled meetings, the Audit Committee spoke with senior members of TDS' financial management team. Additionally, the Audit Committee had separate private sessions with TDS management, TDS' Vice President—Internal Audit, TDS' General Counsel, and representatives of PwC, at which candid discussions regarding financial management, legal, accounting, auditing and internal control issues took place. Each year the Audit Committee also holds at least one private meeting with TDS’ Chief Security and Privacy Officer (CSPO). In 2020 there were two private meetings with the CSPO.
The Audit Committee is updated periodically on management's process to assess the adequacy of TDS' system of internal control over financial reporting, the framework used to make the assessment and management's conclusions on the effectiveness of TDS' internal control over financial reporting. The Audit Committee also discussed with PwC TDS' internal control assessment process, management's assessment and its evaluation of TDS' system of internal control over financial reporting.
The Audit Committee reviewed with senior members of management, including the Vice President—Internal Audit and General Counsel, TDS' policies and procedures with respect to risk assessment and risk management. The overall adequacy and effectiveness of TDS' legal, regulatory and ethical compliance programs, including TDS' Code of Business Conduct, anti-Harassment policy and Whistleblower hotline activity were also reviewed.
The Audit Committee evaluates the performance of PwC, including the senior audit engagement team, each year and determines whether to reengage PwC or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors' capabilities and the auditors' technical expertise and knowledge of TDS' operations and industry. Based on this evaluation, the Audit Committee intends to engage PwC as TDS' independent registered public accountants for the year ending December 31, 2021. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, TDS anticipates that it will continue to request shareholders to ratify the selection of the independent registered public accounting firm at annual meetings of shareholders.
TDS has engaged PwC since 2002 which leads the Audit Committee to consider tenure. Based on the quality of PwC’s services and the mandated rotation of PwC’s lead engagement partner, the Audit Committee is confident that the Company is receiving quality, independent public accounting services and that continued retention of PwC is in the best interest of the Company and its shareholders.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and PwC the audited financial statements of TDS, including the quality of the financial reporting, the reasonableness of significant accounting judgments and estimates, the clarity of disclosures in the financial statements, and the assessment of TDS' internal controls over financial reporting. In performing all of these functions, the Audit Committee acts in an oversight capacity and relies on TDS' management and PwC. By the members of the Audit Committee of the board of directors of TDS:

George W. Off, Chair	Clarence A. Davis	Christopher D. O'Leary	Wade Oosterman

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
What am I being asked to vote on in Proposal 3?
In Proposal 3, we are providing shareholders with a vote to approve, on an advisory basis, the compensation of our Named Executive Officers ("NEO") as disclosed in this 2021 Proxy Statement as required, including Compensation Discussion and Analysis, compensation tables and discussions. This vote is required to be submitted to shareholders pursuant to SEC rules adopted under provisions in the Dodd-Frank Act. The advisory vote on executive compensation described in this proposal is commonly referred to as a "Say-on-Pay" vote.
TDS is required to request shareholders to vote, on an advisory basis, on the frequency of holding Say-on-Pay votes, commonly referred to as a "Say-on-Frequency" vote, at least once every six years. TDS held a Say-on-Frequency vote at the 2017 Annual Meeting and the shareholders voted by a substantial majority to hold a Say-on-Pay vote every year. Based on the Say-on-Frequency votes in 2017, the TDS board of directors adopted a policy to hold the Say-on-Pay vote every year. Accordingly, TDS is holding a Say-on-Pay vote every year unless and until this policy is changed and it will submit the next Say-on-Frequency proposal to shareholders at the 2023 Annual Meeting.
This proposal gives our shareholders the opportunity to express their views on the overall compensation of our named executive officers and the compensation philosophy, policies and practices.
How does the board of directors recommend that I vote on this proposal?
The board of directors unanimously recommends a vote FOR approval of the Say-on-Pay proposal.
TDS believes that its executive compensation program is reasonable, competitive and strongly focused on pay for performance. TDS' compensation objectives for executive officers are to support the overall business strategy and objectives, attract and retain high-quality management, link compensation to both individual and company performance, and provide compensation that is both competitive and consistent with our financial performance.
Consistent with these goals, the Compensation Committee has developed and approved an executive compensation philosophy to provide a framework for TDS' executive compensation program featuring the policies and practices described in the Executive Summary of the Compensation Discussion and Analysis below.
Is this vote binding on the board of directors?
The Say-on-Pay vote is an advisory vote only, and therefore will not bind TDS, our board of directors or the Compensation Committee. However, the board of directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.
Your board of directors unanimously recommends a vote "FOR" the approval of Proposal 3.

EXECUTIVE AND DIRECTOR COMPENSATION
The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation Table and other tables included below, as well as our financial statements and management's discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Compensation Discussion and Analysis
The Compensation Discussion and Analysis (CD&A) describes the TDS executive compensation programs and practices and the compensation decisions for the following Named Executive Officers (NEOs) in 2020:

Named Executive Officer	Position with the Company During 2020
LeRoy T. Carlson, Jr.	Director and President and CEO, TDS
Laurent C. Therivel	Director and President and CEO, UScellular
Peter L. Sereda	Executive Vice President and Chief Financial Officer, TDS
James W. Butman	Director and President and CEO, TDS Telecom
Scott H. Williamson	Senior Vice President, Acquisitions and Corporate Development, TDS
Kenneth R. Meyers	Former Director and Former President and CEO and Senior Advisor to the CEO, UScellular
The NEOs consist of the Company’s principal executive officer, principal financial officer and the three most highly compensated executive officers in office at the end of the 2020 fiscal year and one former executive.
Compensation Philosophy and Objectives
TDS and its business units are committed to providing the very best in customer satisfaction, achieving long-term profitable growth, and building the high-quality teams required to make this possible. As such, we focus on operating in a fiscally responsible manner, and on recruiting and retaining talented employees who believe in the Company's values and long-term perspective.
We assess and evaluate our compensation programs based on conditions throughout the year and there were no changes to the design or payout of our pay programs due to COVID-19 for 2020.
The objectives of TDS' compensation programs for executive officers are to:
•support TDS' overall business strategy and objectives;
•attract and retain high-quality leadership;
•link individual compensation with attainment of individual performance goals and with attainment of business unit and TDS objectives; and
•provide competitive compensation opportunities consistent with the financial performance of TDS.
The primary financial focus of TDS as a consolidated enterprise is the increase of long-term shareholder value measured primarily in such terms as consolidated operating revenue, consolidated adjusted earnings before interest, taxes, depreciation, amortization and accretion, consolidated capital spending, return on capital, and total shareholder return. Operating units of TDS may have somewhat different primary financial measures. TDS' compensation policies for executive officers are designed to reward the achievement of such corporate performance goals.
TDS' compensation programs are designed to reward performance on both a short-term and long-term basis and to align management's interests. With respect to the NEOs, the design of compensation programs and performance rewarded are similar but with some differences for each of the NEOs depending on such officer's position and responsibilities. TDS' policies establish incentive compensation performance goals for executive officers based on factors over which such officers are believed to have some control and which are viewed as important to TDS' long-term success. TDS believes compensation should be related to the performance of TDS.
The Compensation Committee evaluates the performance of the President and CEO of TDS in light of the annual and long-term objectives for TDS and its primary business units and the degree of attainment of those objectives and sets the elements of compensation for him considering such performance evaluation and compensation principles.
With respect to the other executive officers identified in the Summary Compensation Table, the Compensation Committee reviews management's evaluation of the performance of such executive officers, as approved by the President and CEO, and determines and approves the elements of compensation for such executive officers, considering such performance evaluations and compensation principles and the Compensation Committee's own assessment of the performance of these officers, as discussed below.

Executive Compensation Best Practices
We annually review all elements of compensation and where appropriate may make changes. The following provides a summary of "what we do" and "what we don't do".

What We Do
☑ To align pay and performance, we grant performance-based stock units
☑ We design our compensation programs with the goal of motivating executive officers to act in the long-term interest of TDS
☑ Our executive officer compensation levels are based in part on competitive market compensation data supplied by our Compensation Committee's independent compensation consultant, Compensation Strategies, Inc., and by our compensation consultant, Willis Towers Watson
☑ We have an independent Compensation Committee that reviews and approves the salaries, bonuses and long-term compensation of executive officers (other than the President and Chief Executive Officer of UScellular, whose compensation is approved by UScellular's Chairman and Long-Term Incentive Compensation Committee)

☑ To align the executive bonus program with the interests of our shareholders, TDS bonuses paid in 2021 with respect to 2020 performance were paid with an 80% company performance weighting and a 20% individual weighting
☑ Our compensation goal is to provide compensation and benefit programs that are competitive, attractive and fiscally responsible
☑ The maximum amount of the TDS bonus paid to officers related to company performance is 195% of the target opportunity allocated to company performance
☑ TDS would intend to seek to adjust or recover awards or payments if performance measures are restated or otherwise adjusted as described under "Clawback" below
☑ TDS provides limited perquisites

What We Don't Do
☒ Hedging by directors and officers is prohibited ☒ Except in limited circumstances, our plans, awards and agreements do not include tax gross-ups	☒ TDS does not backdate options or have any program, plan or practice to time the grant of awards in coordination with the release of material non-public information
Results on Say-on-Pay Vote
At our 2020 annual meeting, approximately 99% of the votes cast for the Say-on-Pay vote were in support of the Company’s executive compensation program. Considering that substantial support and other factors, the Compensation Committee did not make any significant changes to TDS’ executive compensation policies and decisions in 2020.
Changes to Officer Bonus Plan
TDS did not make any material changes to its Officer Bonus Plan for the 2020 performance year.
TDS' Compensation Program
The elements of executive compensation under TDS' compensation program include both annual cash and long-term equity compensation. Annual compensation decisions are based on both individual and corporate short-term and long-term performance. TDS has chosen to pay and provide these elements of compensation after considering common compensation practices of peers and other companies with similar characteristics, in order to support TDS' overall business strategy and objectives. Executive compensation is intended to provide an appropriate balance between long-term and short-term performance.
Elements of Compensation

Annual Cash Compensation	Equity Compensation	Other Benefits Available to Named Executives	Other Generally Applicable Benefit Plans
• Salary	• Performance Share Units	• Supplemental Executive Retirement Plan	• Tax-Deferred Savings Plan (401(k))
• Bonus	• Stock Options	• Limited Perquisites	• Pension Plan
	• Restricted Stock Units	• Deferred Compensation	• Welfare Benefits (during employment and retirement)

The following charts summarize the material elements of the Company's 2020 executive compensation programs for NEOs. Percentages are rounded. The Company's CEO and other NEOs have a substantial portion of their target compensation at-risk due to it being tied to company performance.
(1) The All Other NEOs chart excludes the 2020 compensation of Mssrs. Therivel and Meyers since all or most of their 2020 compensation was paid by UScellular.
The Compensation Committee does not consider an officer's outstanding equity awards or stock ownership levels when determining the value of the long-term incentive award component of such officer's compensation. The Compensation Committee makes long-term incentive awards based on performance for a particular year and other considerations.
Risks Relating to Compensation of Executive Officers
TDS does not believe that incentives related to compensation encourage executive officers to take unnecessary, excessive or inappropriate risks that could threaten the value of TDS, or that risks arising from compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Also, TDS does not believe that risks arising from TDS' compensation policies and practices for its employees, including non-executive officers, are reasonably likely to have a material adverse effect on TDS.
Compensation Consultant
Willis Towers Watson is TDS management's primary compensation consultant but has from time to time provided market compensation data and other materials to the Compensation Committee. Willis Towers Watson also provides compensation consulting and other services to UScellular, which are described in the UScellular 2021 proxy statement. The TDS Compensation Committee has no decision making authority in UScellular's compensation policies or practices.
As required by SEC rules, the following discloses the role of Willis Towers Watson in determining or recommending the amount or form of executive officer compensation, the nature and scope of the assignment, and the material elements of the instructions or directions given to Willis Towers Watson with respect to the performance of its duties under its engagement. Willis Towers Watson provides external market compensation data to TDS from their executive compensation survey database. See "Benchmarking/Market Compensation Data" below. Willis Towers Watson also performs other services for TDS, which may include consulting on TDS compensation plans.
The Compensation Committee's charter provides that it shall have the authority to engage advisors as it deems necessary to carry out its duties and that TDS shall provide appropriate funding for any advisor retained, as well as ordinary administrative expenses that are necessary or appropriate in carrying out its duties. Pursuant to such authority, since 2008, the Compensation Committee has retained and obtained the advice of Compensation Strategies, Inc., a provider of executive compensation consulting services. TDS management has no role in the engagement of Compensation Strategies and Compensation Strategies has not provided any services to TDS nor its affiliates other than its services to the Compensation Committee.

As required by SEC rules, the following discloses the role of Compensation Strategies in determining or recommending the amount or form of executive officer compensation, the nature and scope of the assignment, and the material elements of the instructions or directions given to Compensation Strategies with respect to the performance of its duties under its engagement: Compensation Strategies reviews TDS' various executive compensation elements and programs and provides independent analysis and advice to the Compensation Committee for the purpose of evaluating such elements and programs. As discussed below under "Benchmarking/Market Compensation Data", Compensation Strategies conducted a competitive review of compensation levels of TDS executive officers in 2020. In 2020, Compensation Strategies also provided advice to the Compensation Committee relating to the designs of the bonus program and the long-term incentive program, as well as advice on other elements of compensation.
Compensation Consultant Conflicts of Interest
As required by SEC and NYSE rules, with regard to Willis Towers Watson and Compensation Strategies, the Compensation Committee considered if their work raised any conflict of interest.
Based on its review, the Compensation Committee determined that the work did not raise any conflict of interest considering the factors identified in Rule 10C-1 under the Securities Exchange Act of 1934, as amended.
Although the independence rules of Section 303.05 of the NYSE Listed Company Manual are not applicable to TDS because it is a controlled company, the Compensation Committee believes that Compensation Strategies would satisfy the independence requirements of such rules if they were applicable, considering the factors identified in Rule 10C-1.
Neither Willis Towers Watson nor Compensation Strategies provides any advice as to director compensation.
Unrealized Components of Compensation
The compensation reported under "Stock Awards" and "Option Awards" in the Summary Compensation Table represents grant date values as required by SEC rules and does not represent currently realized or realizable compensation. The NEOs will not realize cash from such awards unless and until any stock awards are vested and the shares received upon vesting are sold for cash, or unless and until any stock options become exercisable, are exercised and the shares received upon exercise are sold for cash. There is no assurance that this will occur. In general, awards are subject to a risk of forfeiture and the options will expire if not exercised during their term. The compensation realized by a NEO may be more or less than the amount reported in the Summary Compensation Table below depending on the performance of the TDS stock price and other factors. With respect to 2020, the amount of compensation realized by each NEO can be approximated by (i) deducting from the amount in the "Total" column in the Summary Compensation Table the amounts reported in the "Stock Awards" and "Option Awards" columns for such officer, and (ii) adding the values realized by such officer as set forth in the Option Exercises and Stock Vested table below. However, other unrealized components of compensation also may be included in the Summary Compensation Table, such as retirement plan contributions that are subject to a vesting schedule.
Benchmarking/Market Compensation Data
TDS uses broad-based survey data from Willis Towers Watson to identify the ranges of annual cash compensation considered to be appropriate for the NEOs. This database also was used in evaluating the equity compensation awards of the NEOs. TDS believes this approach provides a reasonably accurate reflection of the competitive market for such elements of compensation necessary to retain current executives and attract future executives to positions at TDS. The identities of the individual component companies that are included in the Willis Towers Watson database are not disclosed nor considered by TDS or the Compensation Committee. TDS relies upon and considers to be material only the aggregated survey data prepared by Willis Towers Watson.
The Compensation Committee obtains peer group information and compensation data from Compensation Strategies for determination of NEO salaries and bonuses. With respect to 2020, Compensation Strategies provided market data for a peer group for purposes of a competitive review of compensation levels of TDS' executive officers and this was used for final approval of NEO compensation.
Compensation Strategies created an industry peer group that consisted of the following 15 publicly-traded companies as they existed at the beginning of 2020: Altice USA, Inc., American Tower Corp., Cable One, Inc., CenturyLink Inc., Cincinnati Bell Inc., Consolidated Communications Holding, Inc., Crown Castle International Corp., DISH Network Corporation, Equinix, Inc., IDT Corporation, NII Holdings, Inc., SBA Communications Corporation, Shenandoah Telecommunications Co., ViaSat Inc., and Vonage Holdings Corp. These companies were included in this analysis because they are companies somewhat similar in revenues and market capitalization to TDS and/or in similar industries.
TDS also considers compensation arrangements at the companies in the peer group index included in the "Stock Performance Graph" that is included in the TDS Annual Report to shareholders, as well as other companies in the telecommunications industry and other industries, to the extent considered appropriate, based on similar size, function, geography or otherwise. This information is used to generally understand the market for compensation arrangements for executives.

Company Performance
UScellular produced a payout of 96.5% of target for the company performance portion of its 2020 executive officer bonus plan, as disclosed in the UScellular 2021 proxy statement. TDS Telecom company performance for purposes of its 2020 bonus plan was determined to be 127.1% of target. For bonuses relating to 2020 performance paid in 2021, TDS company performance was based on consolidated results of TDS across the enterprise. There were no financial adjustments due to COVID-19 that impacted consolidated TDS results. The TDS consolidated company performance for purposes of its 2020 bonus paid in 2021 was determined to be 106.5% of target.
For the 2020 performance year, the TDS consolidated company performance was based on the following three metrics with the following weights: consolidated operating revenue (50%), consolidated adjusted earnings before interest, taxes, depreciation, amortization and accretion (40%), and consolidated capital expenditures (10%).
The following shows TDS' calculation of consolidated company performance with respect to 2020. The below amounts are based on the performance metrics established specifically for bonus purposes and may not agree with TDS' financial statements, which are based on accounting principles generally accepted in the United States of America ("GAAP"), or with other publicly disclosed measures. As compared to GAAP, the below bonus metrics results and targets may be adjusted for amounts relating to items such as acquisitions and divestitures, material accounting adjustments, or major business decisions. The below bonus targets are intended to reflect the regular operating results over which TDS officers have significant influence.

($ in millions) Performance Measures	Final Bonus Results for 2020(1)	Final Target for 2020	Bonus Results (as a % of Target)	Minimum Threshold Performance (as a % of Target)	Maximum Performance (as a % of Target)	Interpolated % of Target Bonus Earned (if within Minimum and Maximum Range)	Weight	Weighted Avg % of Target Bonus
Consolidated Operating Revenue	$5,225	$5,336	97.9%	90%	110%	89.6%	50%	44.8%
Consolidated Adjusted Earnings before Interest, Taxes, Depreciation, Amortization and Accretion	$1,384	$1,329	104.2%	85%	115%	127.9%	40%	51.1%
Consolidated Capital Expenditures	$1,317	$1,332	98.9%	105%	90%	105.7%	10%	10.6%
Overall Company Performance							100%	106.5%
_______________________
(1)Final Bonus Results for 2020 performance are based on externally reported metrics
If a metric does not meet the minimum threshold performance level, the plan provides that it will be at the discretion of the Compensation Committee to determine if a bonus will be paid with respect to such metric. If maximum performance or greater is achieved, 200% of the bonus opportunity for that metric will be funded, except with respect to Consolidated Capital Expenditures for which the maximum bonus opportunity is 150% of target. As shown above, the minimum threshold was achieved with respect to all the three metrics, but performance was less than maximum performance for all three metrics. As a result, the payout level was interpolated as indicated above based on the formula included in the TDS bonus plan.
Personal Objectives and Performance
In addition to TDS and/or business unit performance, the Compensation Committee may consider personal objectives and performance. There was no minimum level of achievement of any personal objectives that was required for any cash compensation decision. The assessment of the achievement of personal objectives is not formulaic, objective or quantifiable. Instead, the individual performance considerations are factors, among others, that are taken into account in the course of making subjective judgments in connection with compensation decisions.
The TDS officer bonus plan considers company performance and individual performance when determining the amount of bonuses.

TDS Corporate Objectives and Accomplishments
In addition to achieving TDS financial performance of 106.5% of target as discussed above, TDS Corporate supported the overall organization in the following initiatives:
•achieving targets for EBITDA, Capital Spending and Free Cash Flow in a long-term sustainable manner;
•emphasizing cost control initiatives at TDS Corporate and business units;
•assisting UScellular in developing a strategy related to the millimeter wave and mid-band spectrum auctions;
•assisting TDS Telecom in the successful execution of its fiber deployment program;
•developing financing strategies to fund spectrum purchases, network investments and fiber growth programs while maintaining financial flexibility;
•building our ESG program and disclosures;
•continuing to develop our talent throughout the organization including a board mentoring program for executives with board members; and
•successfully onboarding a new CEO at UScellular.
The following shows the position, tenure and primary responsibilities of each NEO, which, among other factors, were considered in connection with compensation paid by TDS in or with respect to 2020:

	LeRoy T. Carlson, Jr.	Laurent C. Therivel	Peter L. Sereda	James W. Butman	Scott H. Williamson	Kenneth R. Meyers
Position at TDS	Director and President and CEO	Director and Executive Officer	Executive Vice President and Chief Financial Officer	Director and Executive Officer	Senior Vice President—Acquisitions and Corporate Development	Former Director and Executive Officer
Position at UScellular	Director and Chairman	Director and President and CEO	Director	N/A	N/A	Former President and CEO and Senior Advisor to the CEO, UScellular
Position at TDS Telecom	Director and Chairman	N/A	Director and Vice President and Treasurer	Director and President and CEO	N/A	N/A
Year Appointed to Current Officer Title	1981 (President) and 1986 (CEO)	2020	2019	2018	1998	2013 (President and CEO) and 2020 (Senior Advisor to CEO)
Year First Involved with TDS or its Subsidiaries as Director or Employee	1968	2020	1998	1985	1995	1987
Primary Responsibilities for 2020	Primary responsibility for operations and performance of TDS and subsidiaries as TDS CEO	Primary responsibility for operations and performance of UScellular as its CEO	Primary responsibility for capital markets, cash & investment management, insurance and risk management, general accounting, financial reporting and controls, tax, and financial analysis & strategic planning.	Primary responsibility for operations and performance of TDS Telecom as its CEO	Primary responsibility for acquisitions and corporate development, and auction strategy of TDS and subsidiaries	Formerly responsible for operations and performance of UScellular as its CEO

New UScellular CEO Compensation rewards Revenue Growth and improved Return on Capital
In order to attract Laurent Therivel to UScellular it was important that UScellular provide a compensation package that motivated him to join the company and provided incentive for him to drive performance and superior results, ultimately strengthening UScellular and building shareholder value over time.
Mr. Therivel and UScellular entered into a letter agreement on June 1, 2020, (the “Therivel Letter Agreement”) relating to his appointment as President and CEO. Compensation highlights from the Therivel Letter Agreement include:
•A base salary of $755,000 per year through December 31, 2020 (pro-rated for months employed during 2020), with a salary review following year-end 2020
•A target annual bonus opportunity for 2020 equal to 110% of annual base salary (pro-rated for months employed during 2020)
•Assuming continued employment, a one-time cash retention payment of $1,300,000 on December 1, 2020, $400,000 on June 30, 2022, $885,000 on December 1, 2023 and $295,000 on December 1, 2024
•An initial restricted stock unit award with a grant date value of $2,250,000, which will cliff vest six years after the start date of employment
Additionally, to drive revenue growth and improved return on capital, in connection with his hiring Mr. Therivel was granted an Initial CEO performance-based equity award (“Accomplishment Award”) with a grant date value equal to $4,500,000 tied to satisfaction of:
1.an average total revenue growth rate that exceeds the average total revenue growth rate of the wireless industry
2.an average annual return on capital that exceeds six percent
Mr. Therivel’s Accomplishment Award, which is similar to a performance share unit award, was designed without a minimum, target or maximum. Instead, it was designed to only vest upon the achievement of the above-described two performance conditions during the same two calendar-year period commencing no earlier than January 1, 2021 and ending no later than December 31, 2026. The Accomplishment Award is binary - the award does not vest if both performance conditions are not satisfied. The company believes that revenue growth and return on capital are important financial metrics that will help build shareholder value over time.
The Therivel Letter Agreement provides that, starting in 2021, it is anticipated that Mr. Therivel will receive annual equity grants with a target grant date value not less than $4,000,000. The 2021 grants are anticipated to have a target grant date value equal to $4,500,000.
The Therivel Letter Agreement provides for a possible severance payment and provides that certain payments and awards shall vest upon involuntary termination or a change in control. See Table of Potential Payments upon Termination or Change in Control below for additional information.
UScellular determined that the compensation items in the Therivel Letter Agreement were appropriate based on a review of a CEO market analysis from Willis Towers Watson that equally blended two market benchmarks - CEO and Segment Head. The analysis also included a review of similarly sized companies within the general industry. In the case of Mr. Therivel’s equity awards, the award was recommended by the UScellular Chairman and approved by the UScellular Long Term Incentive Compensation Committee.
Pre-Employment Consulting Agreement with New CEO
TDS entered into a consulting agreement with Mr. Therivel that was designed to provide the TDS President and CEO with consultation, advice, and information concerning the business and operations of TDS and its affiliates. This agreement provided that Mr. Therivel would perform these duties as an independent contractor. During the term from May 1, 2020 to June 30, 2020, TDS paid Mr. Therivel a consulting fee in the amount of $40,000 per month.

Ongoing Arrangement with Kenneth Meyers
UScellular and Kenneth R. Meyers were parties to a letter agreement dated July 25, 2013 relating to his appointment as President and CEO effective June 22, 2013 (the "Meyers Letter Agreement"). Pursuant to the Meyers Letter Agreement, Mr. Meyers’ outstanding stock options remain exercisable until the earlier of the third anniversary of Mr. Meyers' retirement and the tenth anniversary of their grant date. For the length of the option exercise period, and as a condition to the continued exercisability of the option, he is to provide up to 30 hours a month of consulting services for which he will be compensated at a rate of $500 per hour. In addition, pursuant to the Meyers Letter Agreement, Mr. Meyers is entitled to a monthly payment equal to the retiree medical subsidy he would have received as a retiree of TDS (UScellular retirees are not eligible for a retiree medical subsidy), with a tax gross-up.
Annual Cash Compensation
Annual compensation decisions are based partly on individual and corporate short-term performance and partly on individual and corporate cumulative long-term performance during the executive's tenure in his or her position, particularly with regard to the TDS President and CEO. Additionally, general industry compensation data is used in evaluating annual compensation.
The Compensation Committee also considers recommendations from the TDS President and CEO regarding compensation for the NEOs other than himself, each of which reports directly to him. TDS' Senior Vice President—Human Resources prepares for the Compensation Committee an analysis of compensation paid to similar executive officers of other comparable companies. See "Benchmarking/Market Compensation Data" above.
In general, other facts and circumstances that are considered in making annual cash compensation decisions include TDS' status as a public company and a controlled company; the fact that TDS is primarily a regional competitor and that some of its competitors are national or global telecommunications companies that are much larger than TDS and possess greater resources than TDS; the value of TDS' assets; and TDS' primary financial focus of increasing long-term shareholder value.
The Compensation Committee also considers relevant information provided by the TDS Human Resources department and Compensation Strategies.
The elements of compensation and ranges for such elements are discretionary. No specific measures of performance or factors are considered determinative in the compensation of executive officers. Ultimately, it is the informed judgment of the Compensation Committee, after reviewing all the facts and circumstances, that determines the elements of compensation and total compensation for the NEOs.
Base Salary
The base salary of each NEO is set within the range identified for this element based on an assessment of the responsibilities and the performance of such officer, also taking into account the performance of TDS and/or its business units or divisions, other comparable companies, the industry and the overall economy during the preceding year, as well as other factors. The Summary Compensation Table includes the dollar value of base salary (cash and non-cash) earned by the NEOs during 2020, 2019 and 2018, whether or not paid in such year.
The following shows certain information relating to the rate of base salary paid by TDS in 2020 compared to 2019 for the NEOs primarily compensated by TDS:

	LeRoy T. Carlson, Jr.	Peter L. Sereda	James W. Butman	Scott H. Williamson
2019 Base Salary effective 1/1/19	$1,352,700	$600,000	$612,500	$697,000
2020 Base Salary effective 1/1/20	$1,352,700	$612,000	$640,500	$700,000
$ Change in 2020	—	$12,000	$28,000	$3,000
% Change in 2020	—	2.0%	4.6%	0.4%
The TDS Compensation Committee reviews the base salary and bonus of the executive officers on an aggregate basis as described below under "Total Cash Compensation."

Bonus
TDS established the 2020 Officer Bonus Program for awarding bonuses to certain NEOs. For bonuses relating to 2020 performance that were paid in 2021, 20% of an NEO's target bonus was based on the individual's performance and the remaining 80% was based on company performance (utilizing the weightings and metrics described above under "Company Performance"). The maximum amount of the bonus actually paid based on company performance could not exceed 195% of the target and the maximum bonus based on individual performance could not exceed 160% of the target.
The program provided that the TDS Telecom President and CEO would have the same company and individual performance weightings as the other NEOs, provided that the company performance was to be based on TDS Telecom's performance rather than TDS' consolidated performance. However, the amount of the bonus payable to the TDS Telecom President and CEO was not formulaic and was based on TDS' Officer Bonus Plan, TDS Telecom metrics and various other performance measures and is at the discretion of the TDS President and CEO and the Compensation Committee.
The TDS President and CEO did not participate in the 2020 Officer Bonus Plan. Rather, TDS has established performance guidelines and procedures for awarding bonuses to the President and CEO, TDS. These guidelines and procedures provide that the Compensation Committee in its sole discretion determines whether an annual bonus will be payable to the President and CEO, TDS for a performance year and, if so, the amount of such bonus, and describe factors that may be considered by the Compensation Committee in making such determination, including any factors that the Compensation Committee in the exercise of its judgment and discretion determines relevant. The guidelines and procedures provide that no single factor will be determinative and no factor will be applied mechanically to calculate any portion of the bonus of the TDS President and CEO. The entire amount of the bonus is discretionary. The guidelines and procedures provide that the TDS President and CEO will have no right or expectation with respect to any bonus until the Compensation Committee has determined whether a bonus will be paid for a performance year.
The TDS 2020 Officer Bonus Program did not cover the UScellular President and CEO, who is subject to a separate bonus arrangement as described in UScellular's 2021 proxy statement.
Summary of Bonus Payments
The following shows information with respect to each NEO that received a bonus for 2020 performance (paid in 2021) from TDS, showing the amount of bonus awarded. The bonus for 2020 performance for Mssrs. Therivel and Meyers was paid by UScellular as described in the UScellular 2021 proxy statement.
As noted above under "Company Performance," the overall percentage achieved by TDS with respect to company performance for 2020 was determined to be 106.5%. Certain amounts below are rounded.

		Formula	LeRoy T. Carlson, Jr.	Peter L. Sereda	James W. Butman	Scott H. Williamson
a	2020 base salary		$1,352,700	$612,000	$640,500	$700,000
b	Target bonus percentage (informal for Mr. Carlson and Mr. Butman)		90%	60%	75%	50%
c	Target bonus for 2020	a × b	$1,217,430	$367,200	$480,375	$350,000
d	Percentage of 2020 target bonus based on company performance (informal for Mr. Carlson and Mr. Butman)		N/A	80%	N/A	80%
e	Target bonus for company performance	c × d	—	$293,760	—	$280,000
f	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" column based on company performance in 2020 (1)	e × 106.5%	—	$312,900	—	$298,200
g	Percentage of 2020 target bonus based on individual performance (informal for Mr. Carlson and Mr. Butman)		N/A	20%	N/A	20%
h	Target bonus for individual performance	c x g	—	$73,440	—	$70,000
i	Discretionary bonus factor based on individual performance		N/A	136%	N/A	132%
j	Calculation of amount of discretionary bonus based on individual performance	h x i	N/A	$100,000	N/A	$92,200
k	Other bonus (1)		$1,292,900	—	$622,000	—
l	Subtotal of amount reported under "Bonus" column	j + k	$1,292,900	$100,000	$622,000	$92,200
m	Total bonus for 2020 paid in 2021 (sum of amount reported under "Non-Equity Incentive Plan Compensation" column and amount reported under "Bonus" column	f + l	$1,292,900	$412,900	$622,000	$390,400
n	Total percent of target bonus	m / c	106%	112%	129%	112%
(1)Unlike the TDS 2020 Officer Bonus Program, which provides that a specified percentage of an officer's bonus will be determined based on company performance measures (as described above) and that the remaining percentage will be discretionary based on individual performance, the bonus guidelines for the TDS President and CEO (LeRoy T. Carlson, Jr.), do not provide such specificity and provide that the entire amount of the bonus is discretionary. Accordingly, the entire amount of the bonus for LeRoy T. Carlson, Jr. is reported under the "Bonus" column of the Summary Compensation Table. In addition, although the TDS Officer Bonus Program and TDS Telecom bonus plan metrics are used as guidelines for the bonus for the TDS Telecom President and CEO (James. W. Butman), the actual amount of the bonus paid is not formulaic and is based on such bonus arrangements, metrics of TDS Telecom and various other facts and circumstances. Accordingly, the entire amount of the bonus for James W. Butman is reported under the "Bonus" column of the Summary Compensation Table.
The bonus for Mssrs. Carlson and Butman reflects the Compensation Committee's subjective judgment of the bonus that they should receive based on company performance, individual performance and other factors, including total cash compensation of base salary and bonus, as discussed below.
The individual performance percentage for Mssrs. Sereda and Williamson was based on the recommendation of the TDS President and CEO based on his subjective judgment of their personal achievements and performance in 2020.
Laurent C. Therivel and Kenneth R. Meyers did not receive a bonus from TDS because their bonuses were paid by UScellular, as described in UScellular's 2021 proxy statement.
Total Cash Compensation
The following shows information relating to total cash compensation in 2020 for the NEOs compensated primarily by TDS:

	LeRoy T. Carlson, Jr.	Peter L. Sereda	James W. Butman	Scott H. Williamson
Base Salary in 2020	$1,352,700	$612,000	$640,500	$700,000
2020 Bonus Paid in 2021	$1,292,900	$412,900	$622,000	$390,400
Total Cash Compensation in 2020	$2,645,600	$1,024,900	$1,262,500	$1,090,400

The amount reported above as Base Salary represents the NEO's 2020 base salary. The Compensation Committee, based on its analysis and consultation with Compensation Strategies, believes that total target and cash compensation paid to TDS executive officers is in line with TDS' peers and that a greater proportion of the total cash compensation should be paid as salary and less should be paid as bonus compared to peers.
The Compensation Committee bases its decisions on a subjective view of the appropriate cash compensation to be provided to the NEOs considering the following:
•Importance and performance of job responsibilities
•Financial performance of TDS and its subsidiaries
•Years of service with TDS, TDS Telecom and/or UScellular
•Compensation of officers at comparable companies with similar responsibilities
Long-Term Equity Compensation
The Compensation Committee also determines long-term equity compensation awards to the NEOs (other than the President and CEO of UScellular whose equity awards are determined by the UScellular Long-Term Incentive Compensation Committee) under the TDS long-term incentive plans, which awards historically have included options, restricted stock units, performance share units and bonus match units, as discussed below. Long-term equity is usually granted to all equity recipients at the same time each year. TDS may also make grants of equity awards during other times of the year as it deems appropriate. All option, restricted stock unit, performance share unit and bonus match unit awards are expensed over the applicable vesting periods.
Although the Compensation Committee has the discretion to grant various awards, prior to 2016 it generally only granted service-based restricted stock units and service-based options. However, beginning in 2016, performance share unit awards were added to the long-term incentive mix of awards granted to NEOs. With respect to long-term compensation, the Senior Vice President—Human Resources prepares an analysis of long-term compensation which is presented to the Compensation Committee who approves the long-term compensation of the NEOs in part based on such information. The Compensation Committee also looks at the mix of salary, bonus and long-term incentive compensation, and obtains additional information from its compensation consultant, Compensation Strategies.
Long-term compensation awards for NEOs are based, in part, on company and individual performance, with the goal of increasing long-term company performance and shareholder value. Stock options, restricted stock units and bonus match units generally vest over three years, and performance share unit awards are subject to a three-year performance period, to reflect the goal of relating long-term executive compensation to increases in shareholder value over the same period. The President and CEO of TDS may recommend to the Compensation Committee long-term compensation in the form of stock option, performance share unit and restricted stock unit grants or otherwise for the executive officers other than himself.
Performance share units better align compensation with the Company's long-term strategy
Long-term equity compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value. In 2016 TDS began issuing performance share units to certain NEOs. In 2019, TDS expanded the base of employees eligible for performance share units to executive officers, officers and directors.
Performance for the financial-based performance share units is measured over a three-year time period using three key performance metrics. The three-year performance period applicable to each year's performance share unit awards results in an overlap of performance periods.
Performance against the goals established for each award is measured separately for each year's award. Information relating to prior awards was disclosed in previous proxy statements. The below describes the performance measures that are applicable to the 2020 awards, describes the current level of performance achievement of the 2020 awards and provides certain additional information regarding such awards. The performance measures established for executives of TDS differed from the performance measures established for executives of TDS Telecom.
With the pay-for-performance program, each of the designated executives was granted a performance share unit award with a payout target opportunity in TDS Common Shares. The payout could be increased up to 200% of target or reduced to 0% based on achievement of the key metrics.

TDS performance metrics and methodology for 2020 performance share unit awards

		Methodology during Performance Period	Weighting
Return on Capital ("ROC")	•	Average of the three fiscal years in the performance period	40%
	•	Based on Adjusted Net Operating Profit After Tax divided by Average Capital
Total Revenue	•	Cumulative Consolidated Operating Revenue over the three fiscal years in the performance period	40%
Relative Total Shareholder Return ("TSR")	•	Comparison of TDS to specified peer group from the beginning to the end of the performance period	20%
	•	Dividends, if any, are deemed to be reinvested in additional shares of the subject company, based on the then-current closing stock price
TDS performance share unit peer group at December 31, 2020

Altice USA, Inc. American Tower Corp. AT&T, Inc. Cable One, Inc. Charter Communications, Inc. Cincinnati Bell, Inc. Comcast Corp.	Consolidated Communications Holdings, Inc. Crown Castle International Corp. DISH Network Corp. Equinix, Inc. IDT Corp Lumen Technologies, Inc.	SBA Communications Corp. Shenandoah Telecommunications Co. T-Mobile U.S. Inc. Verizon Communications, Inc. ViaSat Inc. Vonage Holdings Corp.
The peer group companies may change from time to time due to reorganizations or mergers and acquisitions.
TDS performance share unit performance for 2020 Grants
Below are the three TDS performance share unit metrics along with the potential number of shares that would be issued to NEO recipients of the TDS awards with respect to the performance share units awarded in 2020 based on Threshold, Target and Maximum performance. Payout as a percent of Target in the table, below, is based on expectations of performance as of December 31, 2020. The final determination of performance will be based on achievement during the three year performance period, which ends on December 31, 2022.

Performance Measure	Threshold(1)	Target	Maximum(2)	Payout (as a % of Target)(3)
Total Revenue	—	123,918	247,836	—%
Return on Capital	—	123,918	247,836	187.0%
Relative Total Shareholder Return	30,980	61,960	123,920	100.0%
	30,980	309,796	619,592
________________
(1)Represents the minimum payout level possible that is more than a zero (0) payout. In the case of performance share unit grants utilizing TDS performance measures, the minimum payout level possible will result if the threshold levels for the Total Revenue and Return on Capital measures are not achieved, and the Relative Total Shareholder Return measure (which has a weight of 20%) achieves a 50% payout. Such a scenario will result in a payout which is 10% of the Target amount (calculated as 20% x 50%) times 309,796 shares. If none of the Threshold amounts are achieved, the payout would be zero (0).
(2)Represents the maximum number of TDS Common Shares that would be delivered if each company performance measure equals or exceeds 200% of Target.
(3)Represents December 31, 2020 assessed probability of achieving the performance targets. At December 31, 2020, the expectation of final performance at vest date was less than the Target but more than the Threshold for the 2020 grants. Final determination of payout will be based on actual results. Actual payout as a percentage of Target could differ significantly from that projected in the table above.
The following summarizes the TDS performance share unit awards granted to Mssrs. Carlson, Sereda and Williamson during 2020. These grants were made utilizing the TDS performance measures. James W. Butman was granted a performance award which utilized the TDS Telecom performance measures. Mr. Therivel and Mr. Meyers did not receive a grant because they were employed by UScellular.

2020 TDS PSU Grants

	Threshold	Target	Maximum
LeRoy T. Carlson, Jr.	26,267	262,669	525,338
Peter L. Sereda	2,256	22,559	45,118
Scott H. Williamson	2,457	24,568	49,136
Total	30,980	309,796	619,592
The grant date fair value of the performance share unit awards is calculated in accordance with FASB ASC 718.
Performance on 2018 Performance Share Units Produced a 99.7% Payout
The performance period for the 2018 performance share units ended on December 31, 2020 and was certified by the Compensation Committee on February 22, 2021. The certified attainment was 99.7% and the shares have been issued.

Performance Measure	3-Year Cumulative Results	Target (100% Payout)	Payout % Achieved	Final Award(1)
Total Revenue	$15.51 Billion	45,583	87.2%	42,917
Return on Capital	3.6%	45,583	162.0%	79,776
Relative Total Shareholder Return	24.1%	22,791	—	—
Total Performance Share Units		113,957	99.7%	122,693
________________
(1)Includes accumulated dividend equivalents.
The following summarizes the adjustment on February 22, 2021 of the performance share unit awards granted during 2018 to the following NEOs:

	Target Award	Payout above/(below) Target(1)	Total Award Payout on February 22, 2021
LeRoy T. Carlson, Jr.	84,827	6,499	91,326
Peter L. Sereda	11,530	884	12,414
Scott H. Williamson	17,600	1,353	18,953
Total	113,957	8,736	122,693
________________
(1)Includes accumulated dividend equivalents.
In 2019 TDS began granting performance share units to TDS Telecom executives to align compensation with its long-term strategy
TDS began issuing performance share units to senior-level employees of TDS Telecom in 2019. Performance for the financial-based performance share units is measured over a three-year time period using three key performance metrics specific to TDS Telecom's performance. James W. Butman is the only TDS NEO subject to the TDS Telecom performance measures.
With this pay-for-performance program, each of the TDS Telecom participants was granted a performance share unit award with a payout target opportunity in TDS Common shares. The payout can be increased up to 200% of target or reduced to 0% based on achievement of the key metrics. Performance share units accumulate dividend equivalents (in the form of additional performance share units) which are forfeitable if the performance metrics are not achieved. Dividend equivalents are accrued each quarter that TDS pays a dividend for the period between the grant date and the date the award is settled and will only be issued if and when the shares underlying the performance share units are issued.

TDS Telecom performance metrics and methodology for 2020 performance share unit awards (January 1, 2020 through December 31, 2022 performance period).

		Methodology during Performance Period	Weighting
Total Revenue	•	Cumulative Operating Revenue over the three fiscal years in the performance period	40%
Adjusted Earnings Before Interest, Tax, Depreciation, Amortization and Accretion ("EBITDA") Margin Percent	•	Average of the three fiscal years in the performance period	40%
	•	Based on Adjusted EBITDA divided by Operating Revenue
Return on Capital ("ROC")	•	Average of the three fiscal years in the performance period	20%
	•	Based on Adjusted Net Operating Profit After Tax divided by Average Capital

TDS Telecom performance share unit performance for 2020 Grants
Below are the three TDS Telecom performance share unit metrics along with the potential number of shares that would be issued to James W. Butman with respect to the performance share units he was awarded in 2020 based on Threshold, Target and Maximum performance. Payout as a percent of Target in the table, below, is based on expectations of performance as of December 31, 2020. The final determination of performance will be based on achievement during the three year performance period, which ends on December 31, 2022.

Performance Measure	Threshold(1)	Target	Maximum(2)	Payout (as a % of Target)(3)
Total Revenue	—	12,090	24,180	95.0%
Adjusted Earnings Before Interest, Tax, Depreciation, Amortization and Accretion ("EBITDA") Margin Percent	—	12,090	24,180	110.2%
Return on Capital ("ROC")	3,023	6,045	12,090	141.3%
James W. Butman	3,023	30,225	60,450
________________
(1)Represents the minimum payout level possible that is more than a zero (0) payout. In the case of 2020 performance share unit grants, utilizing TDS Telecom performance measures, the minimum payout level possible will result if the threshold levels for the Total Revenue and EBITDA Margin Percent measures are not achieved, and the Return on Capital measure (which has a weight of 20%) achieves a 50% payout. Such a scenario will result in a payout which is 10% of the Target amount (calculated as 20% x 50%) times 30,225 shares. If none of the Threshold amounts are achieved, the payout would be zero (0).
(2)Represents the maximum number of TDS Common Shares that would be delivered if each company performance measure equals or exceeds 200% of Target.
(3)Represents December 31, 2020 assessed probability of achieving the performance targets. At December 31, 2020, the expectation of final performance at vest date was more than the Target but less than the Maximum for the 2020 grants. Final determination of payout will be based on actual results. Actual payout as a percentage of Target could differ significantly from that projected in the table above.
The grant date fair value of the performance share unit awards is calculated in accordance with FASB ASC 718.
Options and Restricted Stock Units
Performance is also a factor in determining the number of shares subject to restricted stock unit and option awards made to the executive officers. A NEO receives an award of restricted stock units in the current year based in part on the achievement of certain levels of corporate performance in the immediately preceding year and an award of options in the current year based in part on the achievement of certain levels of individual performance in the immediately preceding year.
Executive officers do not automatically become entitled to any options or restricted stock units as a result of the achievement of any corporate or individual performance levels. Although prior year performance is considered by the Compensation Committee, the award of options and restricted stock units is entirely discretionary and a NEO has no right to any options or restricted stock units unless and until they are awarded.

The NEOs who were employed by TDS in 2019 received an award of restricted stock units in 2020, in part, based on the achievement of certain levels of corporate performance in 2019. The grant date fair value of restricted stock units is calculated as the product of the number of shares underlying the award and the closing price of the underlying shares on the grant date, reduced by the estimated value of the discounted cash flows of dividends that would normally be received with respect to the underlying shares (because restricted stock units do not receive credit for dividends prior to vesting). The restricted stock units granted in 2020 vest in full (cliff vesting) on May 21, 2023, subject to continued employment.
The NEOs who were employed by TDS in 2019 also received an award of options in 2020 based, in part, on the achievement of certain levels of individual performance in 2019. The grant date fair value of stock options is calculated using the Black-Scholes valuation model. Options granted in 2020 vest in full (cliff vesting) on May 21, 2023 and are exercisable until May 21, 2030, in each case subject to continued employment.
The total target long-term incentive value is determined by multiplying the officer's salary for the immediately preceding year by a multiple. The multiple is determined considering the officer's job responsibilities and the market compensation data from Willis Towers Watson. See "Benchmarking/Market Compensation Data". The target value is also adjusted for performance.
The following summarizes the TDS stock option, performance share unit and restricted stock unit grants made by the Compensation Committee on May 21, 2020 to the following NEOs (the amounts below may be rounded).

		Formula	LeRoy T. Carlson, Jr.	Peter L. Sereda	James W. Butman	Scott H. Williamson
a	2019 Base Salary		$1,352,700	$600,000	$612,500	$697,000
b	Multiple used		220%	160%	210%	150%
c	Long-Term Incentive Target Value	a × b	$2,975,940	$960,000	$1,286,250	$1,045,500
d	Target Options (1)	(c × 10%)/$4.24	—	22,646	30,342	24,663
e	Target Options for CEO (1)	(c x 10%)/$3.63	82,023	—	—	—
f	Individual Performance % for 2019		94%	125%	135%	119%
g	Options Granted	d × f (CEO e x f)	77,100	28,307	40,962	29,349
h	PSUs Granted (1)	(c x 45%)/$19.15	—	22,559	30,225	24,568
i	PSUs Granted to CEO (1)(2)		262,669	—	—	—
j	Target RSUs (1)	(c × 45%)/$17.21	—	25,095	33,623	27,330
k	Target RSUs for CEO (1)	(c x 45%)/$16.10	83,172	—	—	—
l	Company/Business Unit Performance % for 2019		99.2%	99.2%	123.0%	99.2%
m	RSUs Granted (1)	j x l (CEO k x l)	82,507	24,894	41,356	27,111
__________________
(1)The NEOs other than Mr. Carlson were granted a mix of: options (10%); performance share units (45%) and restricted stock units (45%). For financial reporting purposes, the values used were determined using methodology based on FASB ASC 718. The values calculated for 2020 for NEOs other than Mr. Carlson were $4.24 per TDS stock option, $19.15 per TDS performance share unit and $17.21 per TDS restricted stock unit, using the closing stock price on May 21, 2020. With respect to Mr. Carlson's awards, the values were calculated independently by Compensation Strategies, using a closing stock price on May 7, 2020, resulting in values of $3.63 per TDS stock option, $18.03 per TDS performance share unit and $16.10 per TDS restricted stock unit.
(2)The Compensation Committee determined the size and composition of Mr. Carlson's equity award after conducting a review of his compensation and determining that Mr. Carlson's compensation was below the 50th percentile of the compensation paid to CEOs in the Company's compensation peer group. Accordingly, the Committee determined to provide Mr. Carlson with an equity award that would bring Mr. Carlson's total compensation for 2020 closer to that 50th percentile level. The Compensation Committee determined that Mr. Carlson's equity award would be more heavily weighted to PSUs in order to align with the interest of shareholders. Mr. Carlson's equity awards were determined solely and separately by the Compensation Committee.
Mssrs. Therivel and Mr. Meyers participated in the UScellular long-term incentive plans as described in the UScellular 2021 proxy statement.

Analysis of Compensation
The following table identifies the percentage of each element of total compensation of each of the NEOs based on the Summary Compensation Table for 2020:

	LeRoy T. Carlson, Jr.	Laurent C. Therivel	Peter L. Sereda	James W. Butman	Scott H. Williamson
Salary	14.2%	4.1%	29.2%	22.4%	31.9%
Bonus	13.6%	16.5%	4.8%	21.8%	4.2%
Stock Awards	68.3%	73.1%	41.0%	45.2%	42.7%
Stock Options	3.4%	—	5.7%	6.1%	5.7%
Non-Equity Incentive Plan Compensation	—	2.6%	14.9%	—	13.6%
Other	0.5%	3.7%	4.3%	4.6%	1.9%
	100.0%	100.0%	100.0%	100.0%	100.0%

As indicated in the Summary Compensation Table, LeRoy T. Carlson, Jr.'s total compensation for 2020 was $9,512,073 and the total compensation for the other NEOs for 2020 ranged from a high of $2,858,394 to a low of $2,096,511, excluding Mssrs. Therivel and Meyers whose compensation was not set by the TDS Compensation Committee. Accordingly, in 2020, Mr. Carlson's total compensation was approximately 3.3 times greater than the total compensation of the next highest compensated NEO.
TDS recognizes that its compensation practices must be competitive in order to attract and retain high quality management. TDS considers the compensation practices of peers and other companies with similar characteristics.
The Compensation Committee believes that the elements of compensation and total compensation of the above NEOs determined by TDS were set at an appropriate level considering the foregoing principles.
Other Benefits and Plans Available to NEOs
The NEOs participate in certain other benefits and plans, as described below.
To attract and retain high quality management, TDS' compensation packages are designed to compete with other companies for talented employees. The Compensation Committee believes that the NEOs must be offered a competitive compensation package, including benefits and plans. Benefits and plans are an important part of the mix of compensation but do not significantly affect decisions relating to other elements of annual or long-term compensation.
Deferred Salary and Bonus under Deferred Compensation Arrangements
Deferred Salary and/or Bonus Arrangements.  The NEOs are permitted to defer salary and/or bonus into an interest-bearing arrangement pursuant to deferred compensation agreements or plans. Pursuant to the agreement or plan, the officer's deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for amounts deferred as an employee of TDS or TDS Telecom, or the twenty-year Treasury Bond rate for amounts deferred as an employee of UScellular, plus 1.25 percentage points, until the deferred compensation amount is paid to such person.
Deferred Bonus under Long-Term Incentive Plan ("LTIP").  In addition to being permitted to defer some or all of their bonuses into an interest-bearing arrangement as described immediately above, the NEOs are also permitted to defer some or all of their bonuses pursuant to a LTIP. Deferred bonus is deemed invested in TDS Common Share Units under the applicable TDS LTIP in the case of deferrals attributable to employment with TDS and in UScellular Common Share Units under the applicable UScellular LTIP in the case of deferrals attributable to employment with UScellular. The NEOs who defer bonus into deferred compensation stock units also receive a company match from TDS, other than the President and CEO of UScellular, who participates in and may receive a match from UScellular under the applicable UScellular LTIP, as described in the UScellular 2021 proxy statement. The match from TDS equals the sum of (i) 25 percent of the deferred bonus which does not exceed one-half of the NEO's gross bonus for the year, and (ii) 33 percent of the deferred bonus which exceeds one-half of the NEO's gross bonus for the year.

UScellular LTIP
The UScellular President and CEO does not participate in the TDS LTIP. Instead, the UScellular President and CEO participates in the UScellular 2013 LTIP. The Therivel Letter Agreement specifies the terms of his initial and annual equity awards and the Meyers Letter Agreement specifies the terms of certain equity awards granted to him. Mssrs. Therivel and Meyers received grants of equity awards under the UScellular 2013 LTIP in 2020. The UScellular 2013 LTIP is described in UScellular's 2021 proxy statement.
SERP
Each of the NEOs participates, formerly participated or will participate following satisfaction of minimum service requirements in a supplemental executive retirement plan or SERP, which is a non-qualified defined contribution plan. The SERP is not intended to provide substantial benefits other than to replace the benefits which cannot be provided under the TDS Pension Plan as a result of tax law limitations on the amount and types of annual employee compensation which can be taken into account under a tax qualified pension plan. The SERP is unfunded.
Perquisites
TDS provides few perquisites to its officers. In addition, TDS has no formal plan, policy or procedure which entitles executive officers to any perquisites following termination or change in control. However, from time to time, TDS or its affiliates may enter into employment, retirement, severance or similar agreements that may provide for certain limited perquisites.
Perquisites and personal benefits represent a relatively insignificant portion of the NEOs' total compensation. Accordingly, they do not materially influence the Compensation Committee's consideration in setting compensation.
Impact of Accounting and Tax Treatments of Particular Forms of Compensation
The Compensation Committee considers the accounting and tax treatments of particular forms of compensation, primarily to be informed and to confirm that company personnel understand and recognize the appropriate accounting and tax treatments that will be required with respect to compensation. However, accounting treatments do not significantly impact the Compensation Committee's determinations of the appropriate compensation for TDS executive officers.
The Compensation Committee places more significance on the tax treatments of particular forms of compensation, because these may involve an actual cash expense to the Company or the executive officer.
Subject to certain exceptions, Section 162(m) of the Internal Revenue Code provides a $1 million annual limit on the amount that a publicly held corporation is allowed to deduct as compensation paid to each of the corporation's principal executive officer ("PEO"), principal financial officer ("PFO") and a corporation's three most highly compensated officers, exclusive of the corporation's PEO and PFO, plus any individuals subject to limitation in a prior year which may include certain former officers of the Company. The Tax Cuts and Jobs Act eliminated the performance-based compensation exception to Section 162(m) (with an exception for certain compensation paid under written binding contracts in effect on November 2, 2017 that are not materially modified). As a result, unless subject to the exception, compensation paid to TDS' covered executive officers in excess of $1 million per year generally will not be deductible, even if it is performance-based. TDS believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote corporate goals. Accordingly, although TDS considers the deductibility of particular forms of compensation, TDS expects to approve elements of compensation that TDS believes are consistent with the objectives of our executive compensation program, even though annual compensation in excess of $1 million per covered executive officer generally will not be deductible.
TDS generally does not have any arrangements with its executive officers pursuant to which it has agreed to "gross-up" payments due to taxes or to otherwise reimburse officers for the payment of taxes, except with respect to certain perquisites and reimbursement related to Mr. Meyers' retiree medical benefits.
Clawback
Depending on the facts and circumstances, TDS would intend to seek to adjust or recover awards or payments if the relevant TDS performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Under the Dodd-Frank Act, TDS will be required to adopt a formal clawback policy that satisfies SEC and NYSE requirements after the requirements are adopted.
TDS Policy on Executive Stock Ownership
TDS does not have a formal policy relating to stock ownership by executive officers. However, because the President and CEO of TDS, UScellular and TDS Telecom are all directors of TDS, they are subject to the stock ownership guidelines applicable to directors. See "Corporate Governance—Stock Ownership Guidelines" and "Security Ownership of Certain Beneficial Owners and Management".

Prohibition of Derivative Trading, Hedging and Pledging of Shares
TDS' Policy Regarding Insider Trading and Confidentiality provides that the board of directors, officers and selected other persons that are subject to the earnings blackout policy may not, under any circumstances, trade options for, pledge, or sell "short," any securities of TDS or UScellular, and may not enter into any hedging, monetization or margin transactions with respect to any such securities.

Compensation Committee Report
The TDS' Compensation Committee oversees TDS' compensation program on behalf of the board of directors. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in TDS' Proxy Statement and the Company's Annual Report on Form 10-K for the year-ended 2020.
This Compensation Committee Report is submitted by:

Christopher D. O'Leary, Chair	Clarence A. Davis	Kimberly D. Dixon	Wade Oosterman	Gary L. Sugarman

Risks from Compensation Policies and Practices
Based on its assessment in 2020, TDS does not believe that its compensation policies and practices risks are reasonably likely to have a material adverse effect on the Company or its financial statements or that any portion of the compensation encourages excessive risk taking. TDS' compensation policies and practices have been developed over time with the assistance of Willis Towers Watson and Compensation Strategies.
TDS believes that its compensation programs do not encourage excessive risk taking for the following reasons:
•Our programs contain a mix of short and long-term compensation.
•Bonuses are not derived from a single component; individual and company performance components discourage risk taking.
•A portion of long-term incentive compensation is restricted stock units which have value, unlike stock options which might be unexercisable due to stock price.
•Our performance share unit awards utilize multiple and diverse performance metrics to promote progress toward financial goals. Multiple diverse performance metrics discourage risk taking.
•Stock options have a ten year exercise period, which discourages short-term risk taking.
TDS believes there is less risk related to compensation policies and practices for non-executive officers than executive officers.
In general, TDS believes that its risks are similar to those at other publicly traded companies. As a company engaged in Wireless, Wireline, Cable and HMS businesses, TDS also faces risks like other companies of comparable size and industry sector. TDS does not have any business units that have significantly different risk profiles (such as a business unit involved in finance, securities, investing, speculation or similar activities), or where compensation expense is a dominant percentage of the business unit's revenues or with a risk and reward structure that varies significantly from the overall risk and reward structure of TDS.
Also, depending on the facts and circumstances, TDS may seek to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, which is believed to discourage risk taking.

Compensation Tables
Summary of Compensation
The following table summarizes the compensation earned by the named executive officers in 2020, 2019 and 2018.

2020 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (a)	Stock Awards (b)	Option Awards (c)	Non-Equity Incentive Plan Compensation (d)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (e)	All Other Compensation (f)	Total
LeRoy T. Carlson, Jr. (1)(4)(6)
President and CEO of TDS	2020	$1,352,700	$1,292,900	$6,495,275	$326,827	—	$5,983	$38,388	$9,512,073
	2019	$1,352,700	$1,195,029	$4,041,048	$258,905	—	$5,450	$32,649	$6,885,780
	2018	$1,352,700	$1,481,900	$3,584,354	$116,014	—	$4,755	$36,674	$6,576,397
Laurent C. Therivel (2)(4)(6)
President and CEO of UScellular	2020	$377,500	$1,527,170	$6,749,987	—	$240,430	—	$339,643	$9,234,730

Peter L. Sereda (3)(4)(5)
Executive Vice President and Chief Financial Officer of TDS (since 6/24/19)	2020	$612,000	$100,000	$860,553	$119,993	$312,900	$3,742	$87,322	$2,096,511
	2019	$576,250	$82,345	$821,941	$107,022	$247,455	$3,151	$82,396	$1,920,560

James W. Butman (6)
President and CEO of TDS Telecom	2020	$640,500	$622,000	$1,290,748	$173,638	—	$30,009	$101,499	$2,858,394
	2019	$612,500	$583,406	$1,011,313	$132,894	—	$20,355	$98,966	$2,459,435
	2018	$562,500	$515,200	$448,785	$466,861	—	$20,896	$115,970	$2,130,212
Scott H. Williamson (6)
Senior Vice President-Acquisitions and Corporate Development of TDS	2020	$700,000	$92,200	$937,190	$124,410	$298,200	$7,016	$33,908	$2,192,924
	2019	$697,000	$91,330	$1,083,970	$134,873	$276,570	$6,068	$23,935	$2,313,746
	2018	$697,000	$107,545	$920,400	$120,320	$363,555	$4,978	$87,142	$2,300,940
Kenneth R. Meyers (4)(5)(6)
Former President and CEO and Advisor to the CEO, UScellular	2020	$854,250	$683,400	$6,972,071	—	—	$46,099	$107,776	$8,663,596
	2019	$1,095,000	$1,058,000	$6,573,652	—	—	$29,229	$88,113	$8,843,994
	2018	$1,051,000	$1,280,400	$6,156,729	—	—	$24,448	$87,560	$8,600,137
__________________
Explanation of Columns:
(a)For 2020 bonuses paid in 2021, LeRoy T. Carlson, Jr., deferred 15% into TDS deferred compensation stock units and Laurent C. Therivel deferred 30% into UScellular deferred compensation stock units. After Kenneth R. Meyers' retirement in September 2020, Mr. Meyers was paid his 2020 bonus prorated for months worked and he deferred 50% into UScellular deferred compensation stock units.
(b)In accordance with FASB ASC 718, this represents the aggregate grant date fair value. Assumptions made in the valuation of the stock awards in this column are described in TDS' financial statements for the year ended December 31, 2020.
(c)The table below provides both the grant date fair value at target, and also at maximum, for the 2020 performance share unit awards using the May 21, 2020 grant date closing price of $19.15 for TDS and the July 1, 2020 grant date closing price of $31.03 for Mr. Therivel's UScellular grant which has a maximum payout at target, or 100%. Mr. Meyers did not receive a performance share unit award in 2020.

	LeRoy T. Carlson, Jr.	Laurent C. Therivel	Peter L. Sereda	James W. Butman	Scott H. Williamson
Grant Date Value (100%)	$5,030,111	$4,500,002	$432,005	$578,809	$470,477
Maximum Value (200%)	$10,060,222	N/A	$864,010	$1,157,618	$940,954
(d)In accordance with FASB ASC 718, represents the aggregate grant date fair value. Assumptions made in the valuation of the option awards in this column are described in Note 18—Stock-Based Compensation, in TDS' financial statements for the year ended December 31, 2020.

(e)Represents the portion of the bonus that represents non-equity incentive plan compensation pursuant to SEC rules. See the discussion under "Bonus" in the above Compensation Discussion and Analysis and in Note (6) below to the above Summary Compensation Table.
(f)Includes the portion of interest that exceeded 120% of the amount calculated utilizing the AFR at the time the interest rate was set. Each of the NEOs currently participates, formerly participated or will participate following satisfaction of minimum service requirements in a supplemental executive retirement plan or SERP. In addition, column (e) includes interest on any deferred salary or bonus that exceeded 120% of the amount calculated utilizing the AFR, as indicated in the below table.

	LeRoy T. Carlson, Jr.	Laurent C. Therivel	Peter L. Sereda	James W. Butman	Scott H. Williamson	Kenneth R. Meyers
SERP	$5,983	—	$3,742	$3,894	$7,016	$7,865
TDS Deferred Salary and Bonus	—	—	—	$26,114	—	$13,319
UScellular Deferred Salary and Bonus	—	—	—	—	—	$24,915
Total Excess Earnings	$5,983	—	$3,742	$30,009	$7,016	$46,099
(g)Does not include any discount amount under the TDS dividend reinvestment plans because such discounts are available generally to all security holders of TDS.
Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is $10,000 or more. Perquisites do not include expenditures that are used exclusively for business purposes.

	LeRoy T. Carlson, Jr.	Laurent C. Therivel	Peter L. Sereda	James W. Butman	Scott H. Williamson	Kenneth R. Meyers
Perquisites (if $10,000 or more):
Corporate automobile allowance and related expenses	$13,567	$7,198	$13,781	$14,878	$12,650	$7,425
Other (Club Dues, Health and Fitness Reimbursements)	$3,200	—	—	$11,790	$368	—
Other (Moving and Relocation expenses paid by TDS and then assessed to UScellular)	—	$131,351	—	—	—	—
Other (Non-Cash Award) (a)	—	—	—	—	—	$42,640
Tax gross up relating to corporate automobile allowance, moving and relocation expenses, and transfer of automobile	$10,791	$112,544	$5,711	$7,002	$10,061	$33,912
Total Perquisites if $10,000 or more	$27,558	$251,093	$19,492	$33,669	$23,078	$83,977
Other (Consulting agreement with TDS)	—	$80,000	—	—	—	—
Contributions to Benefit Plans
TDSP	$10,830	$8,550	$10,830	$10,830	$10,830	$10,830
Pension Plan	—	—	$14,373	$12,226	—	$12,969
SERP	—	—	$42,627	$44,774	—	—
Total, including perquisites if $10,000 or more	$38,388	$339,643	$87,322	$101,499	$33,908	$107,776
(a)Mr. Meyers retired in 2020 and title to his corporate automobile was transferred to him upon retirement. The line item reflects the value of such automobile at the time of transfer to Mr. Meyers.
Perquisites are valued based on the incremental cost to TDS. No amount is reported if the executive officer reimburses the cost to TDS. In 2020, perquisites primarily included an automobile allowance, moving and relocation expenses, and transfer of automobile. Also, TDS and UScellular reimbursed the officers' additional taxes related to the automobile allowance, moving and relocation expenses, and transfer of automobile.
TDS and UScellular purchase tickets to various sporting, civic, cultural, charity and entertainment events. They use these tickets for business development, partnership building, charitable donations and community involvement. If not used for business purposes, they may make these tickets available to employees, including the NEOs, as a form of recognition and reward for their efforts. Because such tickets have already been purchased, we do not believe that there is any aggregate incremental cost to TDS or UScellular if a named executive officer uses a ticket for personal purposes.
TDS and its participating subsidiaries make annual employer contributions to the TDSP and Pension Plan for each participant.
The SERP is a non-qualified defined contribution plan that is available only to board-approved officers.

Footnotes:
(1)LeRoy T. Carlson, Jr., is included as TDS' principal executive officer. He is also Chairman of UScellular and TDS Telecom.
(2)Laurent C. Therivel is included in the above table as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer of TDS. The following is brief description of the letter agreement with Mr. Therivel. Further information about Mr. Therivel's compensation is included in the UScellular 2021 proxy statement.
a.Initial Equity Awards: An initial restricted stock unit award with a grant date value of $2,250,000, which will cliff vest on July 1, 2026. An initial equity award with a grant date value of $4,500,000, with vesting conditional on UScellular achieving, during any two calendar-year period commencing no earlier than January 1, 2021 and ending no later than December 31, 2026, both of the following performance conditions: (i) an annual total revenue growth rate that exceeds the average total revenue growth rate of the wireless industry; and (ii) an average annual return on capital that exceeds six percent.
b.Annual Equity Awards; Starting in 2021, annual equity grants with a target grant date value anticipated to be not less than $4,000,000. The 2021 grants are anticipated to have a target grant date value equal to $4,500,000.
(3)Peter L. Sereda is TDS' principal financial officer and a named executive officer.
(4)LeRoy T. Carlson, Jr., Laurent C. Therivel and Peter L. Sereda are also executive officers and/or directors of UScellular. Mr. Meyers was an executive officer and director of UScellular prior to July 1, 2020.
(5)Kenneth R. Meyers is included in the above table as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer of TDS who was serving as an executive officer at the end of the last completed fiscal year, including executive officers of subsidiaries because he was President and CEO until July 1, 2020. The following is a brief description of the operative of a letter agreement with Mr. Meyers effective June 22, 2013 (the "Meyers Letter Agreement"). Pursuant to the Meyers Letter Agreement, the stock options held by Mr. Meyers at the time of his retirement will remain exercisable until the earlier of the third annual anniversary of retirement and the tenth annual anniversary of their grant date. In addition, Mr. Meyers will be paid a cash amount equal to the employer premium subsidy toward retiree medical coverage that he would received as a retiree of TDS, as grossed up for taxes.
Although Mr. Carlson, Chairman of UScellular was an officer of UScellular in 2020 while employed by TDS, he was compensated by TDS in connection with services for TDS and TDS subsidiaries, including UScellular. A portion of his compensation expense incurred by TDS is allocated to UScellular by TDS, along with the allocation of other compensation expense and other expenses of TDS. This allocation by TDS to UScellular is done in the form of a single management fee pursuant to an Intercompany Agreement between TDS and UScellular. There is no identification or quantification of the compensation of such persons to UScellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by UScellular, UScellular does not obtain details of the components that make up this fee and UScellular does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. Accordingly, all of such compensation expense incurred by TDS is reported in the above table by TDS and is not reported by UScellular. UScellular discloses the amount of the management fee that it pays to TDS in its proxy statement together with a description of the Intercompany Agreement.
(6)The following summarizes the bonus amounts in the 2020 row in the Summary Compensation Table for the named executive officers that were paid a bonus for 2020 performance. The bonus amounts were paid in 2021, with the exception of the bonus paid to Mr. Meyers.

	LeRoy T. Carlson, Jr.	Laurent C. Therivel(2)	Peter L. Sereda	James W. Butman	Scott H. Williamson	Kenneth R. Meyers (1)
Total Bonus paid in for 2020 Performance	$1,292,900	$1,767,600	$412,900	$622,000	$390,400	$683,400
Less amount reported as Non-Equity Incentive Plan Compensation	—	$240,430	$312,900	—	$298,200	—
Amount reported as Bonus for 2020	$1,292,900	$1,527,170	$100,000	$622,000	$92,200	$683,400
(1)Mr. Meyers' bonus for 2020 performance was paid in September 2020 and the bonus was calculated by pro-rating Mr. Meyers' target bonus of $911,200 for months of service during 2020.
(2)Mr. Therivel's informal target bonus for 2020 was $415,250, which is 110% of his base salary of $755,000, as pro-rated based on his hire date of July 1, 2020. Amount includes $1,300,000 cash retention award paid on December 2, 2020 included in the bonus column.
Unlike the bonus program for certain other executive officers, which provides that a specified percentage of an officer's bonus will be determined based on company performance and on individual performance, the bonus guidelines for the President and CEO of TDS (LeRoy T. Carlson, Jr.), do not provide such specificity and provide that the entire amount of the bonus is discretionary. Accordingly, the entire amount of the bonus for LeRoy T. Carlson, Jr. is reported under the "Bonus" column of the Summary Compensation Table. This approach was also used for the bonus paid to James W. Butman.

Information Regarding Plan-Based Awards
The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding plan-based awards in 2020.
2020 Grants of Plan-Based Awards Table

								All Other Stock Awards: Number of Shares of Stock or Units	All Other Stock Awards: Number of Securities Underlying Options	Exercise of Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
					#	#	#
					(a)	(b)	(c)
LeRoy T. Carlson, Jr. (1)
Awards in TDS Shares
TDS Restricted Stock Units	5/21/2020							82,507			$1,420,350
TDS Deferred Compensation Stock Match Units for 2019 Bonus Paid in 2020 (2)	3/6/2020							2,305			$44,814
TDS Performance Share Units (3)	5/21/2020				26,267	262,669	525,338				$5,030,111
Total Grant Date Value of Stock Awards											$6,495,275
TDS Options	5/21/2020								77,100	$19.15	$326,827
Total Grant Date Value of All Awards											$6,822,102
Laurent C. Therivel (1)
Awards in USM Common Shares
USM Restricted Stock Units	7/1/2020							72,510			$2,249,985
USM Performance Share Units (4)	7/1/2020				—	145,021	145,021				$4,500,002
Total Grant Date Value of All Awards											$6,749,987
Peter L. Sereda (1)
Non-Equity Incentive Plan Awards (5)		$14,688	$293,760	$572,832
Awards in TDS Shares
TDS Restricted Stock Units	5/21/2020							24,894			$428,548
TDS Performance Share Units (3)	5/21/2020				2,256	22,559	45,118				$432,005
Total Grant Date Value of Stock Awards											$860,553
TDS Options	5/21/2020								28,307	$19.15	$119,993
Total Grant Date Value of All Awards											$980,546
James W. Butman (1)
Awards in TDS Shares
TDS Restricted Stock Units	5/21/2020							41,356			$711,939
TDS Performance Share Units (3)	5/21/2020				3,023	30,225	60,450				$578,809
Total Grant Date Value of Stock Awards											$1,290,748
TDS Options	5/21/2020								40,962	$19.15	$173,638
Total Grant Date Value of All Awards											$1,464,386
Scott H. Williamson (1)
Non-Equity Incentive Plan Awards (5)		$14,000	$280,000	$546,000
Awards in TDS Shares
TDS Restricted Stock Units	5/21/2020							27,111			$466,713
TDS Performance Share Units (3)	5/21/2020				2,457	24,568	49,136				$470,477
Total Grant Date Value of Stock Awards											$937,190
TDS Options	5/21/2020								29,349	$19.15	$124,410
Total Grant Date Value of All Awards											$1,061,600
Kenneth R. Meyers (1)
Awards in USM Common Shares
USM Restricted Stock Units	4/6/2020							235,678			$6,820,521
USM Deferred Compensation Stock Match Units for 2019 Bonus Paid in 2020 (2)	3/5/2020							2,220			$66,125
USM Deferred Compensation Stock Match Units for 2020 Bonus Paid in 2020 (2)	9/11/2020							2,490			$85,425
Total Grant Date Value of All Awards											$6,972,071

________________
Explanation of Columns:
(a)-(c)The amounts shown under these columns reflect the number of TDS Common Shares that may be earned by each TDS officer as a result of the performance share units granted to such officer under the award. The actual number of TDS Common Shares to be delivered to the NEOs as a result of these performance share units will be determined by the performance of TDS (or TDS Telecom, in the case of Mr. Butman) during the three-year performance period running January 1, 2020 through December 31, 2022, as measured against three performance criteria selected by the Compensation Committee. See footnote (4) to this table for information on the performance share units granted to Laurent C. Therivel. Kenneth R. Meyers did not receive a performance share unit grant in 2020.
Footnotes:
(1)Pursuant to the TDS 2020 Long-Term Incentive Plan, on May 21, 2020, Mssrs. Carlson, Sereda, Butman and Williamson were granted TDS options, TDS restricted stock units and TDS performance share units. Pursuant to UScellular's Long-Term Incentive Plan, on July 1, 2020, Laurent C. Therivel who was granted UScellular restricted stock units and performance share units and on April 6, 2020, Kenneth R. Meyers who was granted UScellular restricted stock units. With respect to TDS awards, information is presented as to the number of TDS Common Shares underlying option or stock awards. Dividends are not earned with respect to TDS shares underlying restricted stock units until the award becomes vested and the shares are issued, on TDS shares underlying options until such options are exercised and the shares are issued and on TDS shares underlying deferred compensation stock match units until such units become vested. The performance share units accumulate dividends (in the form of additional performance share units) which are forfeited if the performance metrics are not achieved. With respect to UScellular awards, information is presented as to the number of USM Common Shares underlying stock awards. UScellular does not currently pay any regular dividends.
(2)Represents the number of deferred compensation stock units in TDS Common Shares awarded to such officer with respect to the company match related to deferred bonus compensation, except that with respect to Kenneth R. Meyers, represents the number of deferred compensation stock units in USM Common Shares. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the match stock units is reported in the Summary Compensation Table under the "Stock Awards" column. See the "Nonqualified Deferred Compensation" table below for information regarding deferred compensation stock units and dividend equivalents.
(3)In 2020, TDS granted performance share unit awards to certain TDS executive officers. Each recipient may be entitled to TDS Common Shares equal to 0% to 200% of a communicated target award depending on the achievement of predetermined performance measures over a three year period. Performance measures for the 2020 awards to the TDS executive officers other than Mr. Butman were Total Revenue, Return on Capital and Relative Total Shareholder Return, and performance measures for the 2020 award to Mr. Butman were Total Revenue, Return on Capital and Adjusted Earnings Before Interest, Tax, Depreciation, Amortization and Accretion (EBITDA) Margin Percent. Performance share unit awards accumulate dividends (in the form of additional performance share units) which are forfeited if the performance metrics are not achieved. The Threshold percentage for each of the performance measures is 50%. However, it is not necessary to achieve each performance measure for an award to vest. It is sufficient that only one of the three performance measures is equal to or greater than the Threshold for the award to vest in part. In the case of the 2020 performance share units awarded to the TDS executive officers other than Mr. Butman, the minimum Threshold amount at which shares will be issued assumes that the Total Revenue and Return on Capital measures are not achieved, and that only the Relative Total Shareholder Return measure (with a weight of 20%) equals or exceeds the minimum Threshold goal (but is less than the Target goal) for such measure (in which case the prorated payout of the Target with respect to such measure would be 50% of the Target for this measure, which is the minimum payout level). In the case of the 2020 performance share units awarded to Mr. Butman, the minimum Threshold amount at which shares will be issued assumes that the Total Revenue and Adjusted EBITDA Margin Percent measures are not achieved, and that only the Return on Capital measure (with a weight of 20%) equals or exceeds the minimum Threshold goal (but is less than the Target goal) for such measure (in which case the prorated payout of the Target with respect to such measure would be 50% of the Target for this measure, which is the minimum payout level). Thus, the Threshold amount is 10% (calculated as 20% × 50%) of the Target amount. The Maximum amount represents the maximum number of TDS Common Shares that would be delivered for company performance if each company performance measure equals or exceeds 200% of Target.
(4)UScellular granted a performance-based equity award to Laurent C. Therivel on July 1, 2020 (the "Accomplishment Award"). This award has a variable vesting period which could range from 2.5 to 6.5 years dependent on attainment of performance conditions. The Accomplishment Award vests if during any two calendar-year period commencing no earlier than January 1, 2021 and ending no later than December 31, 2026, UScellular achieves both of the following performance conditions: (1) an average total revenue growth rate that exceeds the average total revenue growth rate of the wireless industry; and (2) an average annual return on capital that exceeds six percent. Both performance conditions must be satisfied during the same two calendar-year period and the Accomplishment Award is binary - the award does not vest if both performance conditions are not satisfied.
(5)Represents amounts payable under the TDS Officer Bonus Program.

Information Regarding Outstanding Equity Awards at Year End
The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding outstanding equity awards at year end. The information reported below reflects adjustments for the Reclassification to outstanding equity awards on January 24, 2012.
2020 Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

LeRoy T. Carlson, Jr.
Options:
2020 TDS Options (1)		77,100	$19.15	5/21/2030
2019 TDS Options (2)		33,624	$30.72	5/22/2029
2018 TDS Options (3)		18,320	$25.70	5/23/2028
2017 TDS Options (4)	39,700		$27.79	5/24/2027
2016 TDS Options (5)	53,800		$29.45	8/15/2026
2015 TDS Options (6)	236,100		$29.26	5/11/2025
2014 TDS Options (7)	225,000		$26.83	5/16/2024
2013 TDS Options (8)	186,000		$22.60	5/10/2023
2012 TDS Options (9)	309,200		$20.79	5/16/2022
2011 TDS Options (10)	230,000		$29.94	5/13/2021
Restricted Stock Awards:
2020 TDS RSUs (13)					82,507	$1,532,155
2019 TDS RSUs (14)					60,630	$1,125,899
2018 TDS RSUs (15)					57,261	$1,063,337
TDS Bonus Match Units not vested (19)					2,153	$39,981
Performance Share Units:
2020 TDS PSUs (20)							269,866	$5,011,412
2019 TDS PSUs (21)							77,046	$1,430,744
2018 TDS PSUs (22)					91,326	$1,695,924
Total	1,279,800	129,044			293,877	$5,457,296	346,912	$6,442,156
Laurent C. Therivel
Restricted Stock Awards:
2020 USM Initial CEO RSUs (16)					72,510	$2,225,332
Performance Share Units:
2020 USM Initial CEO PSUs (23)							145,021	$4,450,694
Total USM	—	—			72,510	$2,225,332	145,021	$4,450,694

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Peter L. Sereda
Options:
2020 TDS Options (1)		28,307	$19.15	5/21/2030
2019 TDS Options (2)		13,899	$30.72	5/22/2029
2018 TDS Options (3)		12,858	$25.70	5/23/2028
2017 TDS Options (4)	11,584		$27.79	5/24/2027
2016 TDS Options (5)	9,905		$29.45	8/15/2026
2015 TDS Options (6)	36,855		$29.26	5/11/2025
2014 TDS Options (7)	33,927		$26.83	5/16/2024
2013 TDS Options (8)	38,109		$22.60	5/10/2023
2012 TDS Options (9)	54,700		$20.79	5/16/2022
2011 TDS Options (10)	31,700		$29.94	5/13/2021
Restricted Stock Awards:
2020 TDS RSUs (13)					24,894	$462,282
2019 TDS RSUs (14)					16,151	$299,924
2018 TDS RSUs (15)					12,857	$238,754
Performance Share Units:
2020 TDS PSUs (20)							23,175	$430,360
2019 TDS PSUs (21)							12,273	$227,910
2018 TDS PSUs (22)					12,414	$230,528
Total	216,780	55,064			66,316	$1,231,488	35,448	$658,269
James W. Butman
Options:
2020 TDS Options (1)		40,962	$19.15	5/21/2030
2019 TDS Options (2)		17,259	$30.72	5/22/2029
2018 TDS Options (3)		73,723	$25.70	5/23/2028
2017 TDS Options (4)	60,835		$27.79	5/24/2027
2016 TDS Options (5)	54,100		$29.45	8/15/2026
Restricted Stock Awards:
2020 TDS RSUs (13)					41,356	$767,981
2019 TDS RSUs (14)					19,732	$366,423
2018 TDS RSUs (15)					18,817	$349,432
Performance Share Units:
2020 TDS PSUs (20)							31,052	$576,636
2019 TDS PSUs (21)							15,238	$282,970
Total	114,935	131,944			79,905	$1,483,836	46,290	$859,605

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Scott H. Williamson
Options:
2020 TDS Options (1)		29,349	$19.15	5/21/2030
2019 TDS Options (2)		17,516	$30.72	5/22/2029
2018 TDS Options (3)		19,000	$25.70	5/23/2028
2017 TDS Options (4)	18,137		$27.79	5/24/2027
2016 TDS Options (5)	17,781		$29.45	8/15/2026
2015 TDS Options (6)	73,418		$29.26	5/11/2025
2014 TDS Options (7)	69,999		$26.83	5/16/2024
2013 TDS Options (8)	111,542		$22.60	5/10/2023
2012 TDS Options (9)	129,500		$20.79	5/16/2022
2011 TDS Options (10)	80,800		$29.94	5/13/2021
Restricted Stock Awards:
2020 TDS RSUs (13)					27,111	$503,451
2019 TDS RSUs (14)					21,300	$395,541
2018 TDS RSUs (15)					19,626	$364,455
Performance Share Units:
2020 TDS PSUs (20)							25,240	$468,707
2019 TDS PSUs (21)							16,186	$300,574
2018 TDS PSUs (22)					18,953	$351,957
Total	501,177	65,865			86,990	$1,615,404	41,426	$769,281
Kenneth R. Meyers
Options:
2016 USM Options (11)	68,766		$45.87	9/4/2023
2013 USM Initial CEO Options (12)	125,000		$39.71	7/31/2023
Restricted Stock Unit Awards:
2019 USM RSUs (17)					70,791	$2,172,576
2018 USM RSUs (18)					78,420	$2,406,710
Performance Share Units:
2019 USM PSUs (24)					67,435	$2,069,580
2018 USM PSUs (25)					121,818	$3,738,594
Total	193,766	—			338,464	$10,387,460	—	—
______________________________
Explanation of Columns:
(a)With respect to TDS awards, represents the market value of TDS Common Shares underlying stock awards that had not vested as of December 31, 2020 or $18.57 per share. With respect to UScellular awards, represents the market value of USM Common Shares underlying stock awards that had not vested as of December 31, 2020 or $30.69 per share.
Footnotes:
(1)Such 2020 TDS options were granted on May 21, 2020 and become exercisable on May 21, 2023.
(2)Such 2019 TDS Options were granted on May 22, 2019 and become exercisable on May 22, 2022.
(3)Such 2018 TDS Options were granted on May 23, 2018 and become exercisable on May 23, 2021.
(4)Such 2017 TDS Options were granted on May 24, 2017 and became exercisable on May 24, 2020.
(5)Such 2016 TDS Options were granted on August 15, 2016 and became exercisable on May 11, 2019.
(6)Such 2015 TDS Options were granted on May 11, 2015 and became exercisable on May 11, 2018.
(7)Such 2014 TDS Options were granted on May 16, 2014 and became exercisable on May 16, 2017.

(8)Such 2013 TDS Options were granted on May 10, 2013 and became exercisable on May 10, 2016.
(9)Such 2012 TDS Options were granted on May 16, 2012, and became exercisable with respect to one-third of such options on each of May 16, 2013, May 16, 2014 and May 16, 2015.
(10)Such 2011 TDS Options were granted on May 13, 2011, and became exercisable with respect to one-third of such options on each of May 13, 2012, May 13, 2013 and May 13, 2014.
(11)Such 2016 USM Options were granted on April 1, 2016 and became exercisable with respect to one-third of such options on each of April 1, 2017, April 1, 2018 and April 1, 2019. The 2016 USM Options expire on September 4, 2023, the third anniversary of Mr. Meyers' retirement.
(12)The USM Initial CEO Options were granted on July 31, 2013 and became exercisable on June 22, 2019. The USM Initial CEO Options expire on July 31, 2023.
(13)Such 2020 TDS Restricted Stock Units were granted on May 21, 2020 and become vested on May 21, 2023.
(14)Such 2019 TDS Restricted Stock Units were granted on May 22, 2019 and become vested on May 22, 2022.
(15)Such 2018 TDS Restricted Stock Units were granted on May 23, 2018 and become vested on May 23, 2021.
(16)The USM Initial CEO Restricted Stock Units were granted on July 1, 2020 and become vested on July 1, 2026.
(17)Such 2019 USM Restricted Stock Units were granted on April 1, 2019 and became non-forfeitable on September 4, 2020, the date of Mr. Meyers' retirement. The 2019 USM Restricted Stock Units are subject to §409A and will therefore be paid out in April 2021.
(18)Such 2018 USM Restricted Stock Units were granted on April 2, 2018 and became non-forfeitable on September 4, 2020, the date of Mr. Meyers' retirement. The 2018 USM Restricted Stock Units are subject to §409A and will therefore be paid out in April 2021.
(19)Represents deferred compensation stock match units awarded to such NEO with respect to deferred bonus compensation. See "Information Regarding Nonqualified Deferred Compensation" below. Represents the number of TDS Common Shares (or USM Common Shares if indicated) underlying deferred compensation stock match units that have not vested. Generally, one-third of the deferred compensation stock match units become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such officer is an employee of TDS or an affiliate on such date. Upon separation from the Company, the company match is fully vested for employees who are retirement eligible under the TDS Pension Plan. Mr. Carlson qualifies as retirement eligible under the TDS Pension Plan.
(20)Represents 2020 TDS performance share unit awards which will become vested on December 31, 2022, subject to the achievement of threshold performance measures over a three-year period relating to, in the case of Mssrs. Carlson, Sereda and Williamson, Total Revenue, Return on Capital and Relative Total Shareholder Return compared to a defined peer group, and in the case of Mr. Butman, Total Revenue, Return on Capital and Adjusted Earnings Before Interest, Tax, Depreciation, Amortization and Accretion (EBITDA) Margin Percent. The number of shares included in column (i) above is the Target number of shares increased, in accordance with award terms, by dividend equivalents assuming the reinvestment of dividends on such awards. Such dividend equivalents will become vested only if the underlying performance share units become vested.
(21)Represents 2019 TDS performance share unit awards which will become vested on December 31, 2021, subject to the achievement of threshold performance measures over a three-year period relating to, in the case of Mssrs. Carlson, Sereda and Williamson, Total Revenue, Return on Capital and Relative Total Shareholder Return compared to a defined peer group, and in the case of Mr. Butman, Total Revenue, Return on Capital and Adjusted Earnings Before Interest, Tax, Depreciation, Amortization and Accretion (EBITDA) Margin Percent. The number of shares included in column (i) above is the Target number of shares increased, in accordance with awards terms, by dividend equivalents assuming the reinvestment of dividends on such awards. Such dividend equivalents will become vested only if the underlying performance share units become vested.
(22)Represents 2018 TDS performance share unit awards. The three-year performance period ended December 31, 2020 and on February 22, 2021, the Compensation Committee certified a 99.7% payout.
(23)The USM Initial CEO performance share units represent a performance-based equity award granted to Laurent C. Therivel on July 1, 2020 (the "Accomplishment Award"). The award has a variable vesting period which could range from 2.5 to 6.5 years dependent on attainment of performance conditions. The Accomplishment Award vests if during any two calendar-year period commencing no earlier than January 1, 2021 and ending no later than December 31, 2026, UScellular achieves both of the following performance conditions: (1) an average total revenue growth rate that exceeds the average total revenue growth rate of the wireless industry; and (2) an average annual return on capital that exceeds six percent. Both performance conditions must be satisfied during the same two calendar-year period and the Accomplishment Award is binary - the award does not vest if both performance conditions are not satisfied.
(24)Represents 2019 UScellular performance share units that were granted on April 1, 2019 and became vested on September 4, 2020, the date of Mr. Meyers' retirement. The performance period ended on December 31, 2019 with an aggregate 94.3% achievement of certain performance measures. The table reports the actual number of shares based on the 94.3% aggregate achievement of the performance measures. The award will be settled in April 2021.
(25)Represents 2018 UScellular performance share units that were granted on April 2, 2018 and became vested on September 4, 2020, the date of Mr. Meyers' retirement. The table reports the actual number of shares based on the 155.3% aggregate achievement of the performance measures. The award will be settled in April 2021.

Information Regarding Option Exercises and Stock Vested in 2020
The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding option exercises and stock vested in 2020.
2020 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
LeRoy T. Carlson, Jr.
TDS Options Exercised (Exercise Date):
TDS Stock Awards Vested (Date of Vesting):
2017 Restricted Stock Units (5/24/20)			60,619	$1,190,557
2017 Performance Share Units (2/18/20)			31,162	$773,441
TDS Bonus Match Units(1)(2)			3,856	$71,606
Total TDS	—	—	95,637	$2,035,604
Laurent C. Therivel
USM Stock Awards Vested (Date of Vesting):
Total USM	—	—	—	—
Peter L. Sereda
TDS Options Exercised (Exercise Date):
TDS Stock Awards Vested (Date of Vesting):
2017 Restricted Stock Units (5/24/20)			12,731	$250,037
2017 Performance Share Units (2/18/20)			6,547	$162,497
Total TDS	—	—	19,278	$412,534
James W. Butman
TDS Options Exercised (Exercise Date):
TDS Stock Awards Vested (Date of Vesting):
2017 Restricted Stock Units (5/24/20)			15,531	$305,029
Total TDS	—	—	15,531	$305,029
Scott H. Williamson
TDS Options Exercised (Exercise Date):
TDS Stock Awards Vested (Date of Vesting):
2017 Restricted Stock Units (5/24/20)			20,258	$397,867
2017 Performance Share Units (2/18/20)			10,414	$258,475
Total TDS	—	—	30,672	$656,342
Kenneth R. Meyers
USM Options Exercised (Exercise Date):
USM Stock Awards Vested (Date of Vesting):
2020 Restricted Stock Units (9/4/20)			176,759	$6,287,318
2019 Restricted Stock Units (9/4/20)			70,791	$2,518,036
2018 Restricted Stock Units (9/4/20)			78,420	$2,789,399
2017 Restricted Stock Units (4/3/20)			75,543	$2,083,476
2019 Performance Share Units (9/4/20)			67,435	$2,398,663
2018 Performance Share Units (9/4/20)			121,818	$4,333,066
2017 Performance Share Units (4/3/20)			97,013	$2,675,619
USM Bonus Match Units(1)(2)			5,266	$187,306
Total USM	—	—	693,045	$23,272,883

Footnotes:
(1)Pursuant to the TDS 2020 LTIP (or the UScellular LTIP in the case of deferred compensation stock units granted under that plan), the company-match deferred compensation stock units relating to deferred bonus generally vest one-third on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that the award recipient is an employee of TDS or an affiliate on such date. The stock price used to calculate the value realized on vesting was the closing price of TDS Common Shares of $18.57 on December 31, 2020, the last trading day of 2020 (or the closing price of USM Common Shares of $35.57 on September 4, 2020, Mr. Meyers' date of retirement, for USM deferred compensation stock units).
See "Information Regarding Nonqualified Deferred Compensation" below.
Upon separation from the company, the company match is non-forfeitable for employees who are retirement eligible under the TDS Pension Plan. Mr. Carlson qualifies as retirement eligible under the TDS Pension Plan, and Mr. Meyers qualified as retirement eligible under the TDS Pension Plan at the time of his September 4, 2020 retirement.
(2)Vested TDS deferred compensation stock units are credited with dividend equivalents. UScellular does not currently pay regular dividends.
From time to time, TDS and/or UScellular authorizes its executive officers to enter into plans under Section 10b5-1 of the Securities Exchange Act of 1934, as amended. These plans may include specific instructions for the broker to exercise stock options and/or sell stock on behalf of the executive based on a pre-determined schedule or formula. The purpose of such plans is to enable executive officers to recognize the value of their compensation and sell their holdings of TDS and/or UScellular common stock during periods in which the officer would otherwise be unable to buy or sell such stock because important information about TDS and/or UScellular has not been publicly released.
Information Regarding Pension Benefits
TDS and UScellular executive officers are covered by the TDSP, the Pension Plan and the SERP. The named executive officers only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan. Accordingly, the Pension Benefits table required to be provided by SEC rules is not applicable.
Information Regarding Nonqualified Deferred Compensation

The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding nonqualified deferred compensation.
2020 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
LeRoy T. Carlson, Jr.
SERP(1)
Company contribution
Total Interest			$27,794
Balance at year end					$893,313
Bonus Deferral and Company Match into TDS Phantom Shares(3)
Deferral of 2019 Bonus paid in 2020—9,221 TDS Shares	$179,254
Company Match for 2019 Bonus paid in 2020—2,305 TDS Shares		$44,814
Dividend Equivalents of 2,051 TDS Shares			$38,087
Changes in Value in 2020			$(343,723)
Distribution of 9,280 TDS Shares in 2020				$234,609
Accumulated Balance at Year End:
59,866 vested TDS Shares					$1,111,712
2,153 unvested TDS shares					$39,981
Aggregate Totals(4)	$179,254	$44,814	$(277,843)	$234,609	$2,045,006

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Peter L. Sereda
SERP(1)
Company contribution		$42,627
Total Interest			$17,386
Balance at year end					$601,412
Aggregate Totals(4)	—	$42,627	$17,386	—	$601,412
James W. Butman
SERP(1)
Company contribution		$44,774
Total Interest			$18,091
Balance at year end					$626,232
Compensation deferred to Interest Account in prior year (2)
Total Interest			$65,610
Balance at year end					$2,412,890
Aggregate Totals(4)	—	$44,774	$83,701	—	$3,039,122
Scott H. Williamson
SERP(1)
Company contribution		—
Total Interest			$32,591
Balance at year end					$1,047,493
Aggregate Totals(4)	—	—	$32,591	—	$1,047,493

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Kenneth R. Meyers
SERP(1)
Company contribution		—
Total Interest			$36,536
Balance at year end					$1,174,293
Cash Compensation Deferral into Interest Account(2)
TDS Compensation deferred into Interest Account in prior years:
Total Interest			$31,736
Balance at year end					$1,125,271
UScellular Compensation deferred into Interest Account:
Deferred Salary	$6,317
Deferred Bonus	$264,500
Total Interest			$70,664
Balance at year end					$2,817,264
Bonus Deferral and Company Match into TDS Phantom Shares(3)
Dividend Equivalents of 1,463 TDS Shares			$27,168
Changes in Value in 2020			$(274,084)
Accumulated Balance at Year End:
41,417 vested TDS Shares					$769,114
Bonus Deferral and Company Match into USM Phantom Shares(3)
Deferral of 2019 Bonus paid in 2020—8,879 USM Shares	$264,500
Deferral of 2020 Bonus paid in 2020—9,959 USM Shares	$341,700
Company Match for 2019 Bonus paid in 2020—2,220 USM Shares		$66,125
Company Match for 2020 Bonus paid in 2020—2,490 USM shares		$85,425
Changes in Value in 2020			$(204,968)
Accumulated Balance at Year End:
54,217 vested USM Shares					$1,663,920
Aggregate Totals(4)	$877,017	$151,550	$(312,948)	—	$7,549,860
Laurent C. Therivel did not have any nonqualified deferred compensation in 2020.
________________
Footnotes:
(1)Each of the NEOs participate or formerly participated or will participate following satisfaction of minimum service requirements in the SERP. Mr. Carlson did not receive a SERP contribution with respect to 2020 because, based on the terms of the TDS Pension Plan and SERP, his age and other factors, he is deemed to be fully funded and thus no longer eligible for ongoing contributions to such plans. Mr. Therivel did not receive a SERP contribution with respect to 2020 because he had not yet satisfied the plan's minimum service requirements. Under the SERP, the deferred balance is credited with an assumed rate of earnings on all amounts other than the contributions for the current year equal to the yield on ten year BBB rated industrial bonds for the last trading date of the prior year as quoted by Standard & Poor's. The interest rate under the SERP for 2020 was set as of the last trading date of 2019 at 3.17% per annum, based on the yield on ten year BBB rated industrial bonds at such time.
(2)Represents deferred salary and/or bonus accounts pursuant to interest-bearing deferred compensation agreements with Mr. Meyers and Mr. Butman. Pursuant to the agreements, the deferred accounts are credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for salary or bonus deferred as an employee of TDS or TDS Telecom, or the twenty-year Treasury Bond rate for salary or bonus deferred as an employee of UScellular, plus 1.25 percentage points, until the deferred compensation amount is paid to such person.
(3)The amounts represent deferrals of annual bonus under deferred compensation stock unit deferral arrangements.

(4)The following is a summary of the amount of the above year-end total deferred compensation balances which has been included in the compensation reported in the Summary Compensation Table. The below amounts do not include previously reported deferred compensation that has been distributed.

	LeRoy T. Carlson, Jr.	Laurent C. Therivel	Peter L. Sereda	James W. Butman	Scott H. Williamson	Kenneth R. Meyers
Aggregate Deferred Balances 12/31/19 (includes amounts reported as compensation in years prior to 2019)	$2,333,389	—	$541,399	$2,910,647	$1,014,902	$6,834,241
Net amount reported in above table for 2020 (includes amounts reported as compensation in 2019)	$(288,383)	—	$60,013	$128,475	$32,591	$715,619
Aggregate Deferred Balances 12/31/20	$2,045,006	—	$601,412	$3,039,122	$1,047,493	$7,549,860
Potential Payments upon Termination or Change in Control
TDS does not have any plans or policies that provide for severance or other compensation or benefits to the NEOs upon termination or a change in control other than the acceleration of vesting of option and stock awards upon certain events as discussed herein and other than any agreements described in the footnotes to the below Table of Potential Payments upon Termination or Change in Control. TDS may enter into agreements or arrangements with officers that provide for severance or other compensation or benefits under circumstances that are negotiated with an officer in connection with the employment or termination of employment of such officer. Any such agreement or arrangement is based on the facts and circumstances at the time relating to that particular employment relationship.
The acceleration of vesting of awards may be considered to be appropriate upon certain qualified termination events or a change in control, but TDS does not consider it appropriate to generally provide for other significant severance or similar benefits in such events or to permit the acceleration of vesting of awards as a general rule for non-qualified termination events. TDS considers the fact that, unlike companies that may be widely held, TDS is controlled by the TDS Voting Trust. As a result, TDS does not follow the practices of certain other companies that may provide for substantial benefits upon a termination or a change in control as a standard practice. Instead, potential payments upon a termination or a change in control are designed primarily so that employees are neither harmed nor given a windfall in such circumstances. The acceleration of awards under certain circumstances is intended to motivate executive officers to act in the long-term interests of TDS. The foregoing limited and customized approach to termination payments is consistent with TDS' overall compensation objectives, as discussed herein. These objectives assume that officers will be compensated primarily based on performance during their continued employment with TDS and are designed to motivate executive officers to act in the long-term interest of TDS, recognizing that TDS is a controlled company. As a result, these objectives do not contemplate providing significant benefits upon or providing significant incentives with respect to qualified termination events or a change in control or providing any benefits upon non-qualified termination events.
Table of Potential Payments upon Termination or Change in Control
The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a NEO at, following, or in connection with any termination of employment including by resignation, severance, retirement, disability or a constructive termination, or a change in control or a change in the NEO's responsibilities.
The following table provides quantitative disclosure, assuming that the triggering event took place on December 31, 2020. The following describes triggering events ("Triggering Events") under the TDS LTIP:
TDS LTIP:    Additional payments may become due as a result of the acceleration of the vesting of stock options, restricted stock units and/or bonus match units upon the following: (i) a qualified disability (ii) death (iii) a Change in Control and (iv) a qualified retirement.
Additional payments also may become due for the performance share units in the event of death, a qualified disability or a qualified retirement during the performance period, in which case, the officer will receive a pro-rata payout following the performance period based upon actual performance achievement during the performance period. In the event of a Change in Control, payout will be made following the performance period to officers who remain employed through the end of the performance period based upon the greater of target and actual performance achievement, provided that in the event of death, a qualified disability, a qualified retirement, a termination by the officer for good reason or a termination by TDS without cause during the performance period, payout to the officer will vest and generally be accelerated.
The triggering events for UScellular awards are described in the UScellular 2021 proxy statement.
Kenneth R. Meyers retired effective September 4, 2020. Upon his retirement, Mr. Meyers' 2019 and 2018 UScellular restricted stock units and performance stock units became fully vested and will be paid out in April 2021. Mr. Meyers' unvested UScellular deferred compensation stock match units became non-forfeitable on September 4, 2020, the date of Mr. Meyers' retirement, and Mr. Meyers' 2020 UScellular restricted stock units vested and were paid out on September 11, 2020. See the "Option Exercises and Stock Vested" table for details.

2020 Table of Potential Payments upon Termination or Change in Control

Name	Early Vesting of Options	Early Vesting of Stock Awards	Other	Total
	(a)	(b)
LeRoy T. Carlson, Jr.
Unexercisable Stock Options for 129,044 Common Shares(1)				—
Unvested Stock Awards for 202,551 Common Shares(2)		$3,761,372		$3,761,372
Unvested Performance Shares for 438,508 Common Shares(3)		$8,143,094		$8,143,094
Aggregate Totals	—	$11,904,466	—	$11,904,466
Laurent C. Therivel
Unvested Initial RSU Award for 72,510 USM Common Shares(2)		$2,225,332		$2,225,332
Unvested Initial Performance Shares for 48,340 USM Common Shares(4)		$1,483,565		$1,483,565
Payment of Cash Retention Awards as Severance(5)			$1,580,000	$1,580,000
One Year of Current Salary as Severance(5)			$755,000	$755,000
Aggregate Totals	—	$3,708,897	$2,335,000	$6,043,897
Peter L. Sereda
Unexercisable Stock Options for 55,064 Common Shares(1)				—
Unvested Stock Awards for 53,902 Common Shares(2)		$1,000,960		$1,000,960
Unvested Performance Shares for 47,891 Common Shares(3)		$889,336		$889,336
Aggregate Totals	—	$1,890,296	—	$1,890,296
James W. Butman
Unexercisable Stock Options for 131,944 Common Shares(1)				—
Unvested Stock Awards for 79,905 Common Shares(2)		$1,483,836		$1,483,836
Unvested Performance Shares for 46,290 Common Shares(3)		$859,605		$859,605
Aggregate Totals	—	$2,343,441	—	$2,343,441
Scott H. Williamson
Unexercisable Stock Options for 65,865 Common Shares(1)				—
Unvested Stock Awards for 68,037 Common Shares(2)		$1,263,447		$1,263,447
Unvested Performance Shares for 60,427 Common Shares(3)		$1,122,129		$1,122,129
Aggregate Totals	—	$2,385,576	—	$2,385,576
________________
Explanation of Columns:
(a)Represents the maximum potential value of accelerated stock options assuming that a Triggering Event took place on December 31, 2020 and that the price per share of the registrant's securities was $18.57, and $30.69, the closing market price of TDS Common Shares, and UScellular Common Shares, respectively, as of December 31, 2020, the last business day of 2020. Includes only the aggregate difference between the exercise price of such stock options and such year-end stock price. No dollar amount is indicated if the exercise price of such stock options exceeded such year-end stock price.
(b)Represents the maximum potential value of accelerated restricted stock units, performance share units and any bonus match units assuming that a Triggering Event took place on December 31, 2020 and that the price per share of the registrant's securities was $18.57, and $30.69, the closing market price of TDS Common Shares, and UScellular Common Shares, respectively, as of December 31, 2020.

Footnotes:
(1)The following table shows the intrinsic value of the unexercisable options, if any, calculated as the difference between the exercise price of such stock options and the closing price of a TDS Common Share or UScellular Common Share, as applicable, on December 31, 2020.

Option (Per Share Exercise Price of Options)	Number of Shares Underlying Specified Awards that are Unexercisable at 12/31/20	Value at 12/31/20 based on $18.57 per TDS share	Less Aggregate Exercise Price	Difference (if Positive)
LeRoy T. Carlson, Jr.
2020 Options ($19.15)	77,100	$1,431,747	$1,476,465
2019 Options ($30.72)	33,624	$624,398	$1,032,929
2018 Options ($25.70)	18,320	$340,202	$470,824
Total	129,044			—
Laurent C. Therivel
Total	—			—
Peter L. Sereda
2020 Options ($19.15)	28,307	$525,661	$542,079
2019 Options ($30.72)	13,899	$258,104	$426,977
2018 Options ($25.70)	12,858	$238,773	$330,451
Total	55,064			—
James W. Butman
2020 Options ($19.15)	40,962	$760,664	$784,422
2019 Options ($30.72)	17,259	$320,500	$530,196
2018 Options ($25.70)	73,723	$1,369,036	$1,894,681
Total	131,944			—
Scott H. Williamson
2020 Options ($19.15)	29,349	$545,011	$562,033
2019 Options ($30.72)	17,516	$325,272	$538,092
2018 Options ($25.70)	19,000	$352,830	$488,300
Total	65,865			—
(2)Represents unvested restricted stock units and any unvested bonus match units.
(3)Represents the maximum number of unvested TDS performance share units that would become vested based upon the greater of (i) actual achievement through December 31, 2020 and (ii) an achievement level resulting in a payout equal to the Target. Since Target exceeded actual achievement through December 31, 2020, the above table reflects the greater Target amount.
(4)Represents unvested UScellular performance share units. See the "Outstanding Equity Awards at Fiscal Year-end" table for details. Pursuant to the letter agreement between UScellular and Mr. Therivel, in the event of a change in control of UScellular prior to April 1, 2027, the Chairman shall recommend that one-third of the Initial Performance Shares vest and all of his other outstanding equity awards vest in full.
(5)Pursuant to the Therivel Letter Agreement, in the event Mr. Therivel's employment terminates involuntarily without cause or upon the occurrence of a change in control, UScellular at that time shall pay him any remaining cash retention awards due to him (otherwise scheduled to be paid on June 30, 2022 ($400,000), December 1, 2023 ($885,000) and December 1, 2024 ($295,000)). Pursuant to the Therivel Letter Agreement, in the event Mr. Therivel's employment terminates involuntarily without cause prior to April 1, 2027, UScellular shall pay him a severance amount equal to his then current annual base salary.

2020 Director Compensation

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards (c)	All Other Compensation (d)	Total
Letitia G. Carlson, M.D.	$94,000	$100,000	$107	$194,107
Prudence E. Carlson	$94,000	$100,000	$107	$194,107
Walter C. D. Carlson	$131,000	$100,000	$107	$231,107
Clarence A. Davis	$119,000	$100,000	$107	$219,107
Kimberly D. Dixon	$115,000	$100,000	$107	$215,107
Christopher D. O'Leary	$143,500	$100,000	$107	$243,607
George W. Off	$147,250	$100,000	$107	$247,357
Wade Oosterman	$134,750	$77,322	$107	$212,179
Gary L. Sugarman	$108,000	$100,000	$107	$208,107
______________________________
Explanation of Columns:
(a)Includes only directors who are not employees of TDS or its subsidiaries.
(b)Includes the aggregate dollar amount of all fees earned or paid in cash for services as a director during 2020, including annual retainer fees, fractional share, committee and/or chairperson fees, and meeting or activity fees.
(c)The amounts in this column represent the aggregate grant date fair value of the annual stock awards granted in 2020.
(d)Represents the dollar value of insurance premiums paid by TDS during the fiscal year with respect to $100,000 of life insurance.
Narrative Disclosure to Director Compensation Table
The following provides additional information with respect to director compensation. All director compensation is approved by the full board of directors.
The following describes the Restated Compensation Plan for Non-Employee Directors (the "Directors Plan"), pursuant to which the cash and stock compensation described in the above 2020 Director Compensation Table is payable.
The above table reflects payments and awards made in 2020. With respect to 2020, the Directors Plan provided that the Chairperson of the TDS board of directors is entitled to receive an annual director's retainer fee of $100,000 paid in cash, and non-employee directors other than the Chairperson of the TDS board of directors are entitled to receive an annual director's retainer fee of $80,000 paid in cash. Non-employee directors are entitled to receive the annual stock award of $100,000 paid in the form of TDS Common Shares, which is to be distributed in March on or prior to March 15, for services performed during the 12 month period that commenced on March 1 of the immediately preceding calendar year and ended on the last day of February of the calendar year of payment. The number of shares is determined on the basis of the closing price of a TDS Common Share on the first trading day in the month of March of the calendar year of payment.
Each non-employee director who served on the Audit Committee, other than the Chairperson of the Audit Committee, received an annual committee retainer fee of $11,000, and the Chairperson received an annual committee retainer fee of $22,000.
Each non-employee director who served on the Compensation Committee, other than the Chairperson of the Compensation Committee, received an annual committee retainer fee of $7,000, and the Chairperson received an annual committee retainer fee of $14,000.
Each non-employee director who served on the Corporate Governance and Nominating Committee, other than the Chairperson of the Corporate Governance and Nominating Committee, received an annual committee retainer fee of $5,000, and the Chairperson received an annual committee retainer fee of $10,000.
Non-employee directors also received a fee of $1,750 for each board or committee meeting or other activity attended.
Under the Directors Plan, annual retainers are paid in cash on a quarterly basis, as of the last day of each quarter. Fees for all board and committee meetings or other activities are paid in cash on a quarterly basis, as of the last day of each quarter.
Directors were also reimbursed for reasonable travel and other expenses incurred in attending board and committee meetings, director education and other board or company related matters pursuant to TDS' travel and expense reimbursement policy.
The Directors Plan provides that the board of directors has the authority without further shareholder approval to amend the Directors Plan from time to time, including amendments to increase the amount of the compensation payable in Common Shares from time to time, provided that the total number of Common Shares issued under the Directors Plan may not exceed the number previously approved by shareholders.

On March 15, 2018, the TDS board of directors reserved 200,000 Common Shares for TDS issuance pursuant to the Directors Plan, and the shareholders approved such shares at the 2018 annual meeting. Of such Common Shares, 67,830 have been issued and 132,170 remain available for issuance as of the proxy date.
In addition to amounts payable under the Directors Plan, TDS pays premiums to provide life insurance of $100,000 for each of its directors other than directors who are employees of TDS or any affiliate. Directors who are employees of TDS or any affiliate do not receive fees or compensation for services rendered as directors. The compensation of directors who are named executive officers is disclosed in the tables under Executive and Director Compensation above.
None of the non-employee directors had stock or option awards outstanding at December 31, 2020.

Compensation Committee Interlocks and Insider Participation
The Compensation Committee, comprised of C. O'Leary, C. Davis, K. Dixon, W. Oosterman and G. Sugarman, has responsibilities relating to the compensation of the executive officers of TDS (other than executive officers employed by UScellular or any of its subsidiaries), including the review of salary, bonus, long-term incentive compensation and all other compensation. Members of the Compensation Committee are independent and none of the members was, during 2020 or during any of the preceding three years, an officer or employee of TDS (or its affiliates), or had any relationship requiring disclosure by TDS under any paragraph of Item 404 of SEC Regulation S-K.
Long-term incentive compensation for executive officers who are employees of UScellular is approved by the LTICC which is composed of directors who are neither officers nor employees of TDS, UScellular or any of their subsidiaries nor directors of TDS or TDS Telecom. The annual cash compensation of UScellular's President and CEO, Laurent C. Therivel, is approved by LeRoy T. Carlson, Jr., the Chairman of UScellular. Mr. Carlson is a member of the board of directors of TDS, UScellular, and TDS Telecom. He is also the Chairman of TDS Telecom and, as such, approves the executive officer annual cash compensation decisions for TDS Telecom other than as they relate to the President and CEO of TDS Telecom, and recommends the annual cash compensation of the President and CEO of TDS Telecom to the TDS Compensation Committee. James W. Butman, deemed by SEC rules to be an executive officer of TDS, was the President and CEO of TDS Telecom in 2020 and is a director of TDS. Mr. Carlson is compensated by TDS for his services to TDS and all of its subsidiaries, including UScellular. However, UScellular effectively reimburses TDS for a portion of such compensation as part of a management fee pursuant to an intercompany agreement between TDS and UScellular, as discussed above.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information regarding TDS Common Shares that could have been issued under equity compensation plans maintained by TDS based on information as of December 31, 2020.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1):
TDS Common Shares	6,815,550	$25.94	5,089,215
Equity compensation plans not approved by security holders:	—	N/A	—
TDS Common Shares	6,815,550	$25.94	5,089,215
_______________
(a)Represents the number of securities to be issued upon the exercise of outstanding options or pursuant to unvested restricted stock units, unvested performance share awards, and vested and unvested deferred compensation stock units.
Footnotes:
(1)This includes the following plans that have been approved by TDS shareholders:

Plan - TDS Common Shares	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)	Total
2020 LTIP	1,580,413	3,419,587	5,000,000
2011 LTIP	4,715,352	1,487,625	6,202,977
2004 LTIP	519,785	—	519,785
Compensation Plan for Non-Employee Directors	—	182,003	182,003
TDS Common Shares	6,815,550	5,089,215	11,904,765

The above is based on information as of December 31, 2020 and does not reflect any changes or additions after that date.
See Note 18—Stock-Based Compensation, in the notes to the consolidated financial statements for the year ended December 31, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
On March 1, 2021, TDS had outstanding and entitled to vote 107,197,628 Common Shares, par value $.01 per share (excluding 18,482,319 Shares held by TDS), and 7,281,162 Series A Common Shares, par value $.01 per share (collectively representing a total of 114,478,790 shares of common stock).
In matters other than the election of directors, each of the Series A Common Shares is entitled to ten votes and each of the Common Shares is entitled to a vote per share that floats. The total voting power of the Series A Common Shares was 72,811,620 votes at March 1, 2021 with respect to matters other than the election of directors. The total voting power of the Common Shares was 55,568,356 votes at March 1, 2021 with respect to matters other than the election of directors. The total voting power of all outstanding shares of all classes of capital stock was 128,379,976 votes at March 1, 2021 with respect to matters other than the election of directors.
The table includes shares underlying options that are currently exercisable or exercisable within 60 days after March 1, 2021, restricted stock units or any performance share awards that become vested within 60 days after March 1, 2021 and vested deferred compensation stock units are deemed to be outstanding for the purpose of calculating the number of shares owned and percentages of shares and voting power with respect to the person holding such options, restricted stock units, performance share awards, or deferred compensation stock units, but are not deemed to be outstanding for the purpose of calculating the percentages of shares or voting power of other persons.
Security Ownership of Management—The following table sets forth as of March 1, 2021, the number of Common Shares and Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned, by each director and director nominee of TDS, by each of the named executive officers and by all directors and executive officers as a group. If a class of common stock is not indicated for an individual or group, no shares of such class are beneficially owned by such individual or group.

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson, Jr., Walter C. D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson(3)	Common Shares	6,259,223	5.8%	5.5%	2.5%
	Series A Common Shares	6,969,579	95.7%	6.1%	54.3%
James W. Butman(6)	Common Shares	141,082	∗	∗	∗
LeRoy T. Carlson, Jr.(4)(5)(6)	Common Shares	1,431,972	1.3%	1.2%	∗
Walter C. D. Carlson(4)(5)	Common Shares	65,625	∗	∗	∗
	Series A Common Shares	1,266	∗	∗	∗
Letitia G. Carlson, M.D.(4)(5)	Common Shares	48,308	∗	∗	∗
	Series A Common Shares	1,166	∗	∗	∗
Prudence Carlson(4)(5)	Common Shares	68,850	∗	∗	∗
	Series A Common Shares	198,896	2.7%	∗	1.5%
Clarence A. Davis	Common Shares	17,842	∗	∗	∗
Kimberly D. Dixon	Common Shares	16,757	∗	∗	∗
Kenneth R. Meyers (6)	Common Shares	74,282	∗	∗	∗
Christopher D. O'Leary	Common Shares	46,117	∗	∗	∗
George W. Off	Common Shares	50,836	∗	∗	∗
Wade Oosterman	Common Shares	14,252	∗	∗	∗
Gary L. Sugarman	Common Shares	43,074	∗	∗	∗
Peter L. Sereda (6)	Common Shares	255,491	∗	∗	∗
Laurent C. Therivel	Common Shares	—	—	—	—
Scott H. Williamson (6)	Common Shares	567,896	∗	∗	∗
Other executive officers (4 persons)(6)(7)	Common Shares	244,827	∗	∗	∗
All directors and executive officers as a group (19 persons)(6)(7)	Common Shares	9,346,434	8.5%	8.0%	3.8%
	Series A Common Shares	7,170,907	98.6%	6.3%	5.6%
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* Less than 1%

(1)The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes. Except with respect to customary brokerage agreement terms, none of the above shares are pledged as security, unless otherwise specified. Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.
(2)Represents the percent of voting power in matters other than the election of directors.
(3)The shares listed are held by the persons named as trustees under the TDS Voting Trust which expires June 30, 2035, created to facilitate long-standing relationships among the trust certificate holders. The trustees share voting and investment power. The address of the trustees of the TDS Voting Trust in their capacities as such is c/o LeRoy T. Carlson, Jr., Telephone and Data Systems, Inc., 30 N. LaSalle St., Suite 4000, Chicago, IL 60602. Under the terms of the TDS Voting Trust, the trustees hold and vote the Common Shares and Series A Common Shares held in the trust. If the TDS Voting Trust were terminated, the following individuals, directly or indirectly with their spouses, would each be deemed to own beneficially more than 5% of the outstanding Series A Common Shares: LeRoy T. Carlson, Jr., Walter C. D. Carlson, Prudence E. Carlson and Letitia G. Carlson, M.D. The above numbers of shares and percentages do not assume conversion of the Series A Common Shares because the trustees have advised TDS that the TDS Voting Trust has no current intention of converting its Series A Common Shares.
(4)Does not include Common Shares held in the Voting Trust for the benefit of director, his/her family members, family trusts or other accounts: LeRoy T. Carlson, Jr. (1,874,514), Walter C. D. (1,978,499), Letitia G. Carlson, M.D. (1,844,252), Prudence E. Carlson (1,730,834).
Includes Common Shares held outside Voting Trust by family members or trusts which director disclaims beneficial ownership: LeRoy T. Carlson, Jr. (294,987).
(5)Does not include Series A Common Shares held in the Voting Trust for the benefit of director, his/her family members, family trusts or other accounts: LeRoy T. Carlson, Jr. (2,042,841), Walter C. D. Carlson (2,295,234), Letitia G. Carlson, M.D. (2,014,698), Prudence E. Carlson (1,883,949).
Includes Series A Common Shares held outside Voting Trust by family members or trusts which director disclaims beneficial ownership: LeRoy T. Carlson, Jr. (22,283).
(6)Includes the following number of Common Shares that may be acquired pursuant to stock options, restricted stock units and/or performance share units which are currently vested or will vest within 60 days after March 1, 2021: LeRoy T. Carlson, Jr., 1,279,800 Common Shares; Peter L. Sereda, 216,780 Common Shares; James W. Butman, 114,935 Common Shares; Scott H. Williamson, 501,177 Common Shares; Kenneth R. Meyers, -0- Common Shares; all other executive officers as a group, 158,395 Common Shares; and all directors and executive officers as a group, 2,271,087 Common Shares. Includes the following number of Common Shares underlying vested deferred compensation stock units: LeRoy T. Carlson, Jr., 52,703 Common Shares; Peter L. Sereda, -0- Common Shares; James W. Butman, -0- Common Shares; Scott H. Williamson, -0- Common Shares; Kenneth R. Meyers 41,417 Common Shares; all other executive officers as a group, -0- Common Shares; and all directors and executive officers as a group, 94,120 Common Shares.
(7)Includes shares held by the following 4 executive officers who are not specifically identified in the above table pursuant to SEC rules: Daniel J. DeWitt, Joseph R. Hanley, Jane W. McCahon, and Kurt B. Thaus.
Security Ownership by Certain Beneficial Owners
In addition to persons listed in the preceding table, the following table sets forth as of March 1, 2021 or the latest practicable date, information regarding each person who is known to TDS to own beneficially more than 5% of any class of voting securities of TDS, based on publicly available information and TDS' stock records as of such date. Some of the information below is based on reports filed by the below shareholders reporting TDS shares held as of December 31, 2020 and, in the absence of any SEC filings indicating otherwise, it was assumed that there was no change to such information between year-end and March 1, 2021.

Shareholder's Name and Address	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10022(3)	Common Shares	13,074,652	12.2%	11.4%	5.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(4)	Common Shares	9,839,158	9.2%	8.6%	4.0%
State Street Corporation One Lincoln Street Boston, MA 02111(5)	Common Shares	9,666,463	9.0%	8.4%	3.9%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746(6)	Common Shares	7,395,244	6.9%	6.5%	3.0%
_____________________
(1)The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.
(2)Represents the percent of voting power in matters other than the election of directors.

(3)Based on the most recent Schedule 13G (Amendment No. 12) filed with the SEC, BlackRock, Inc. and its affiliates report sole voting authority with respect to an aggregate of 12,708,105 Common Shares, and sole investment authority with respect to an aggregate of 13,074,652 Common Shares.
(4)Based on the most recent Schedule 13G (Amendment No. 8) filed with the SEC, The Vanguard Group reports shared voting power with respect to 69,792 Common Shares, sole investment authority with respect to 9,684,104 Common Shares, and shared investment authority with respect to 155,054 Common Shares.
(5)Based on the most recent Schedule 13G filed with the SEC, State Street Corporation reports shared investment authority with respect to an aggregate of 9,666,463 Common Shares and shared voting authority with respect to 9,459,936 TDS Common Shares.
(6)Based on the most recent Schedule 13G (Amendment No. 4) filed with the SEC, Dimensional Fund Advisors LP reports sole voting authority with respect to an aggregate of 7,236,751 Common Shares, and sole investment authority with respect to an aggregate of 7,395,244 Common Shares.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In addition to the above-described insider participation in compensation decisions, TDS and certain related parties are involved in the following relationships and transactions.
The following persons are partners of Sidley Austin LLP, the principal law firm of TDS, UScellular and their subsidiaries: Walter C. D. Carlson, a trustee and beneficiary of the Voting Trust that controls TDS, which controls UScellular, the non-executive Chairman of the Board and member of the board of directors of TDS and a director of UScellular and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of TDS and UScellular and certain other subsidiaries of TDS. Walter C. D. Carlson does not provide legal services to TDS, UScellular or their subsidiaries. TDS, UScellular and their subsidiaries incurred legal expenses from Sidley Austin LLP of $11 million in 2020, $10 million in 2019, and $10 million in 2018.
During 2020, Anthony Carlson, son of LeRoy T. Carlson, Jr., was employed at UScellular working as a senior enterprise analyst at an annual base salary of $175,000 and customary benefits. Anthony Carlson received a 2020 bonus paid in 2021 in the amount of $27,082.
The Audit Committee of the board of directors is generally responsible for the review and evaluation of all related person transactions, as such term is defined by the rules of the SEC, except to the extent that the board of directors authorizes another committee to review specific related person transactions. However, transactions and arrangements as they relate to compensation and benefits to named executive officers or persons related thereto are approved by the TDS Compensation Committee.
Other than as described above, TDS has no related person policies or procedures relating to (i) the types of transactions that are covered by such policies or procedures; (ii) the standards to be applied pursuant to such policies and procedures; or (iii) the persons or groups of persons on the board of directors or otherwise who are responsible for applying such policies and procedures, and TDS does not maintain any written document evidencing such policies and procedures. Other than as described above, there were no transactions between the Company and any Related Person since January 1, 2019, of the type or amount required to be disclosed under the applicable SEC rules.

CEO PAY RATIO
We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that build value over the long-term for our shareholders. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The Compensation Committee reviewed a comparison of our CEO's annual total compensation in fiscal year 2020 to that of all other Company employees for the same period.
Our calculation includes all active employees as of December 31, 2020.
We identified our median employee by calculating the annualized salary/wages for each of our active employees as of December 31, 2020; ranking the annual salaries and wages of all employees except for the President and CEO from lowest to highest; and then identified the median employee. The annualized salary/wages of the median employee was then adjusted to the extent necessary so that is determined on the same basis as the compensation of the President and CEO in the Summary Compensation Table.
The annual total compensation for fiscal year 2020 for our CEO was $9,512,073 and for the median employee was $67,062. The resulting ratio of our CEO's pay to the pay of our median employee for fiscal year 2020 is 141.8 to 1.

PROPOSAL 4
SHAREHOLDER PROPOSAL THAT IS OPPOSED BY THE BOARD OF DIRECTORS
A person who purports to be the beneficial holder of no less than 300 TDS Common Shares has advised TDS that he intends to have his proxy introduce the proposal set forth below at the TDS 2020 Annual Meeting. The name and address of such shareholder is Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021. The following proposal will be considered at the 2020 Annual Meeting if it is properly presented at such meeting by either of such persons or an authorized representative thereof in accordance with the TDS Bylaws, Delaware law, SEC rules and other applicable requirements. The below shareholder proposal and supporting statement represent the views of the shareholder who submitted it, and not the views of TDS. TDS is not responsible for the content of the following shareholder proposal or supporting statement. TDS does not endorse the shareholder proposal or supporting statement, which are required to be included in this proxy statement pursuant to rules established by the SEC. The shareholder proposal and supporting statement have been included below verbatim as supplied by the shareholder and TDS declines to comment on any of the statements therein. For the reasons discussed below the shareholder proposal, the TDS board of directors unanimously recommends that shareholders vote AGAINST the following proposal:
“Proposal 4 - Equal Voting Rights for Each Shareholder
RESOLVED: Shareholders request that our Board take steps to ensure that all of our company's outstanding stock has an equal one-vote per share in each voting situation. This would encompass all practicable steps including encouragement and negotiation with current and future shareholders, who have more than one vote per share, to request that they relinquish, for the common good of all shareholders, any preexisting rights, if necessary.
This proposal is not intended to unnecessarily limit our Board's judgment in crafting the requested change in accordance with applicable laws and existing contracts. This proposal is important because certain shares have super-sized voting power with 10-votes per share compared to the one-vote per share for other shareholders. This proposal would even allow 7-years to transition to equal voting rights for each shareholder.
With certain stock having 10-times more voting power our company takes our shareholder money but does not give us in return an equal voice in our company's management. Without an equal voice, shareholders cannot hold management accountable. Plus, with the lax TDS brand of corporate governance, it would take 51% of TDS shares outstanding to call a special shareholder meeting. And in order to act by written consent 90% of TDS shares outstanding would have to act in lockstep.
Even though the Carlson family controls more than 51% of the voting power of the company this proposal received from 29% to 36% support for 5 consecutive years. In spite of these 5 majority votes, year after year, from the regular shareholders of TDS, The Carlson family's TDS Voting Trust had the gall to announce their arrogant distain for this proposal topic in the 2019 proxy.
Unequal voting rights can result in subpar director performance. Mr. George Off, who chaired the audit committee, was rejected by 23 million votes in 2020 in spite of receiving every vote from the TDS Voting Trust.
Plus with the lax TDS corporate governance Mr. Off can be elected with only one vote from himself. One TDS director even had 53-years tenure.
Corporate governance advocates as well as many investors and index managers have pushed back on the TDS-type dual-class structures. S&P Dow Jones Indices said that companies with multiple classes of shares would be barred from entering its flagship S&P 500 index.
As an example for TDS, social and mobile-game maker Zynga announced moving to a single-class share structure in 2018. Zynga executives said that a single-class share structure simplifies the company's stock structure and gives parity to shareholders. In its 2018 annual report, Zynga said its old multi-class share system could limit the ability of its other stockholders to influence the company and could negatively impact its share price. TDS stock has fallen from $36 in 2019.
Please vote yes:
Equal Voting Rights for Each Shareholder - Proposal 4”

TDS BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO PROPOSAL 4
The TDS board of directors unanimously recommends a vote AGAINST this proposal for the following reasons:
The implementation of the shareholder proposal would require an amendment of the TDS Restated Certificate of Incorporation. To be approved thereunder and under Delaware law, such an amendment would require, among other things, approval by a majority of the voting power of all shares of capital stock entitled to vote for matters other than the election of directors, voting as a group, as well as by a majority of the outstanding TDS Series A Common Shares voting as a class. As of December 31, 2020, the TDS Voting Trust held 6,972,832 TDS Series A Common Shares, representing 6.1% of all shares of TDS common stock, and 6,263,214 TDS Common Shares, representing 5.5% of all shares of TDS common stock, for a total economic interest of 11.6% in TDS. By reason of such holdings, the TDS Voting Trust owns a majority (95.7%) of the outstanding TDS Series A Common Shares and a majority (56.8%) of the voting power of all shares of capital stock entitled to vote for matters other than the election of directors.
Dual class capital structures are recognized and valid under applicable federal and corporate law and stock exchange regulations and are not uncommon among public companies. Various companies have had dual class capital structures for many years and companies continue to implement dual class capital structures.
The common equity of TDS has included different classes of high and low vote common stock since TDS became a public company in 1981. TDS has clearly and consistently disclosed in the Risk Factors in its Form 10-K the impact of the differences in voting rights, particularly with regard to any potential takeover attempt. Purchasers of TDS Common Shares, including the proponent of the shareholder proposal, therefore bought shares of TDS with full knowledge of the differences in the voting rights of the shares. Holders of TDS Common Shares also have no basis for anticipating the possibility of any action that would reduce the voting power of the TDS Series A Common Shares. As stated in the Risk Factors set forth in TDS' Form 10-K, the TDS Voting Trust has advised TDS that it intends to maintain the ability to keep or dispose of voting control of TDS.
The TDS Voting Trust also has advised the TDS board of directors that it (i) opposes and will vote against the shareholder proposal and (ii) will not vote in favor of or support any action to implement the shareholder proposal or any other action that would dilute its voting control of TDS. Considering all of the foregoing factors, the TDS board of directors has determined that action in furtherance of the proposal would serve no useful purpose and accordingly opposes the proposal and recommends that shareholders vote against it.
Finally, it should be noted that under SEC rules, in addition to the above shareholder proposal, TDS is required to include the shareholder's supporting statement in the TDS proxy statement. This has been included above verbatim as supplied by the shareholder. TDS is not the author of the shareholder's supporting statement and declines to comment on any of the statements therein.
THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THIS SHAREHOLDER PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" PROPOSAL 4.

SHAREHOLDER PROPOSALS FOR 2022 ANNUAL MEETING
Pursuant to SEC Rule 14a-8, proposals by shareholders intended to be included in TDS' proxy statement and form of proxy relating to the 2022 Annual Meeting must be received by TDS at its principal executive offices not later than December 8, 2021.
In addition, pursuant to TDS' Bylaws, proposals by shareholders intended to be presented at the 2022 Annual Meeting (other than proposals submitted pursuant to SEC Rule 14a-8), must be received by TDS at its principal executive offices not earlier than December 8, 2021 and not later than the close of business on January 7, 2022 for consideration at the 2022 Annual Meeting and must otherwise comply with the procedures set forth in TDS' Bylaws.
OTHER MATTERS
The board of directors has no knowledge of any other proposals that may be properly presented at the Annual Meeting and no other proposals were received by TDS by the date specified by the advance notice provision in TDS' Bylaws. The proxy solicited by the board of directors for the 2021 Annual Meeting confers discretionary authority to the proxies named therein to vote on matters that may properly come before such meeting or any postponement, adjournment or recess thereof, in addition to the foregoing proposals, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. If the meeting is adjourned or postponed, the proxies can vote such shares at the adjournment or postponement.
SOLICITATION OF PROXIES
Proxies are being solicited by your board of directors and its agents, and the cost of solicitation will be paid by TDS. Officers, directors and regular employees of TDS, acting on behalf of the TDS board of directors, may also solicit proxies by mail, email, advertisement, telephone, telecopy, press release, employee communication, postings on TDS' Internet website and Intranet website or in person. We will not pay such persons additional compensation for their proxy solicitation efforts. TDS will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons. TDS has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. The standard fee charged by MacKenzie Partners, Inc. for proxy solicitation in connection with an uncontested annual meeting is $12,500 plus reimbursement of out-of-pocket expenses.
FINANCIAL AND OTHER INFORMATION
We will furnish you or any shareholder as of the record date without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the financial statements and the schedules thereto, upon written or oral request, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee which shall not exceed our reasonable expenses incurred to do so. Requests for such materials should be directed to Investor Relations, Telephone and Data Systems, Inc., 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, telephone (312) 630-1900.
In addition, to the extent that, as permitted by SEC rules, TDS delivers only one copy of an annual report to shareholders, a proxy statement or a notice of internet availability of proxy materials to an address that is shared by separate persons who are shareholders (addressed to such shareholders as a group), TDS shall deliver promptly additional copies of any of such documents without charge to any shareholder located at such shared address upon written or oral request by such shareholder. Requests should be directed as indicated in the preceding paragraph.
OTHER BUSINESS
It is not anticipated that any action will be asked of the shareholders other than those set forth above, but if other matters are properly brought before the 2021 Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors

JANE W. MCCAHON Senior Vice President—Corporate Relations and Corporate Secretary
All shareholders are urged to sign, date and mail their proxy card(s) promptly or vote on the Internet in accordance with the instructions set forth on the proxy cards(s).

TDS®

VOTE

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Your vote matters – here's how to vote!

You may vote online instead of mailing this card.

Internet voting for shares underlying units held in your 401(k) Plan must be received by May 18, 2021 at 1:00 A.M., Central Time.

Online
Go to **www.investorvote.com/TDS** or scan the QR code — login details are located in the shaded bar below.

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TDS

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card - Common

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends you vote FOR the following proposals (1 - 3):

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - C. A. Davis	☐	☐	02 - G. W. Off	☐	☐	03 - W. Oosterman	☐	☐
04 - G. L. Sugarman	☐	☐						

	For	Against	Abstain		For	Against	Abstain
2. Ratify Accountants for 2021	☐	☐	☐	3. Advisory vote to approve executive compensation	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
4. Shareholder proposal to recapitalize TDS' outstanding stock to have an equal vote per share.	☐	☐	☐

5. In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any postponement, adjournment or recess thereof, including matters incidental to the conduct of the meeting, to the extent permitted by Rule 14a – 4(c) under the Securities Exchange Act of 1934, as amended.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2021 Annual Meeting of Shareholders of Telephone and Data Systems, Inc. will be held on May 20, 2021 at 9:00 A.M. CT, virtually via the internet at www.meetingcenter.io/243340723.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — TDS2021

The proxy statement and annual report are available at investors.tdsinc.com/proxy/

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TDS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — TELEPHONE AND DATA SYSTEMS, INC.

Annual Meeting of Shareholders
May 20, 2021 9:00 A.M.
This proxy for Common Shares is solicited by the Board of Directors

The undersigned hereby appoints Walter C. D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2021 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 20, 2021, or at any postponement, adjournment or recess thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such 2021 Annual Meeting of Shareholders and any postponement, adjournment or recess thereof.

The Board of Directors unanimously recommends a vote "FOR" its nominees in Proposal 1, "FOR" Proposals 2 and 3, and "AGAINST" Proposal 4.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted "FOR" the nominees in Proposal 1, "FOR" Proposals 2 and 3, and "AGAINST" Proposal 4 (which has been proposed by a shareholder). Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that the shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope.

If "401K" is indicated next to the share amount on the reverse side, this is a ballot for instructing The Northern Trust Company, the trustee of the 401(k) Plan ("Trustee") how to vote the shares of Telephone and Data Systems, Inc. stock underlying units allocated to your Tax-Deferred Savings Plan ("401(k) Plan") account. Indicate your voting instructions for the proposal on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before May 17, 2021 in order to be counted. Internet voting for shares underlying units held in your 401(k) Plan will be available until 1:00 A.M. central time on May 18, 2021. Your voting instructions will be kept confidential. If you properly sign and return your ballot, The Northern Trust Company, as Trustee of the 401(k) Plan, will vote your shares according to your instructions, except as otherwise provided in accordance with applicable law or the 401(k) Plan's governing documents. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares underlying units allocated to your account for the 401(k) Plan will be voted as directed by the Investment Management Committee for the 401(k) Plan, which shall act in the best interests of the Plan participants.

(Continued and to be signed on Reverse Side)

C Non-Voting Items

Change of Address — Please print new address below.

TDS®

VOTE

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Your vote matters – here's how to vote!

You may vote online instead of mailing this card.

Online
Go to **www.investorvote.com/TDS** or scan the QR code — login details are located in the shaded bar below.

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TDS

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card - Series A Common

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends you vote FOR the following proposals (1 - 3):

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - J. W. Butman	☐	☐	02 - L. T. Carlson, Jr.	☐	☐	03 - L. G. Carlson	☐	☐
04 - P. E. Carlson	☐	☐	05 - W. C. D. Carlson	☐	☐	06 - K. D. Dixon	☐	☐
07 - C. D. O'Leary	☐	☐	08 - L. C. Therivel	☐	☐			

	For	Against	Abstain
2. Ratify Accountants for 2021	☐	☐	☐
3. Advisory vote to approve executive compensation	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
4. Shareholder proposal to recapitalize TDS' outstanding stock to have an equal vote per share.	☐	☐	☐

5. In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any postponement, adjournment or recess thereof, including matters incidental to the conduct of the meeting, to the extent permitted by Rule 14a – 4(c) under the Securities Exchange Act of 1934, as amended.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 J N T

1 U P X 5 0 1 3 1 2

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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The 2021 Annual Meeting of Shareholders of Telephone and Data Systems, Inc. will be held on May 20, 2021 at 9:00 A.M. CT, virtually via the internet at www.meetingcenter.io/243340723.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — TDS2021

The proxy statement and annual report are available at investors.tdsinc.com/proxy/

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TDS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — TELEPHONE AND DATA SYSTEMS, INC.

Proxy for Series A Common Shares Solicited on Behalf of the Board of Directors for the Annual Meeting of the Shareholders of TELEPHONE AND DATA SYSTEMS, INC. To Be Held May 20, 2021

The undersigned hereby appoints Walter C. D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Series A Common Shares that the undersigned would be entitled to vote if then personally present at the 2021 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 20, 2021, or at any postponement, adjournment or recess thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such 2021 Annual Meeting of Shareholders and any postponement, adjournment or recess thereof.

The Board of Directors unanimously recommends a vote "FOR" its nominees in Proposal 1, "FOR" Proposals 2 and 3, and "AGAINST" Proposal 4.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted "FOR" the nominees in Proposal 1, "FOR" Proposals 2 and 3, and "AGAINST" Proposal 4 (which has been proposed by a shareholder).

Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Trust Company, N.A.

(Continued and to be signed on Reverse Side)

C Non-Voting Items

Change of Address — Please print new address below.